UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2022

SILVERBACK THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39756	81-1489190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fairview Ave N, Suite 600 Seattle, Washington	98109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 456-2900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SBTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement and Transaction

On July 21, 2022, Silverback Therapeutics, Inc., a Delaware corporation (“Silverback”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with ARS Pharmaceuticals, Inc., a Delaware corporation (“ARS”), a biopharmaceutical company focused on the development of neffy, a needle-free epinephrine nasal spray, for the emergency treatment of Type I allergic reactions, and Sabre Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Silverback (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into ARS, with ARS surviving the Merger as a wholly owned subsidiary of Silverback (the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

At the effective time of the Merger (the “Effective Time”): (i) each share of ARS capital stock outstanding immediately prior to the Effective Time and after giving effect to the automatic conversion of all outstanding shares of ARS’s preferred stock (the “Preferred Stock Conversion”), excluding any shares held by ARS or Silverback or any of their respective subsidiaries and any dissenting shares, will be automatically converted solely into the right to receive a number of shares of Silverback common stock (the “Shares”) equal to the Exchange Ratio (as defined in the Merger Agreement), with any fractional shares rounded up to the nearest whole share of Silverback common stock; (ii) each option to purchase shares of ARS capital stock (each, an “ARS Option”) that is outstanding and unexercised immediately prior to the Effective Time under ARS’s 2018 Equity Incentive Plan (the “ARS Plan”), whether or not vested, will be converted into and become an option to purchase Silverback common stock, and Silverback will assume the ARS Plan and each such ARS Option in accordance with the terms of the ARS Plan and the terms of the stock option agreement by which such ARS Option is evidenced; and (iii) each warrant to purchase shares of ARS capital stock (each, an “ARS Warrant”) that is outstanding and unexercised immediately prior to the Effective Time and after giving effect to the Preferred Stock Conversion, will be converted into and become a warrant to purchase Silverback common stock, and Silverback will assume each ARS Warrant in accordance with its terms.

The equity holders of Silverback immediately prior to the Effective Time are expected to own approximately 37% of the aggregate number of outstanding shares of Silverback common stock immediately after the Effective Time, and the equity holders of ARS immediately prior to the Effective Time are expected to own approximately 63% of the aggregate number of outstanding shares of Silverback common stock immediately after the Effective Time on a fully-diluted basis using the treasury stock method, subject to certain assumptions, including, but not limited to, Silverback’s net cash at the closing of the Merger (the “Closing”) being $240 million. The percentage of the combined company that each party’s equity holders will own following the Closing is subject to certain adjustments as described in the Merger Agreement, including the amount of Silverback’s net cash at Closing.

Following the Closing, Rich Lowenthal will serve as the Chief Executive Officer of the combined company. Additionally, following the Closing, the board of directors of the combined company will consist of 10 directors and will be comprised of seven members designated by ARS and three members designated by Silverback.

The Merger Agreement contains customary representations, warranties and covenants made by ARS and Silverback, including customary non-solicitation restrictions.

In connection with the Merger, Silverback will prepare, file and mail a proxy statement and seek the approval of its stockholders to, among other things, approve the issuance of shares of Silverback common stock or other securities of Silverback pursuant to the Merger, which will represent (or are convertible into) more than 20% of the shares of Silverback common stock outstanding immediately prior to the Merger, and the change of control resulting from the Merger, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively (the “Merger Proposal”).

The Closing is subject to certain customary closing conditions, including: (i) the required approvals by the parties’ stockholders; (ii) the accuracy of the representations and warranties, subject to certain materiality qualifications; (iii) compliance by the parties with their respective covenants; (iv) no law or order preventing the Merger and related transactions; (v) the shares of Silverback common stock to be issued in the Merger being approved for listing on the Nasdaq Stock Market (subject to official notice of issuance); (vi) the expiration or termination of the applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (vii) the

submission by ARS of its New Drug Application to the U.S. Food and Drug Administration for neffy™ (epinephrine nasal spray) 2 mg; (viii) the ARS stockholders not having exercised statutory appraisal rights; and (ix) Silverback’s net cash as of Closing being no less than $210 million nor greater than $255 million, subject to Silverback’s ability to declare a dividend equal to the net cash in excess of $255 million.

The Merger Agreement contains certain customary termination rights, including: (i) the right of either Silverback or ARS to terminate the Merger Agreement if Silverback’s stockholders fail to adopt and approve the Merger Proposal; and (ii) the right of either party to terminate the Merger Agreement if the board of directors of Silverback (the “Board”) changes or withdraws its recommendation in favor of the transactions or to enter into an alternative transaction.

Upon termination of the Merger Agreement by ARS or Silverback in certain circumstances a termination fee of $6 million may be payable by ARS to Silverback or by Silverback to ARS. Additionally, in the event of a termination under certain circumstances by Silverback to enter into an alternative superior transaction, a termination fee of $10 million may be payable by Silverback to ARS. Silverback has also agreed to reimburse ARS for up to $1.5 million in expenses if the Merger Agreement is terminated by either Silverback or ARS due to the failure to obtain the approval of the Merger Proposal from Silverback’s stockholders.

The Shares to be issued in the Merger will be offered and sold in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Appropriate restrictive legends will be affixed to the Shares.

Support Agreements

Concurrently with the execution of the Merger Agreement, the executive officers, directors and certain stockholders of Silverback entered into support agreements (the “Silverback Support Agreements”) in favor of ARS relating to the Merger representing approximately 31% of Silverback’s outstanding shares of common stock as of immediately prior to the date of the Merger Agreement. The Silverback Support Agreements provide, among other things, that such officers, directors and stockholders will vote all of their shares of Silverback common stock: (i) in favor of adopting the Merger Agreement and approving the Merger, the Merger Proposal, and the other transactions and actions contemplated by the Merger Agreement, (ii) against any proposal made in opposition to, or in competition with, the Merger Agreement or the Merger and (iii) against any acquisition proposal involving a third party.

Concurrently with the execution of the Merger Agreement, certain executive officers, directors and stockholders of ARS entered into support agreements (the “ARS Support Agreements”) in favor of Silverback relating to the Merger representing approximately 83% of the outstanding shares of ARS capital stock immediately prior to the date of the Merger Agreement. The ARS Support Agreements provide, among other things, that such executive officers, directors and stockholders vote all of their shares of ARS capital stock: (i) in favor of adopting the Merger Agreement and approving the Merger, the Company Stockholder Matters (as defined in the Merger Agreement), and the other transactions and actions contemplated by the Merger Agreement, (ii) against any proposal made in opposition to, or in competition with, the Merger Agreement or the Merger and (iii) against any acquisition proposal involving a third party.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, (i) the executive officers, directors and certain stockholders of ARS representing approximately 84% of outstanding shares of ARS capital stock immediately prior to the date of the Merger Agreement and (ii) certain stockholders of Silverback and each executive officer and director of Silverback expected to continue as an executive officer or director of the combined company representing approximately 31% of Silverback’s outstanding shares of common stock as of immediately prior to the date of the Merger Agreement, entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which such executive officers, directors and stockholders accepted certain restrictions on transfers of the shares of Silverback common stock held by such executive officer, director or stockholder for the 180 day period following the Effective Time.

The foregoing descriptions of the Merger Agreement, the Silverback Support Agreement, the ARS Support Agreement and the Lock-Up Agreement, are not complete and are qualified in their entirety by reference to those agreements, which are attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On July 21, 2022, upon the signing of the Merger Agreement and in order to preserve cash resources, Silverback committed to reducing its workforce by approximately 73% by September 2, 2022 and the remaining 27% as of transaction close. All employees affected by the workforce reduction will be eligible to receive, among other things, severance payments based on the applicable employee’s level and years of service with Silverback and the continuation of group health insurance coverage for a specified time period post-termination. Each affected employee’s eligibility for the severance benefits is contingent upon such employee’s execution of a separation agreement, which includes a general release of claims against Silverback.

As a result of this workforce reduction, Silverback estimates that it will incur severance-related charges of approximately $13 million in the third and fourth quarter of 2022, all of which will be cash expenditures. Silverback also estimates it will incur non-cash charges of approximately $2 million in the third and fourth quarter of 2022 relating to outstanding equity awards with accelerated vesting as a result of the workforce reduction. The severance-related and non-cash charges that Silverback expects to incur in connection with, or as a result of, the workforce reduction, are subject to a number of assumptions, and actual results may differ materially. Silverback may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction. If Silverback subsequently determines that it will incur additional significant costs and realignment charges, Silverback will amend this Current Report on Form 8-K to disclose such information.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board approved certain amendments to compensatory arrangements with Silverback employees, including Silverback’s named executive officers (the “Amendments”). Silverback’s named executive officers include Dr. Laura Shawver (Chief Executive Officer), Dr. Valerie Odegard (President and Chief Scientific Officer) and Mr. Jonathan Piazza (Chief Financial Officer) (collectively, “Named Executive Officers”) to be effective upon the signing of the Merger Agreement.

Under the Amendments, (i) certain employees, including any Named Executive Officer who experiences, or is deemed to experience, a Change in Control Termination (as defined in Silverback’s Change in Control and Severance Benefit Plan (the “Severance Plan”)), will be eligible to receive an extension of the post-termination exercise period of the applicable employee’s stock options from three months to 12 months following a qualifying termination of service; and (ii) the Named Executive Officers will be eligible to receive severance benefits under the Severance Plan as if they each experience a Change in Control Termination, regardless of whether the Named Executive Officer’s actual termination date occurs during the Change in Control Period (as defined in the Severance Plan), subject to the Named Executive Officer’s execution and delivery of an effective general release of claims in favor of Silverback and satisfaction of all other requirements set forth in the Severance Plan.

Item 8.01	Other Events.

Press Release

On July 21, 2022, Silverback and ARS issued a joint press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1.

Investor Presentation and Conference Call Script

On July 21, 2022, representatives of Silverback and ARS will hold a conference call to investors, which investor presentation and conference call script are attached hereto as Exhibit 99.2 and Exhibit 99.3.

Employee Communication

On July 21, 2022, Silverback distributed an internal communication to its employees announcing the execution of the Merger Agreement and containing other details regarding the transactions contemplated by the Merger Agreement, which internal communication is attached hereto as Exhibit 99.4.

The press release, investor presentation, conference call script and the employee communication contain statements intended as “forward-looking statements,” which are subject to the cautionary statements about forward-looking statements set forth therein.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which include, but are not limited to, statements regarding expected timing, completion, effects and potential benefits of the proposed Merger; the expected ownership percentages in the combined company; the expected management team and board of directors of the combined company; Silverback’s plans with respect to its reduction in workforce and the estimated costs and timing related thereto; and certain severance and other benefits that may become payable to Silverback’s named executive officers. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Silverback’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the proposed Merger in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the proposed Merger, including with respect to the approval of Silverback’s stockholders; potential delays in consummating the proposed Merger; the ability of the combined company to timely and successfully achieve the anticipated benefits of the proposed Merger; the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the proposed Merger on Silverback’s business relationships, operating results and business generally; costs related to proposed Merger; and the outcome of any legal proceedings that may be instituted against Silverback, ARS or any of their respective directors or officers related to the Merger Agreement or the proposed Merger. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Silverback’s most recent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on Silverback’s web page at https://ir.silverbacktx.com/ by clicking on the link “Financials & Filings.”

The forward-looking statements included in this communication are made only as of the date hereof. Silverback assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Additional Information and Where to Find It

In connection with the proposed Merger, Silverback intends to file with the SEC preliminary and definitive proxy statements relating to the proposed Merger and other relevant documents. The definitive proxy statement will be mailed to Silverback’s stockholders as of a record date to be established for voting on the proposed Merger and any other matters to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SILVERBACK, ARS, AND THE PROPOSED MERGER. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s web site at www.sec.gov, on Silverback’s website at https://ir.silverbacktx.com/ or by contacting Silverback’s Investor Relations via email at IR@silverbacktx.com or by telephone at (206) 736-7946.

Participants in the Solicitation

Silverback and its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from the stockholders of Silverback in connection with the proposed Merger and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers will be included in the preliminary and definitive proxy statements (when available). Additional information regarding such directors and executive officers is included in Silverback’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting of the Stockholders, which was filed with the SEC on April 28, 2022.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Silverback’s stockholders in connection with the proposed Merger and any other matters to be voted upon at the special meeting will be set forth in the preliminary and definitive proxy statements (when available) for the proposed Merger.

These documents are available free of charge as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated July 21, 2022, by and among Silverback Therapeutics, Inc., Sabre Merger Sub, Inc. and ARS Pharmaceuticals, Inc.*

10.1	Form of Silverback Therapeutics, Inc. Support Agreement, dated July 21, 2022.

10.2	Form of ARS Pharmaceuticals, Inc. Support Agreement, dated July 21, 2022.

10.3	Form of Lock-Up Agreement, dated July 21, 2022.

99.1	Joint Press Release of Silverback Therapeutics, Inc. and ARS Pharmaceuticals, Inc., dated July 21, 2022.

99.2	Investor Presentation, dated July 21, 2022.

99.3	Conference Call Script, dated July 21, 2022.

99.4	Silverback Employee Communication, dated July 21, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERBACK THERAPEUTICS, INC.

Date: July 21, 2022	By:	/s/ Laura Shawver, Ph.D.
Laura Shawver, Ph.D. Chief Executive Officer

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

AND REORGANIZATION

among:

SILVERBACK THERAPEUTICS, INC.,

a Delaware corporation;

SABRE MERGER SUB, INC.,

a Delaware corporation; and

ARS PHARMACEUTICALS, INC.,

a Delaware corporation

Dated as of July 21, 2022

Page

SECTION 1.	DESCRIPTION OF TRANSACTION	2

1.1	The Merger	2
1.2	Effects of the Merger	2
1.3	Closing; Effective Time	2
1.4	Certificate of Incorporation and Bylaws; Directors and Officers	3
1.5	Conversion of Shares	4
1.6	Calculation of Parent Net Cash	5
1.7	Closing of the Company’s Transfer Books	6
1.8	Surrender of Certificates	6
1.9	Appraisal Rights	8
1.10	Further Action	9
1.11	Withholding	9

SECTION 2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	9

2.1	Due Organization; Subsidiaries	9
2.2	Organizational Documents	10
2.3	Authority; Binding Nature of Agreement	10
2.4	Vote Required	11
2.5	Non-Contravention; Consents	11
2.6	Capitalization	12
2.7	Financial Statements	14
2.8	Absence of Changes	15
2.9	No Competitive Products	15
2.10	Absence of Undisclosed Liabilities	15
2.11	Title to Assets	16
2.12	Real Property; Leasehold	16
2.13	Intellectual Property	16
2.14	Agreements, Contracts and Commitments	19
2.15	Compliance; Permits; Restrictions	21
2.16	Legal Proceedings; Orders	22
2.17	Tax Matters	23
2.18	Employee and Labor Matters; Benefit Plans	25
2.19	Environmental Matters	29
2.20	Insurance	29
2.21	No Financial Advisors	30
2.22	Transactions with Affiliates	30
2.23	Anti-Bribery	30
2.24	Disclaimer of Other Representations or Warranties	31

SECTION 3.	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	31

3.1	Due Organization; No Subsidiaries	31
3.2	Organizational Documents	32
3.3	Authority; Binding Nature of Agreement	32
3.4	Vote Required	32
3.5	Non-Contravention; Consents	32
3.6	Capitalization	34
3.7	SEC Filings; Financial Statements	35

i

(continued)

Page

3.8	Absence of Changes	37
3.9	No Competitive Products	37
3.10	Absence of Undisclosed Liabilities	37
3.11	Title to Assets	37
3.12	Real Property; Leasehold	37
3.13	Intellectual Property	38
3.14	Agreements, Contracts and Commitments	40
3.15	Compliance; Permits; Restrictions	42
3.16	Legal Proceedings; Orders	44
3.17	Tax Matters	44
3.18	Employee and Labor Matters; Benefit Plans	46
3.19	Environmental Matters	50
3.20	Transactions with Affiliates	50
3.21	Insurance	50
3.22	No Financial Advisors	51
3.23	Anti-Bribery	51
3.24	Valid Issuance	51
3.25	Opinion of Financial Advisor	51
3.26	Disclaimer of Other Representations or Warranties	51

SECTION 4.	CERTAIN COVENANTS OF THE PARTIES	51

4.1	Operation of Parent’s Business	51
4.2	Operation of the Company’s Business	54
4.3	Access and Investigation	57
4.4	Parent Non-Solicitation	57
4.5	Company Non-Solicitation	58
4.6	Notification of Certain Matters	59
4.7	Potentially Transferable Assets	60
4.8	Termination of Employees of Parent	60

SECTION 5.	ADDITIONAL AGREEMENTS OF THE PARTIES	61

5.1	Proxy Statement	61
5.2	Company Information Statement; Stockholder Written Consent	62
5.3	Parent Stockholders’ Meeting	64
5.4	Regulatory Approvals	66
5.5	Company Options and Company Warrants	67
5.6	Employee Benefits	69
5.7	Indemnification of Officers and Directors	70
5.8	Additional Agreements	72
5.9	Public Announcement	72
5.10	Listing	72
5.11	Tax Matters	73
5.12	Legends	73
5.13	Directors and Officers	73
5.14	Termination of Certain Agreements and Rights	74
5.15	Section 16 Matters	74
5.16	Cooperation	74
5.17	Allocation Certificates	74

(continued)

Page

5.18	Company Financial Statements	75
5.19	Takeover Statutes	75
5.20	Stockholder Litigation	75

SECTION 6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY	76

6.1	No Restraints	76
6.2	Stockholder Approval	76
6.3	Listing	76
6.4	Government Approvals	76
6.5	Net Cash Determination	76

SECTION 7.	ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB	76

7.1	Accuracy of Representations	76
7.2	Performance of Covenants	77
7.3	Documents	77
7.4	FIRPTA Certificate	77
7.5	No Company Material Adverse Effect	77
7.6	Termination of Investor Agreements	77
7.7	Accredited Investors	77
7.8	Company Stockholder Written Consent	78
7.9	Dissenting Shares	78
7.10	Company New Drug Application	78
7.11	Company Lock-Up Agreements	78

SECTION 8.	ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY	78

8.1	Accuracy of Representations	78
8.2	Performance of Covenants	78
8.3	Documents	79
8.4	No Parent Material Adverse Effect	79
8.5	Parent Net Cash	79
8.6	Parent Lock-Up Agreements	79

SECTION 9.	TERMINATION	79

9.1	Termination	79
9.2	Effect of Termination	81
9.3	Expenses; Termination Fees	81

SECTION 10.	MISCELLANEOUS PROVISIONS	84

10.1	Non-Survival of Representations and Warranties	84
10.2	Amendment	84
10.3	Waiver.	84
10.4	Entire Agreement; Counterparts; Exchanges by Electronic Transmission	84
10.5	Applicable Law; Jurisdiction	85
10.6	Attorneys’ Fees	85
10.7	Assignability	85
10.8	Notices	85
10.9	Cooperation	86
10.10	Severability	86

(continued)

Page

10.11	Other Remedies; Specific Performance	87
10.12	No Third Party Beneficiaries	87
10.13	Construction	87

Exhibits:

Exhibit A	Definitions
Exhibit B-1	Form of Company Stockholder Support Agreement
Exhibit B-2	Form of Parent Stockholder Support Agreement
Exhibit C-1	Form of Company Lock-Up Agreement
Exhibit C-2	Form of Parent Lock-Up Agreement
Exhibit D	Company Warrants
Exhibit E	Post-Closing Officers and Directors
Exhibit F	Form of Company Stockholder Written Consent
Exhibit G	Investor Questionnaire

v

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is made and entered into as of July 21, 2022, by and among SILVERBACK THERAPEUTICS, INC., a Delaware corporation (“Parent”), SABRE MERGER SUB, INC. a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and ARS PHARMACEUTICALS, INC., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. Parent and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist and the Company will become a wholly owned subsidiary of Parent.

B. The Parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”), and by executing this Agreement, the Parties hereby adopt a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3.

C. The Parent Board has unanimously (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Parent and its stockholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions, including the issuance of shares of Parent Common Stock to the stockholders of the Company pursuant to the terms of this Agreement, the change of control of Parent and other actions contemplated by this Agreement, and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Parent vote to approve the Parent Stockholder Matters and the Other Parent Stockholder Matters.

D. The Merger Sub Board has unanimously (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the sole stockholder of Merger Sub vote to adopt this Agreement and thereby approve the Contemplated Transactions.

E. The Company Board has unanimously (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of the Company vote to approve the Company Stockholder Matters.

F. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent’s willingness to enter into this Agreement, (a) the officers, directors and stockholders of the Company listed in Section A-1 of the Company Disclosure Schedule (the “Company Signatories”) (solely in their capacity as stockholders of the Company), which represent at least seventy-five percent (75%) of the voting securities of the Company, are executing support agreements in favor of Parent in substantially the form attached hereto as Exhibit B-1 (the “Company Stockholder Support Agreement”) and (b) the officers, directors and stockholders of the Company listed in Section A-2 of the Company Disclosure Schedule (the “Company Lock-Up Signatories”) (solely in their capacity as stockholders of the Company) are executing lock-up agreements in substantially the form attached hereto as Exhibit C-1 (the “Company Lock-Up Agreement”).

G. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company’s willingness to enter into this Agreement, (a) the officers, directors and stockholders of Parent listed in Section A-1 of the Parent Disclosure Schedule (solely in their capacity as stockholders of Parent), which represent at least twenty-five percent (25%) of the voting securities of Parent, are executing support agreements in favor of the Company in substantially the form attached hereto as Exhibit B-2 (the “Parent Stockholder Support Agreement”) and (b) the officers, directors and stockholders of Parent listed in Section A-2 of the Parent Disclosure Schedule (solely in their capacity as stockholders of Parent) are executing lock-up agreements in substantially the form attached hereto as Exhibit C-2 (the “Parent Lock-Up Agreement”).

H. It is expected that within one (1) Business Day after the execution and delivery of this Agreement (a) no less than seventy-five percent (75%) of the stockholders of the Company will execute and deliver an action by written consent in substantially the form attached hereto as Exhibit F (each, a “Company Stockholder Written Consent” and collectively, the “Company Stockholder Written Consents”) and (b) each of the Company Signatories that is a stockholder in the Company will execute an investor questionnaire in substantially the form attached hereto as Exhibit G (the “Investor Questionnaire”); provided, that no more than ten (10) such Persons do not represent that they are “accredited investors” as defined in Regulation D under the Securities Act (“Regulation D”).

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

Section 1. DESCRIPTION OF TRANSACTION

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and in the applicable provisions of the DGCL. As a result of the Merger, the Company will become a wholly owned subsidiary of Parent.

1.3 Closing; Effective Time. Unless this Agreement is earlier terminated pursuant to the provisions of Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in Sections 6, 7 and 8, the consummation of the Merger (the “Closing”) shall take place remotely as promptly as practicable (but in no event later than the second (2nd) Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth

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in Sections 6, 7 and 8, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other time, date and place as Parent and the Company may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date.” At the Closing, the Parties shall cause the Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the Merger, satisfying the applicable requirements of the DGCL and in a form reasonably acceptable to Parent and the Company (the “Certificate of Merger”). The Merger shall become effective at the time of the filing of such Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such Certificate of Merger with the consent of Parent and the Company (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

1.4 Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time:

(a) the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and such certificate of incorporation; provided, however, that at or immediately prior to the Effective Time, the Surviving Corporation shall file an amendment to its certificate of incorporation to change the name of the Surviving Corporation to ARS Subsidiary, Inc. or such other name as shall be mutually agreed upon by Parent and the Company prior to filing such amendment;

(b) the certificate of incorporation of Parent shall be identical to the certificate of incorporation of Parent immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and such certificate of incorporation; provided, however, that at or immediately prior to the Effective Time, Parent shall file an amendment to its certificate of incorporation to (i) change the name of Parent to ARS Pharmaceuticals, Inc. and (ii) make such other changes as shall be mutually agreed upon by Parent and the Company prior to filing such amendment;

(c) the bylaws of the Surviving Corporation shall be amended and restated in their entirety to read identically to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation in such bylaws shall reflect the name identified in Section 1.4(a)), until thereafter amended as provided by the DGCL and such bylaws;

(d) the directors and officers of Parent, each to hold office in accordance with the certificate of incorporation and bylaws of Parent, shall be as set forth in Section 5.13 after giving effect to the provisions of Section 5.13, or such other persons as shall be mutually agreed upon by Parent and the Company; and

(e) the directors and officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, shall be determined prior to Closing by the Company.

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1.5 Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company or Parent:

(i) any shares of Company Capital Stock held as treasury stock by the Company or held or owned by Parent, Merger Sub or any Subsidiary of Parent or the Company immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(ii) subject to Section 1.5(c), each share of Company Capital Stock outstanding immediately prior to the Effective Time (excluding shares to be canceled pursuant to Section 1.5(a)(i) and excluding Dissenting Shares), after giving effect to the Preferred Stock Conversion, shall be automatically converted solely into the right to receive a number of shares of Parent Common Stock equal to the Exchange Ratio (the “Merger Consideration”).

(b) If any shares of Company Capital Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option or a risk of forfeiture under any applicable restricted stock purchase agreement or other similar agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Capital Stock at the Effective Time will to the same extent be unvested and subject to the same repurchase option or risk of forfeiture, and such shares of Parent Common Stock shall accordingly be marked with appropriate legends. The Company shall use commercially reasonable efforts to take all actions that may be reasonably necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement in accordance with its terms.

(c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, no certificates or scrip for any such fractional shares shall be issued and no cash shall be paid for any such fractional shares. Any fractional shares of Parent Common Stock that a holder of Company Capital Stock would otherwise be entitled to receive shall be aggregated with all fractional shares of Parent Common Stock issuable to such holder and any remaining fractional shares shall be rounded up to the nearest whole share.

(d) All Company Options outstanding immediately prior to the Effective Time under the Company Plan shall be treated in accordance with Section 5.5(a).

(e) All Company Warrants outstanding immediately prior to the Effective Time shall be treated in accordance with Section 5.5(c).

(f) Each share of common stock, $0.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall, as of the Effective Time, evidence ownership of such shares of common stock of the Surviving Corporation.

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(g) If, between the time of calculating the Exchange Ratio and the Effective Time, the outstanding shares of Company Capital Stock or Parent Common Stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or other like change, the Exchange Ratio shall, to the extent necessary, be equitably adjusted to reflect such change to the extent necessary to provide the holders of Company Capital Stock, Parent Common Stock, Company Options and Company Warrants with the same economic effect as contemplated by this Agreement prior to such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or other like change; provided, however, that nothing herein will be construed to permit the Company or Parent to take any action with respect to Company Capital Stock or Parent Common Stock, respectively, that is prohibited or not expressly permitted by the terms of this Agreement.

1.6 Calculation of Parent Net Cash.

(a) For the purposes of this Agreement, the “Anticipated Closing Date” shall be the date, as agreed upon by Parent and the Company at least ten (10) calendar days prior to the Parent Stockholders’ Meeting, to be the anticipated date for Closing. At least five (5) calendar days prior to the Anticipated Closing Date, Parent shall deliver to the Company a schedule (the “Net Cash Schedule”) setting forth, in reasonable detail, Parent’s good faith, estimated calculation of Parent Net Cash (the “Net Cash Calculation”) as of the Anticipated Closing Date, prepared and certified by an executive officer of Parent. Parent shall make available to the Company the work papers and back-up materials used or useful in preparing the Net Cash Schedule, as reasonably requested by the Company.

(b) Within three (3) calendar days after delivery of the Net Cash Schedule (the “Response Date”), the Company will have the right to dispute any part of the Net Cash Schedule by delivering a written notice to that effect to Parent (a “Dispute Notice”). Any Dispute Notice shall identify in reasonable detail the nature of any proposed revisions to the Net Cash Calculation.

(c) If on or prior to the Response Date, the Company (i) notifies Parent in writing that it has no objections to the Net Cash Calculation or (ii) fails to deliver a Dispute Notice as provided in Section 1.6(b) then the Net Cash Calculation as set forth in the Net Cash Schedule shall be deemed to have been finally determined for purposes of this Agreement and to represent Parent Net Cash at the Anticipated Closing Date for purposes of this Agreement.

(d) If the Company delivers a Dispute Notice on or prior to the Response Date, then Representatives of both Parties shall promptly meet and attempt in good faith to resolve the disputed item(s) and negotiate an agreed-upon determination of Parent Net Cash, which agreed upon Parent Net Cash amount shall be deemed to have been finally determined for purposes of this Agreement and to represent Parent Net Cash at the Anticipated Closing Date for purposes of this Agreement.

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(e) If Parent and the Company are unable to negotiate an agreed-upon determination of Parent Net Cash at the Anticipated Closing Date pursuant to Section 1.6(d) within three (3) calendar days after delivery of the Dispute Notice (or such other period as Parent and the Company may mutually agree upon), then Parent and the Company shall jointly select an independent auditor of recognized national standing (the “Accounting Firm”) to resolve any remaining disagreements as to the Net Cash Calculation. Parent shall promptly deliver to the Accounting Firm the work papers and back-up materials used in preparing the Net Cash Schedule, and Parent and the Company shall use commercially reasonable efforts to cause the Accounting Firm to make its determination within ten (10) calendar days of accepting its selection. The Company and Parent shall be afforded the opportunity to present to the Accounting Firm any material related to the unresolved disputes and to discuss the issues with the Accounting Firm; provided, however, that no such presentation or discussion shall occur without the presence of a Representative of each of the Company and Parent. The determination of the Accounting Firm shall be limited to the disagreements submitted to the Accounting Firm. The determination of the amount of Parent Net Cash made by the Accounting Firm shall be deemed to have been finally determined for purposes of this Agreement and to represent Parent Net Cash at the Anticipated Closing Date for purposes of this Agreement, and the Parties shall delay the Closing until the resolution of the matters described in this Section 1.6(e). The fees and expenses of the Accounting Firm shall be allocated between Parent and the Company in the same proportion that the disputed amount of Parent Net Cash that was unsuccessfully disputed by such Party (as finally determined by the Accounting Firm) bears to the total disputed amount of Parent Net Cash (and for the avoidance of doubt, such fees and expenses of the Accounting Firm allocated to Parent shall reduce Parent Net Cash). If this Section 1.6(e) applies as to the determination of Parent Net Cash at the Anticipated Closing Date described in Section 1.6(a), upon resolution of the matter in accordance with this Section 1.6(e), the Parties shall not be required to determine Parent Net Cash again even though the Closing Date may occur later than the Anticipated Closing Date, except that either Party may request a re-determination of Parent Net Cash if the Closing Date is more than five (5) Business Days after the Anticipated Closing Date.

1.7 Closing of the Company’s Transfer Books. At the Effective Time: (a) all shares of Company Capital Stock outstanding immediately prior to the Effective Time shall be treated in accordance with Section 1.5(a), and all holders of certificates or book-entry shares representing shares of Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Capital Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Capital Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Capital Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Exchange Agent or to the Surviving Corporation, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Sections 1.5 and 1.8.

1.8 Surrender of Certificates.

(a) On or prior to the Closing Date, Parent and the Company shall agree upon and select a reputable bank, transfer agent or trust company to act as exchange agent in the Merger (the “Exchange Agent”). At the Effective Time, Parent shall deposit with the Exchange Agent evidence of book-entry shares representing the Parent Common Stock issuable pursuant to Section 1.5(a). The Parent Common Stock so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the “Exchange Fund.”

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(b) Promptly after the Effective Time, the Parties shall cause the Exchange Agent to mail to the Persons who were record holders of shares of Company Capital Stock that were converted into the right to receive the Merger Consideration: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon proper delivery of such Company Stock Certificates to the Exchange Agent); and (ii) instructions for effecting the surrender of Company Stock Certificates in exchange for shares of Parent Common Stock. Holders of Company Preferred Stock shall surrender Company Stock Certificates representing the shares of Company Preferred Stock that were converted in connection with the Preferred Stock Conversion. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent (including a properly completed IRS Form W-9 or the appropriate version of IRS Form W-8, as applicable): (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor book-entry shares representing the Merger Consideration (in a number of whole shares of Parent Common Stock) that such holder has the right to receive pursuant to the provisions of Section 1.5(a); and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive book-entry shares of Parent Common Stock representing the Merger Consideration. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its reasonable discretion and as a condition precedent to the delivery of any shares of Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an applicable affidavit with respect to such Company Stock Certificate that includes an obligation of such owner to indemnify Parent against any claim suffered by Parent related to the lost, stolen or destroyed Company Stock Certificate as Parent may reasonably request. In the event of a transfer of ownership of a Company Stock Certificate that is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name such Company Stock Certificate so surrendered is registered if such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the transfer or establish to the reasonable satisfaction of Parent that such Taxes have been paid or are not applicable. The Merger Consideration and any dividends or other distributions as are payable pursuant to Section 1.8(c) shall be deemed to have been in full satisfaction of all rights pertaining to Company Capital Stock formerly represented by such Company Stock Certificates.

(c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate or provides an affidavit of loss, theft or destruction in lieu thereof in accordance with this Section 1.8 together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent (at which time (or, if later, on the applicable payment date) such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar Laws, to receive all such dividends and distributions, without interest).

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(d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date that is one (1) year after the Closing Date shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.8 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock and any dividends or distributions with respect to shares of Parent Common Stock.

(e) No Party to this Agreement shall be liable to any holder of any Company Stock Certificate or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto) or for any cash amounts delivered to any public official pursuant to any applicable abandoned property Law, escheat Law or similar Law.

(f) All shares of Parent Common Stock issued pursuant to this Agreement shall bear a legend (and Parent will make a notation on its transfer books to such effect) prominently stamped or printed thereon or the substance of which will otherwise be reflected on the books and records of the transfer agent for Parent Common Stock with respect to book-entry shares, in each case reading substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO RESALE IN CONNECTION WITH A DISTRIBUTION AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.”

1.9 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Capital Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who have exercised and perfected appraisal rights for such shares of Company Capital Stock in accordance with the DGCL or California Law, as applicable (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration described in Section 1.5 attributable to such Dissenting Shares. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Capital Stock held by them in accordance with the DGCL or California Law, as applicable, unless and until such stockholders fail to perfect or effectively withdraw or otherwise lose their appraisal rights under the DGCL or California Law, as applicable. All Dissenting Shares held by stockholders who shall have failed to perfect or shall have effectively withdrawn or lost their right to appraisal of such shares of Company Capital Stock under the DGCL or California Law, as applicable (whether occurring before, at or after the Effective Time) shall thereupon be deemed to be converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without interest, attributable to such Dissenting Shares upon their surrender in the manner provided in Sections 1.5 and 1.8.

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(b) The Company shall give Parent prompt written notice of any demands by dissenting stockholders received by the Company, withdrawals of such demands and any other instruments served on the Company and any material correspondence received by the Company in connection with such demands, and the Company shall have the right to direct all negotiations and proceedings with respect to such demands; provided that Parent shall have the right to participate in such negotiations and proceedings. The Company shall not, except with Parent’s prior written consent, not to be unreasonably withheld, delayed or conditioned, make any payment with respect to, or settle or offer to settle, any such demands, or approve any withdrawal of any such demands or agree to do any of the foregoing.

1.10 Further Action. If, at any time after the Effective Time, any further action is determined by the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of the Company, then the officers and directors of the Surviving Corporation shall be fully authorized, and shall use their and its commercially reasonable efforts (in the name of the Company, in the name of Merger Sub, in the name of the Surviving Corporation and otherwise) to take such action.

1.11 Withholding. The Parties and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Capital Stock or any other Person such amounts as such Party or the Exchange Agent reasonably determines it is required to deduct and withhold under the Code or any other Law with respect to the making of such payment. To the extent that amounts are so withheld and paid to the appropriate Governmental Body, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to Section 10.13(h), except as set forth in the disclosure schedule delivered by the Company to Parent (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Merger Sub as follows:

2.1 Due Organization; Subsidiaries.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used; and (iii) to perform its obligations under all Contracts by which it is bound, except where the failure to have such power or authority would not reasonably be expected to prevent or materially delay the ability of the Company to consummate the Contemplated Transactions.

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(b) The Company is duly licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Company Material Adverse Effect.

(c) The Company has no Subsidiaries, except for the Entities identified in Section 2.1(c) of the Company Disclosure Schedule; and neither the Company nor any of the Entities identified in Section 2.1(c) of the Company Disclosure Schedule owns any capital stock of, or any equity, ownership or profit sharing interest of any nature in, or controls directly or indirectly, any other Entity other than the Entities identified in Section 2.1(c) of the Company Disclosure Schedule. Each of the Company’s Subsidiaries is a corporation or other legal entity duly organized, validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its organization and has all necessary corporate or other power and authority to conduct its business in the manner in which its business is currently being conducted and to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used, except where the failure to have such power or authority would not be reasonably expected to have a Company Material Adverse Effect.

(d) Neither the Company nor any of its Subsidiaries is or has otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity. Neither the Company nor any of its Subsidiaries has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Neither the Company nor any of its Subsidiaries has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

2.2 Organizational Documents. The Company has made available to Parent accurate and complete copies of the Organizational Documents of the Company and each of its Subsidiaries in effect as of the date of this Agreement. Neither the Company nor any of its Subsidiaries is in material breach or violation of its respective Organizational Documents.

2.3 Authority; Binding Nature of Agreement. The Company and each of its Subsidiaries have all necessary corporate power and authority to enter into this Agreement and, subject, with respect to the Company, to receipt of the Required Company Stockholder Vote, to perform its obligations under this Agreement and to consummate the Contemplated Transactions. The Company Board (at meetings duly called and held or by written consent in lieu of a meeting) has unanimously: (a) determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its stockholders; (b) approved and declared advisable this Agreement and the Contemplated Transactions; and (c) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of the Company vote to approve the Company Stockholder Matters.

This Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. Prior to the execution of the Company Stockholder Support Agreements, the Company Board approved the Company Stockholder Support Agreements and the transactions contemplated thereby.

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2.4 Vote Required. The affirmative vote (or written consent) of (a) the holders of a majority of the issued and outstanding shares of Company Common Stock; (b) the holders of a majority of the issued and outstanding shares of Company Common Stock and Company Preferred Stock, voting together as a single class with each holder of shares of Company Preferred Stock having the number of votes equal to the number of shares of Company Common Stock into which such shares of Company Preferred Stock could be converted; (c) the holders of a majority of the issued and outstanding shares of Company Preferred Stock, voting together as a separate class on an as-if-converted to Company Common Stock basis, which majority must include the holders of a majority of the issued and outstanding shares of the Company’s Series D Preferred Stock, on an as-if-converted to Company Common Stock basis; (d) solely with respect to the termination of the Amended and Restated Voting Agreement described in Section 2.22(b) of the Company Disclosure Schedule (the “Voting Agreement”), the holders of a majority of the Key Holder Shares (as defined in the Voting Agreement); and (e) solely with respect to the termination of the Amended and Restated Right of First Refusal and Co-Sale Agreement described in Section 2.22(b) of the Company Disclosure Schedule (the “ROFR Agreement”), the holders of a majority of the Key Holder Stock (as defined in the ROFR Agreement) (collectively, the “Required Company Stockholder Vote”), is the only vote (or written consent) of the holders of any class or series of Company Capital Stock necessary to adopt and approve this Agreement and approve the Contemplated Transactions.

2.5 Non-Contravention; Consents. Subject to obtaining the Required Company Stockholder Vote and the filing of the Certificate of Merger required by the DGCL and subject to making all filings and notifications as may be required in connection with the transactions described herein under the HSR Act and any other Antitrust Laws and obtaining all consents, authorizations, clearances, approvals and waiting period expirations or terminations as may be required in connection with the transactions described herein under the HSR Act and other Antitrust Laws, neither (x) the execution, delivery or performance of this Agreement by the Company, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of any of the provisions of the Organizational Documents of the Company or any of its Subsidiaries;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which the Company or its Subsidiaries, or any of the assets owned or used by the Company or its Subsidiaries, is subject, except as would not reasonably be expected to be material to the Company or its business;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or its Subsidiaries, except as would not reasonably be expected to be material to the Company or its business;

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(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Company Material Contract; (ii) any material payment, rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract; (iii) accelerate the maturity or performance of any Company Material Contract; or (iv) cancel, terminate or modify any term of any Company Material Contract, except in the case of any non-material breach, default, penalty or modification; or

(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company or its Subsidiaries (except for Permitted Encumbrances).

Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities Laws, the HSR Act or other Antitrust Laws, neither the Company nor any of its Subsidiaries is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Contemplated Transactions, which if individually or in the aggregate were not given or obtained, would reasonably be expected to prevent or materially delay the ability of the Company to consummate the Contemplated Transactions. The Company Board has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement, the Company Stockholder Support Agreements, the Company Lock-Up Agreements and to the consummation of the Contemplated Transactions. No other state takeover statute or similar Law applies or purports to apply to the Merger, this Agreement, the Company Stockholder Support Agreements, the Company Lock-Up Agreements or any of the Contemplated Transactions.

2.6 Capitalization.

(a) The authorized Company Capital Stock as of the date of this Agreement consists of (i) 56,000,000 shares of Company Common Stock, of which 26,021,763 shares have been issued and are outstanding as of the date of this Agreement, and (ii) 22,457,125 shares of Company Preferred Stock, of which 22,399,435 have been issued and are outstanding as of the date of this Agreement, consisting of 4,764,000 shares of Series A Preferred Stock, 606,060 shares of Series B Preferred Stock, 7,692,309 shares of Series C Preferred Stock, and 9,337,066 shares of Series D Preferred Stock. In addition, there are Company Warrants to acquire 38,460 shares of Series C Preferred Stock. The Company does not hold any shares of its capital stock in its treasury. Section 2.6(a) of the Company Disclosure Schedule lists, as of the date of this Agreement (A) each record holder of issued and outstanding Company Capital Stock and the number and type of shares of Company Capital Stock held by such holder; and (B)(1) each holder of issued and outstanding Company Warrants, (2) the number and type of shares subject to each Company Warrant, (3) the exercise price of each Company Warrant and (4) the termination date of each Company Warrant.

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(b) All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Investor Agreements, none of the outstanding shares of Company Capital Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right and none of the outstanding shares of Company Capital Stock is subject to any right of first refusal in favor of the Company. Except as contemplated herein and in the Investor Agreements, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Capital Stock. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Capital Stock or other securities. Section 2.6(b) of the Company Disclosure Schedule accurately and completely lists all repurchase rights held by the Company with respect to shares of Company Capital Stock (including shares issued pursuant to the exercise of stock options) and specifies which of those repurchase rights are currently exercisable and whether the holder of such shares of Company Capital Stock timely filed an election with the relevant Governmental Bodies under Section 83(b) of the Code with respect to such shares. Each share of Company Preferred Stock is convertible into one share of Company Common Stock.

(c) Except for the Company Plan, the Company does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. As of the date of this Agreement, the Company has reserved 5,613,278 shares of Company Common Stock for issuance under the Company Plan, of which 596,763 shares have been issued and are currently outstanding, 4,767,667 shares have been reserved for issuance upon exercise of Company Options previously granted and currently outstanding under the Company Plan, and 248,848 shares of Company Common Stock remain available for future issuance of awards pursuant to the Company Plan. Section 2.6(c) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Option at the time of grant; (iii) the number of shares of Company Common Stock subject to such Company Option as of the date of this Agreement; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule, including the number of vested and unvested shares as of the date of this Agreement and any acceleration provisions; (vii) the date on which such Company Option expires; and (viii) whether such Company Option is intended to constitute an “incentive stock option” (as defined in the Code) or a non-qualified stock option. The Company has made available to Parent accurate and complete copies of the Company Plan and the form of the stock option agreements evidencing outstanding Company Options granted thereunder. All stock option agreements evidencing outstanding Company Options are consistent with the Company’s standard form of stock option agreements. No vesting of Company Options will accelerate in connection with the closing of the Contemplated Transactions.

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(d) Except for Company Warrants and the Company Options set forth in Section 2.6(c) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company or any of its Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or any of its Subsidiaries; or (iii) condition or circumstance that could be reasonably likely to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or any of its Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company or any of its Subsidiaries.

(e) All outstanding shares of Company Common Stock, Company Preferred Stock, Company Options, Company Warrants and other securities of the Company have been issued and granted in material compliance with (i) all applicable securities Laws and other applicable Laws, and (ii) all requirements set forth in applicable Contracts.

(f) The Company does not have more than ten (10) stockholders that are not “accredited investors” as defined in Regulation D and each stockholder who is not an accredited investor either alone or with such stockholder’s purchaser representative(s) has such knowledge and experience in financial and business matters that such stockholder is capable of evaluating the merits and risks of the Merger.

2.7 Financial Statements.

(a) Concurrently with the execution hereof, the Company has provided to Parent true and complete copies of (i) the Company’s audited consolidated balance sheets at December 31, 2021, 2020 and 2019, together with related audited consolidated statements of income, stockholders’ equity and cash flows, and notes thereto, of the Company for the fiscal years then ended and (ii) the Company Unaudited Interim Balance Sheet, together with the unaudited consolidated statements of income, stockholders’ equity and cash flows of the Company for the period reflected in the Company Unaudited Interim Balance Sheet (collectively, the “Company Financials”). The Company Financials were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes to such financial statements and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments, none of which are material) and fairly present, in all material respects, the financial position and operating results of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated therein.

(b) The Company and each of its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and its Subsidiaries and to maintain accountability of the Company’s and its Subsidiaries’ assets; (iii) access to the Company’s and its Subsidiaries’ assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for the Company’s and its Subsidiaries’ assets is compared with the existing assets at regular intervals and appropriate action is taken with respect to any differences; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. The Company and each of its Subsidiaries maintains internal control over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes.

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(c) Section 2.7(c) of the Company Disclosure Schedule lists, and the Company has delivered to Parent accurate and complete copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as described in Instruction 8 to Item 303(b) of Regulation S-K as promulgated under the Securities Act) effected by the Company or any of its Subsidiaries since January 1, 2019, if any.

(d) Since January 1, 2019, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of the Company, the Company Board or any committee thereof. Since January 1, 2019, neither the Company nor its independent auditors have identified (i) any significant deficiency or material weakness in the design or operation of the system of internal accounting controls utilized by the Company and its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company, any of its Subsidiaries, the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.

2.8 Absence of Changes. Except as set forth in Section 2.8 of the Company Disclosure Schedule and reasonable and good faith actions or omissions taken to comply with applicable Law or guidance by a Governmental Body in connection with the COVID-19 pandemic, between the date of the Company Unaudited Interim Balance Sheet and the date of this Agreement, the Company has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto, including the Contemplated Transactions) and there has not been any (a) Company Material Adverse Effect or (b) action, event or occurrence that would have required the consent of Parent pursuant to Section 4.2(b) had such action, event or occurrence taken place after the execution and delivery of this Agreement.

2.9 No Competitive Products. The Company has no current products, or products in development, for the treatment of chronic hepatitis.

2.10 Absence of Undisclosed Liabilities. As of the date hereof, neither the Company nor any of its Subsidiaries has any liability, indebtedness, obligation or expense of any kind, whether accrued, absolute, contingent, matured or unmatured (whether or not required to be reflected in the financial statements in accordance with GAAP) (each a “Liability”), individually or in the aggregate, of a type required to be recorded or reflected on a balance sheet or disclosed in the footnotes thereto under GAAP except for: (a) Liabilities disclosed, reflected or reserved against in the Company Unaudited Interim Balance Sheet; (b) Liabilities that have been incurred by the Company or its Subsidiaries since the date of the Company Unaudited Interim Balance Sheet in the Ordinary Course of Business; (c) Liabilities for performance of obligations of the Company or any of its Subsidiaries under Company Material Contracts which have not resulted from a breach of such Company Material Contracts or violation of Law; (d) Liabilities incurred in connection with the Contemplated Transactions; (e) Liabilities which would not, individually or in the aggregate, reasonably be expected to be material to the Company; and (f) Liabilities described in Section 2.10 of the Company Disclosure Schedule.

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2.11 Title to Assets. The Company and each of its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or tangible assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (a) all tangible assets reflected on the Company Unaudited Interim Balance Sheet; and (b) all other tangible assets reflected in the books and records of the Company or any of its Subsidiaries as being owned by the Company or such Subsidiary. All of such assets are owned or, in the case of leased assets, leased by the Company or its applicable Subsidiary free and clear of any Encumbrances, other than Permitted Encumbrances.

2.12 Real Property; Leasehold. Neither the Company nor any of its Subsidiaries owns or has ever owned any real property. The Company has made available to Parent (a) an accurate and complete list of all real properties with respect to which the Company directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of or leased by the Company or any of its Subsidiaries, and (b) copies of all leases under which any such real property is possessed (the “Company Real Estate Leases”), each of which is in full force and effect, with no existing material default thereunder. The Company’s use and operation of each such leased property conforms to all applicable Laws in all material respects, and the Company has exclusive possession of each such leased property and has not granted any occupancy rights to tenants or licensees with respect to such leased property. In addition, each such leased property is free and clear of all Encumbrances other than Permitted Encumbrances.

2.13 Intellectual Property.

(a) Section 2.13(a) of the Company Disclosure Schedule identifies (i) the name of the applicant/registrant, (ii) the jurisdiction of application/registration, (iii) the application or registration number and (iv) any other co-owners, for each item of Registered IP owned in whole or in part by the Company or its Subsidiaries (the “Company Owned Registered IP”). Each of the patents and patent applications included in the Company Owned Registered IP properly identifies by name each and every inventor of the inventions claimed therein as determined in accordance with applicable Laws of the United States. Except as set forth in Section 2.13(a) of the Company Disclosure Schedule: (A) The Company Owned Registered IP is valid, enforceable and subsisting, (B) none of the Company Owned Registered IP has been misused, withdrawn, cancelled or abandoned, and (C) all application, registration, issuance, renewal and maintenance fees due for the Company Owned Registered IP having a due date on or before the date hereof have been paid in full and are current. To the Company’s Knowledge, with respect to each item of Company Owned Registered IP and each patent application from which such Company Owned Registered IP claims priority, all statements made and information presented to the applicable patent office by or on behalf of the Company or its Subsidiaries or any inventor thereof, or their respective patent counsel, during the prosecution thereof are accurate and complete and comply with 37 CFR 1.56. As of the date of this Agreement, except as set forth in Section 2.13(a) of the Company Disclosure Schedule, no interference, opposition, reissue, reexamination or other proceeding of any nature (other than initial examination proceedings) is pending or, to the Company’s Knowledge, threatened in writing, in which the scope, validity, enforceability or ownership of any Company Owned Registered IP is being or has been contested or challenged.

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(b) To the Company’s Knowledge, Section 2.13(b) of the Company Disclosure Schedule identifies all Encumbrances of Company IP. Except as set forth in Section 2.13(a) of the Company Disclosure Schedule, the Company or its applicable Subsidiary solely owns all right, title and interest in and to all material Company IP, free and clear of all Encumbrances other than Permitted Encumbrances and, to the Company’s Knowledge, has the right, pursuant to a Company In-bound License to use all other material Intellectual Property Rights used by the Company or its Subsidiaries in their respective businesses as currently conducted. The Company IP and the Intellectual Property Rights licensed to the Company or its Subsidiaries pursuant to a Company In-bound License (the “Company In-Licensed IP”) are all the Intellectual Property Rights necessary to operate the business of the Company and its Subsidiaries as currently conducted and as proposed to be conducted as of the date hereof. No Company Associate owns or has any claim, right (whether or not currently exercisable) or interest to or in any Company IP, and each Company Associate involved in the creation or development of any material Company IP, pursuant to such Company Associate’s activities on behalf of the Company or its Subsidiaries, has signed a valid, enforceable written agreement containing a present assignment of all of such Company Associate’s rights in such Company IP to the Company or its Subsidiaries (without further payment being owed to any such Company Associate and without any restrictions or obligations on the Company’s or its Subsidiaries’ ownership or use thereof) and confidentiality provisions protecting the Company IP, which, to the Company’s Knowledge, has not been breached by such Company Associate. Without limiting the foregoing, the Company and its Subsidiaries have taken commercially reasonable steps to protect, maintain and enforce all Company IP and Company In-Licensed IP, including the secrecy, confidentiality and value of trade secrets and other confidential information therein, and to the Company’s Knowledge there have been no authorized disclosures of any Company IP or Company In-Licensed IP. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, alter or impair any of the Company’s or its Subsidiaries’ rights in or to any Company IP or Company In-Licensed IP or cause any payments of any kind to be due or payable to any Person.

(c) To the Company’s Knowledge, no funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational or academic institution has been used, in whole or in part, to create any Company IP or any Company In-Licensed IP, except for any such funding or use of facilities or personnel that does not result in such Governmental Body or institution obtaining ownership or other rights (including any “march in” rights or a right to direct the location of manufacturing of products) to such Company IP or the right to receive royalties or other consideration for the practice of such Company IP.

(d) Section 2.13(d) of the Company Disclosure Schedule sets forth each license agreement pursuant to which the Company or any of its Subsidiaries (i) is granted a license under any material Intellectual Property Right owned by any third party that is used by the Company or any of its Subsidiaries in its business as currently conducted (each a “Company In-bound License”) or (ii) grants to any third party a license, option, covenant not to sue or other right under any material Company IP or any material Company In-Licensed IP (each a “Company

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Out-bound License”) (provided, that, Company In-bound Licenses shall not include material transfer agreements, clinical trial agreements, services agreements, non-disclosure agreements, commercially available Software-as-a-Service offerings, off-the-shelf software licenses or generally available patent license agreements, in each case entered into in the Ordinary Course of Business on a non-exclusive basis and that do not grant any commercial rights to any products or services of the Company or its Subsidiaries; and Company Out-bound Licenses shall not include material transfer agreements, clinical trial agreements, services agreements, non-disclosure agreements, or non-exclusive outbound licenses, in each case entered into in the Ordinary Course of Business on a non-exclusive basis and that do not grant any commercial rights to any products or services of the Company or its Subsidiaries). Neither the Company nor its Subsidiaries nor, to the Company’s Knowledge, any other party to any Company In-bound License or Company Out-bound License has breached or is in breach of any of its obligations under any Company In-bound License or Company Out-bound License.

(e) To the Company’s Knowledge: (i) the operation of the businesses of the Company and its Subsidiaries as currently conducted or as proposed to be conducted as of the date hereof does not infringe or misappropriate or otherwise violate any valid and enforceable Intellectual Property Right owned by any other Person; and (ii) no other Person is infringing, misappropriating or otherwise violating any Company IP or any Company In-Licensed IP. As of the date of this Agreement, no Legal Proceeding is pending (or, to the Company’s Knowledge, is threatened in writing) (A) against the Company or its Subsidiaries alleging that the operation of the businesses of the Company or its Subsidiaries infringes or constitutes the misappropriation or other violation of any Intellectual Property Rights of another Person or (B) by the Company or its Subsidiaries alleging that another Person has infringed, misappropriated or otherwise violated any of the Company IP or any Company In-Licensed IP. Since January 1, 2019, neither the Company nor any of its Subsidiaries has received any written notice or other written communication alleging that the operation of the business of the Company or its Subsidiaries infringes or constitutes the misappropriation or other violation of any Intellectual Property Right of another Person.

(f) None of the Company IP or, to the Company’s Knowledge, any Company In-Licensed IP is subject to any pending or outstanding injunction, directive, order, decree, settlement, judgment or other disposition of dispute that adversely and materially restricts the use, transfer, registration or licensing by the Company or its Subsidiaries of any such Company IP or Company In-Licensed IP or otherwise would reasonably be expected to adversely affect the validity, scope, use, registrability, or enforceability of any Company IP or Company In-Licensed IP.

(g) To the Company’s Knowledge, the Company, its Subsidiaries and the operation of the Company’s and its Subsidiaries’ business are in substantial compliance with all applicable Laws pertaining to data privacy and data security of any personally identifiable information and sensitive business information (collectively, “Sensitive Data”) except to the extent that such noncompliance has not and would not reasonably be expected to have a Company Material Adverse Effect. To the Company’s Knowledge, since January 1, 2019, there have been (i) no material losses or thefts of data or security breaches relating to Sensitive Data used in the business of the Company or its Subsidiaries, (ii) no violations of any security policy of the Company or its Subsidiaries regarding any such Sensitive Data, (iii) no unauthorized access or unauthorized use of any Sensitive Data used in the business of the Company or its Subsidiaries

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and (iv) no unintended or improper disclosure of any personally identifiable information in the possession, custody or control of the Company or its Subsidiaries, or a contractor or agent acting on behalf of the Company or its Subsidiaries, in each case of (i) through (iv), except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(h) None of the Company or its Subsidiaries is now nor has ever been a member or promoter of, or a contributor to, any industry standards body or any similar organization that would reasonably be expected to require or obligate any of the Company or its Subsidiaries to grant or offer to any other Person any license or right to any Company IP or Company In-Licensed IP.

2.14 Agreements, Contracts and Commitments.

(a) Section 2.14(a) of the Company Disclosure Schedule lists the following Company Contracts in effect as of the date of this Agreement (other than any Company Benefit Plans) (each, a “Company Material Contract” and collectively, the “Company Material Contracts”):

(i) each Contract that would be a material contract as defined in Item 601(b)(10) of Regulation S-K as promulgated under the Securities Act (assuming the Company was subject to the public reporting requirements of the Exchange Act);

(ii) each Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business;

(iii) each Contract containing (A) any covenant limiting the freedom of the Company, its Subsidiaries or the Surviving Corporation to engage in any line of business or compete with any Person, (B) any “most-favored nations” pricing provisions or marketing or distribution rights related to any products or territory, (C) any exclusivity provision, (D) any agreement to purchase minimum quantity of goods or services, or (E) any material non-solicitation provisions applicable to the Company or any of its Subsidiaries;

(iv) each Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $200,000 pursuant to its express terms and not cancelable without penalty;

(v) each Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(vi) each Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit or creating any material Encumbrances with respect to any assets of the Company or any of its Subsidiaries or any loans or debt obligations with officers or directors of the Company or any of its Subsidiaries;

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(vii) each Contract requiring payment by or to the Company or any of its Subsidiaries after the date of this Agreement in excess of $200,000 pursuant to its express terms relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions); (B) any agreement involving provision of services or products with respect to any pre-clinical or clinical development activities of the Company or any of its Subsidiaries; (C) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, collaboration, development or other agreement currently in force under which the Company or any of its Subsidiaries has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which the Company or any of its Subsidiaries has continuing obligations to develop any Intellectual Property Rights that will not be owned, in whole or in part, by the Company or any of its Subsidiaries; or (D) any Contract to license any third party to manufacture or produce any product, service or technology of the Company or any of its Subsidiaries or any Contract to sell, distribute or commercialize any products or service of the Company or any of its Subsidiaries, in each case, except for Contracts entered into in the Ordinary Course of Business;

(viii) each Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to the Company in connection with the Contemplated Transactions;

(ix) each Company Real Estate Lease;

(x) each Contract with any Governmental Body;

(xi) each Company Out-bound License and Company In-bound License;

(xii) each Contract containing any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any of its Subsidiaries; or

(xiii) any other Contract that is not terminable at will (with no penalty or payment) by the Company or its Subsidiaries, as applicable, and (A) which involves payment or receipt by the Company or its Subsidiaries after the date of this Agreement under any such agreement, contract or commitment of more than $200,000 in the aggregate, or obligations after the date of this Agreement in excess of $500,000 in the aggregate, or (B) that is material to the business or operations of the Company and its Subsidiaries, taken as a whole.

(b) The Company has delivered or made available to Parent accurate and complete copies of all Company Material Contracts, including all amendments thereto. Except as set forth in Section 2.14(b) of the Company Disclosure Schedule, there are no Company Material Contracts that are not in written form. As of the date of this Agreement, none of the Company, any of its Subsidiaries, nor, to the Company’s Knowledge, any other party to a Company Material Contract, has breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of, or Laws applicable to, any Company Material Contract in such manner as would permit any other party to cancel or terminate

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any such Company Material Contract, or would permit any other party to seek damages or pursue other legal remedies which would reasonably be expected to be material to the Company or its business or operations. As to the Company and its Subsidiaries, as of the date of this Agreement, each Company Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Company Material Contract to change, any material amount paid or payable to the Company or any of its Subsidiaries under any Company Material Contract or any other material term or provision of any Company Material Contract.

2.15 Compliance; Permits; Restrictions.

(a) The Company and each of its Subsidiaries are, and since January 1, 2019 have been, in compliance in all material respects with all applicable Laws, including the Federal Food, Drug, and Cosmetic Act (“FDCA”), the U.S. Food and Drug Administration (“FDA”) regulations adopted thereunder, the Public Health Service Act and any other similar Law administered or promulgated by the FDA or other comparable Governmental Body responsible for regulation of the development, clinical testing, manufacturing, sale, marketing, distribution and importation or exportation of drug and biopharmaceutical products (each, a “Drug Regulatory Agency”), except for any noncompliance, either individually or in the aggregate, which would not be material to the Company. No investigation, claim, suit, proceeding, audit or other action by any Governmental Body is pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries. There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of material property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted, (ii) is reasonably likely to have an adverse effect on the Company’s ability to comply with or perform any covenant or obligation under this Agreement, or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions. Notwithstanding the foregoing, for all purposes of this Agreement, the Company does not make any representation or warranty (pursuant to this Section 2.15 or elsewhere) regarding the effect of any applicable Antitrust Laws on the Company’s ability to execute, deliver or perform its obligations under this Agreement or to consummate the Contemplated Transactions as a result of any enactment, promulgation, application or threatened or actual judicial or administrative investigation or litigation under, or enforcement of, any Antitrust Laws with respect to the consummation of the Contemplated Transactions.

(b) The Company and its Subsidiaries hold all required Governmental Authorizations which are material to the operation of the business of the Company and its Subsidiaries as currently conducted (the “Company Permits”). Section 2.15(b) of the Company Disclosure Schedule identifies each Company Permit. The Company and its Subsidiaries hold all right, title and interest in and to all Company Permits free and clear of any Encumbrance. The Company and each of its Subsidiaries is in material compliance with the terms of the Company Permits. No Legal Proceeding is pending or, to the Company’s Knowledge, threatened, which seeks to revoke, limit, suspend, or materially modify any Company Permit. The rights and benefits of each Company Permit will be available to the Surviving Corporation or its Subsidiaries, as applicable, immediately after the Effective Time on terms substantially identical to those enjoyed by the Company and its Subsidiaries as of the date of this Agreement and immediately prior to the Effective Time.

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(c) There are no proceedings pending or, to the Company’s Knowledge, threatened with respect to an alleged material violation by the Company or any of its Subsidiaries of the FDCA, FDA regulations adopted thereunder, the Public Health Service Act or any other similar Law administered or promulgated by any Drug Regulatory Agency. The Company is not currently conducting or addressing, and to the Company’s Knowledge there is no basis to expect that it will be required to conduct or address, any corrective actions, including, without limitation, product recalls or clinical holds.

(d) To the Company’s Knowledge, all clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Company or its Subsidiaries, or in which the Company or its Subsidiaries or their respective current products or product candidates have participated, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and in compliance in all material respects with the applicable regulations of any applicable Drug Regulatory Agency and other applicable Law, including 21 C.F.R. Parts 50, 54, 56, 58 and 312. Since January 1, 2019, neither the Company nor any of its Subsidiaries has received any notices, correspondence, or other communications from any Drug Regulatory Agency requiring, or, to the Company’s Knowledge, threatening to initiate, the termination or suspension of any clinical studies conducted by or on behalf of, or sponsored by, the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries or their respective current products or product candidates have participated.

(e) Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Company’s Knowledge, threatened investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries has committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or products that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto. None of the Company, any of its Subsidiaries or any of their respective officers, employees or agents has been convicted of any crime or engaged in any conduct that could result in a debarment or exclusion (i) under 21 U.S.C. Section 335a or (ii) any similar applicable Law. No debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or, to the Company’s Knowledge, threatened against the Company, any of its Subsidiaries or any of their respective officers, employees or agents.

2.16 Legal Proceedings; Orders.

(a) As of the date of this Agreement, there is no pending Legal Proceeding and, to the Company’s Knowledge, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves (A) the Company, (B) any of its Subsidiaries, (C) any Company Associate (in his or her capacity as such) or (D) any of the material assets owned or used by the Company or its Subsidiaries; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions.

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(b) Except as set forth in Section 2.16(b) of the Company Disclosure Schedule, since January 1, 2019, no Legal Proceeding has been pending against the Company or any of its Subsidiaries that resulted in material liability to the Company or any of its Subsidiaries.

(c) There is no order, writ, injunction, judgment or decree to which the Company or any of its Subsidiaries, or any of the material assets owned or used by the Company or any of its Subsidiaries, is subject. To the Company’s Knowledge, no officer or employee of the Company or any of its Subsidiaries is subject to any order, writ, injunction, judgment or decree that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or any of its Subsidiaries or to any material assets owned or used by the Company or any of its Subsidiaries.

2.17 Tax Matters.

(a) Except as set forth in Section 2.17(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries have timely filed all income Tax Returns and other material Tax Returns that they were required to file under applicable Law. All such Tax Returns are correct and complete in all material respects and have been prepared in compliance with all applicable Law. No written claim has ever been made by any Governmental Body in any jurisdiction where the Company or any of its Subsidiaries does not file a particular Tax Return or pay a particular Tax that the Company or such Subsidiary is subject to taxation by that jurisdiction.

(b) All material amounts of income and other Taxes due and owing by the Company or any of its Subsidiaries on or before the date hereof (whether or not shown on any Tax Return) have been fully paid. The unpaid Taxes of the Company and its Subsidiaries did not, as of the date of the Company Unaudited Interim Balance Sheet, materially exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax items) set forth on the face of the Company Unaudited Interim Balance Sheet. Since the date of the Company Unaudited Interim Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any material Liability for Taxes outside the Ordinary Course of Business.

(c) All material amounts of Taxes that the Company or any of its Subsidiaries are or were required by Law to withhold or collect on behalf of their respective employees, independent contractors, equityholders, lenders, customers, or other third parties have been duly and timely withheld or collected and have been timely paid to the proper Governmental Body or other Person or properly set aside in accounts for this purpose.

(d) There are no Encumbrances for material Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries.

(e) No deficiencies for income or other material Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed by any Governmental Body in writing. There are no pending or ongoing audits, assessments or other actions for or relating to any liability in respect of a material amount of Taxes of the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received written notice threatening any such audit, assessment or other action. Neither the Company nor any of its Subsidiaries (or any of their predecessors) has waived any statute of limitations in respect of any income or other material Taxes or agreed to any extension of time with respect to any income or other material Tax assessment or deficiency.

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(f) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or similar agreement or arrangement, other than customary commercial contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes.

(h) None of Parent, the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for Tax purposes made on or prior to the Closing Date; (ii) use of an improper method of accounting for a Tax period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law) entered into on or prior to the Closing Date; (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; (vii) application of Section 367(d) of the Code to any transfer of intangible property on or prior to the Closing Date; (viii) application of Sections 951 or 951A of the Code (or any similar provision of state, local or foreign Law) to any income received or accrued on or prior to the Closing Date; or (ix) election under Section 108(i) of the Code (or any similar provision of state, local or foreign Law) made on or prior to the Closing Date. The Company has not made any election under Section 965(h) of the Code.

(i) Neither the Company nor any of its Subsidiaries has ever been (i) a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is the Company) or (ii) a party to any joint venture, partnership, or other arrangement that is treated as a partnership for U.S. federal income Tax purposes. Neither the Company nor any of its Subsidiaries has any Liability for any material Taxes of any Person (other than the Company and any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), or as a transferee or successor.

(j) Neither the Company nor any of its Subsidiaries (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (iii) has ever had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise had an office or fixed place of business in a country other than the country in which it is organized.

(k) Neither the Company nor any of its Subsidiaries has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” that is required to be reported to the IRS pursuant to Section 6011 of the Code and applicable Treasury Regulations thereunder.

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(l) Neither the Company nor any of its Subsidiaries has taken any action or knows of any fact that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

(m) Neither the Company nor any of its Subsidiaries has availed itself of any Tax relief pursuant to any Pandemic Response Laws that could reasonably be expected to materially impact the Tax payment and/or Tax reporting obligations of Parent and its Affiliates (including the Company and its Subsidiaries) after the Closing Date.

For purposes of this Section 2.17, each reference to the Company or any of its Subsidiaries shall be deemed to include any Person that was liquidated into, merged with, or otherwise a predecessor to, the Company or any of its Subsidiaries.

2.18 Employee and Labor Matters; Benefit Plans.

(a) Section 2.18(a) of the Company Disclosure Schedule lists all material Company Benefit Plans, including, without limitation, each Company Benefit Plan that provides for retirement, change in control, stay or retention, deferred compensation, incentive compensation, severance or retiree medical or life insurance benefits. “Company Benefit Plan” means each (i) “employee benefit plan” as defined in Section 3(3) of ERISA and (ii) other pension, retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, equity or equity-based, phantom equity, employment (other than at-will employment offer letters on the Company’s standard form that may be terminated without notice and with no penalty to the Company or any of its Subsidiaries and other than individual Company Options or other compensatory equity award agreements made pursuant to the Company’s standard forms, in which case only representative standard forms of such agreements shall be scheduled), consulting, severance, change-of-control, retention, health, life, disability, group insurance, paid-time off, holiday, welfare and fringe benefit plan, program, agreement, contract, or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded and including any that have been frozen or terminated), in any case, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries or Company ERISA Affiliates for the benefit of any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has any actual or contingent liability (including, without limitation, as to the result of it being treated as a single employer under Sections 414(b) or 414(c) of the Code with any other person).

(b) As applicable with respect to each material Company Benefit Plan, the Company has made available to Parent, true and complete copies of (i) each material Company Benefit Plan, including all amendments thereto, and in the case of an unwritten material Company Benefit Plan, a written description thereof, (ii) all current trust documents, investment management contracts, custodial agreements, administrative services agreements and insurance and annuity contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto, (iv) the most recently filed annual reports with any Governmental Body (e.g., Form 5500 and all schedules thereto), (v) the most recent IRS determination, opinion or

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advisory letter, (vi) the most recent summary annual reports, nondiscrimination testing reports, actuarial reports, financial statements and trustee reports, (vii) all records, notices and filings concerning IRS or United States Department of Labor or other Governmental Body examinations, audits or investigations, voluntary compliance programs or policies, or “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Code, and (viii) any written reports constituting a valuation of the Company’s capital stock for purposes of Sections 409A or 422 of the Code, whether prepared internally by the Company or by an outside, third-party valuation firm.

(c) Each Company Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and any related documents or agreements and the applicable provisions of ERISA, the Code and all other applicable Laws.

(d) The Company Benefit Plans which are “employee pension benefit plans” within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code have received determination or opinion letters from the IRS on which they may currently rely to the effect that such plans are qualified under Section 401(a) of the Code and the related trusts are exempt from federal income Taxes under Section 501(a) of the Code, respectively, and, to the Company’s Knowledge, nothing has occurred that would reasonably be expected to materially adversely affect the qualification of such Company Benefit Plan or the tax exempt status of the related trust.

(e) Neither the Company, any of its Subsidiaries nor any Company ERISA Affiliate maintains, contributes to, is required to contribute to, or has any actual or contingent liability with respect to, (i) any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) any “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (iii) any “multiple employer plan” (within the meaning of Section 413 of the Code) or (iv) any “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).

(f) There are no pending audits or investigations by any Governmental Body involving any Company Benefit Plan, and no pending or, to the Company’s Knowledge, threatened claims (except for individual claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings involving any Company Benefit Plan, any fiduciary thereof or service provider thereto, in any case except as would not be reasonably expected to result in material liability to the Company. All contributions and premium payments required to have been made under any of the Company Benefit Plans or by applicable Law (without regard to any waivers granted under Section 412 of the Code), have been timely made and neither the Company nor any Company ERISA Affiliate has any liability for any unpaid contributions with respect to any Company Benefit Plan.

(g) Neither the Company, any of its Subsidiaries or Company ERISA Affiliates, nor, to the Company’s Knowledge, any fiduciary, trustee or administrator of any Company Benefit Plan, has engaged in, or in connection with the Contemplated Transactions will engage in, any transaction with respect to any Company Benefit Plan which would subject any such Company Benefit Plan, the Company, any of its Subsidiaries or Company ERISA Affiliates or Parent to a material Tax, material penalty or material liability for a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code.

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(h) No Company Benefit Plan provides death, medical, dental, vision, life insurance or other welfare benefits beyond termination of service or retirement, other than coverage mandated by Law and neither the Company nor any of its Subsidiaries or Company ERISA Affiliates has made a written or oral representation promising the same.

(i) Neither the execution of this Agreement, nor the consummation of the Contemplated Transactions will, either alone or in connection with any other event(s), (i) result in any payment becoming due to any current or former employee, director, officer, independent contractor or other service provider of the Company or any Subsidiary thereof, (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, director, officer, independent contractor or other service provider of the Company or any Subsidiary thereof, (iii) result in the acceleration of the time of payment, funding or vesting of any benefits under any Company Benefit Plan, (iv) require any contribution or payment to fund any obligation under any Company Benefit Plan or (v) limit the right to merge, amend or terminate any Company Benefit Plan.

(j) Neither the execution of this Agreement, nor the consummation of the Contemplated Transactions (either alone or when combined with the occurrence of any other event, including without limitation, a termination of employment) will result in the receipt or retention by any person who is a “disqualified individual” (within the meaning of Section 280G of the Code) with respect to the Company and its Subsidiaries of any payment or benefit that is or could be characterized as a “parachute payment” (within the meaning of Section 280G of the Code), determined without regard to the application of Section 280G(b)(5) of the Code.

(k) Each Company arrangement providing for deferred compensation that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code and the regulations promulgated thereunder) is, and has been, established, administered and maintained in compliance with the requirements of Section 409A of the Code and the regulations promulgated thereunder in all material respects.

(l) No current or former employee, officer, director or independent contractor of the Company has any “gross up” agreements with the Company or any of its Subsidiaries or other assurance of reimbursement or compensation by the Company or any of its Subsidiaries for any Taxes imposed under Section 409A or Section 4999 of the Code.

(m) The Company does not have any Company Benefit Plan that is maintained for service providers located outside of the United States.

(n) There has been no amendment to, announcement by Company or any Company ERISA Affiliate relating to, or change in employee participation or coverage under, any Company Benefit Plan or collective bargaining agreement that would increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year (other than on a de minimis basis) with respect to any director, officer, employee, independent contractor or consultant, as applicable. Neither the Company nor any Company ERISA Affiliate has any commitment or obligation or has made any representations to any director, officer, employee, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Company Benefit Plan or any collective bargaining agreement.

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(o) Neither the Company nor any of its Subsidiaries is a party to, bound by, or has a duty to bargain under, any collective bargaining agreement or other Contract with a labor union or labor organization representing any of its employees, and there is no labor union or labor organization representing or, to the Company’s Knowledge, purporting to represent or seeking to represent any employees of the Company or its Subsidiaries, including through the filing of a petition for representation election.

(p) The Company and each of its Subsidiaries is, and since January 1, 2018 has been, in material compliance with all applicable Laws respecting labor, employment, employment practices, and terms and conditions of employment, including without limitation worker classification, discrimination, wrongful termination, harassment and retaliation, equal employment opportunities, fair employment practices, meal and rest periods, immigration, employee safety and health, wages (including overtime wages, timely payment of wages, and legally compliant wage statements), unemployment and workers’ compensation, leaves of absence, hours of work and recordkeeping. Except as would not be reasonably likely to result in a material liability to the Company or any of its Subsidiaries, with respect to employees of the Company and its Subsidiaries, each of the Company and its Subsidiaries, since January 1, 2018: (i) has withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments, benefits, or compensation to employees, (ii) is not liable for any arrears of wages (including overtime wages), severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, disability, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). There are no actions, suits, claims, charges, demands, lawsuits, investigations, audits or administrative matters pending or, to the Company’s Knowledge, threatened or reasonably anticipated against the Company or any of its Subsidiaries relating to any current or former employee, applicant for employment, consultant, employment agreement or Company Benefit Plan (other than routine claims for benefits).

(q) The Company is, and at all times since January 1, 2018 has been, in material compliance with the WARN Act, 29 U.S.C. § 2101 et seq., and any applicable state analogues relating to reductions in force, terminations, mass layoffs and plant closings (collectively, the “WARN Act”).

(r) Except as would not be reasonably likely to result in a material liability to the Company or any of its Subsidiaries or any Company Benefit Plan, with respect to each individual who currently renders services to the Company or any of its Subsidiaries, the Company and each of its Subsidiaries has properly classified each such individual as an employee, independent contractor, or otherwise under all applicable Laws and, for each individual classified as an employee, the Company and each of its Subsidiaries has properly classified him or her as overtime eligible or overtime ineligible under all applicable Laws. Neither the Company nor any of its Subsidiaries has any material liability with respect to any misclassification of: (a) any Person as an independent contractor rather than as an employee, (b) any employee leased from another employer, or (c) any employee currently or formerly classified as exempt from overtime wages.

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(s) There is not and has not been since January 1, 2018, nor is there or has there been since January 1, 2018 any threat of, any strike, slowdown, work stoppage, lockout, union election petition, demand for recognition, or any similar activity or dispute, or, to the Company’s Knowledge, any union organizing activity, against the Company or any of its Subsidiaries. No event has occurred, and, to the Company’s Knowledge, no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, union election petition, demand for recognition, or any similar activity or dispute.

2.19 Environmental Matters. The Company and each of its Subsidiaries are in compliance, and since January 1, 2019 have complied, with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in such compliance that, either individually or in the aggregate, would not reasonably be expected to be material to the Company or its business. Neither the Company nor any of its Subsidiaries has received since January 1, 2019 (or prior to that time, which is pending and unresolved), any written notice or other communication (in writing or otherwise), whether from a Governmental Body or other Person, that alleges that the Company or any of its Subsidiaries is not in compliance with or has liability pursuant to any Environmental Law and, to the Company’s Knowledge, there are no circumstances that would reasonably be expected to prevent or interfere with the Company’s or any of its Subsidiaries’ compliance in any material respects with any Environmental Law, except where such failure to comply would not reasonably be expected to be material to the Company or its business. No current or (during the time a prior property was leased or controlled by the Company or any of its Subsidiaries) prior property leased or controlled by the Company or any of its Subsidiaries has had a release of or exposure to Hazardous Materials in material violation of or as would reasonably be expected to result in any material liability of the Company or any of its Subsidiaries pursuant to Environmental Law. No consent, approval or Governmental Authorization of or registration or filing with any Governmental Body is required by Environmental Laws in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions. Prior to the date hereof, the Company has provided or otherwise made available to Parent true and correct copies of all material environmental reports, assessments, studies and audits in the possession or control of the Company or any of its Subsidiaries with respect to any property leased or controlled by the Company or any of its Subsidiaries or any business operated by them.

2.20 Insurance. The Company has delivered or made available to Parent accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of the Company and each of its Subsidiaries. Each of such insurance policies is in full force and effect and the Company and each of its Subsidiaries are in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2019, neither the Company nor any of its Subsidiaries has received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance

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policy; or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. The Company and each of its Subsidiaries have provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding that is currently pending against the Company or any of its Subsidiaries for which the Company or such Subsidiary has insurance coverage, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed the Company or any of its Subsidiaries of its intent to do so.

2.21 No Financial Advisors. Except as set forth in Section 2.21 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

2.22 Transactions with Affiliates.

(a) Section 2.22(a) of the Company Disclosure Schedule describes any material transactions or relationships, since January 1, 2019, between, on one hand, the Company or any of its Subsidiaries and, on the other hand, any (i) executive officer or director of the Company or, to the Company’s Knowledge, any of its Subsidiaries or any of such executive officer’s or director’s immediate family members, (ii) owner of more than 5% of the voting power of the outstanding Company Capital Stock or (iii) to the Company’s Knowledge, any “related person” (within the meaning of Item 404 of Regulation S-K as promulgated under the Securities Act) of any such executive officer, director or equityholder (other than the Company or its Subsidiaries) in the case of each of (i), (ii) or (iii) that is of the type that would be required to be disclosed under Item 404 of Regulation S-K as promulgated under the Securities Act (assuming the Company was subject to the public reporting requirements of the Exchange Act).

(b) Section 2.22(b) of the Company Disclosure Schedule lists each stockholders’ agreement, voting agreement, registration rights agreement, co-sale agreement or other similar Contract (other than the Company Stockholder Support Agreements and the Company Lock-Up Agreements) between the Company and any holders of Company Capital Stock, including any such Contract granting any Person investor rights, rights of first refusal, rights of first offer, registration rights, director designation rights or similar rights (collectively, the “Investor Agreements”).

2.23 Anti-Bribery. None of the Company or any of its Subsidiaries or any of their respective directors, officers, employees or, to the Company’s Knowledge, agents or any other Person acting on their behalf has, directly or indirectly, made any bribes, rebates, payoffs, influence payments, kickbacks, illegal payments, illegal political contributions, or other payments, in the form of cash, gifts, or otherwise, or taken any other action, in violation of the Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 or any other anti-bribery or anti-corruption Law (collectively, the “Anti-Bribery Laws”). Neither the Company nor any of its Subsidiaries is or has been the subject of any investigation or inquiry by any Governmental Body with respect to potential violations of Anti-Bribery Laws.

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2.24 Disclaimer of Other Representations or Warranties. Except as previously set forth in this Section 2 or in any certificate delivered by the Company to Parent and/or Merger Sub pursuant to this Agreement, the Company makes no representation or warranty, express or implied, at law or in equity, with respect to it or any of its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.

Section 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Subject to Section 10.13(h), except (a) as set forth in the disclosure schedule delivered by Parent to the Company (the “Parent Disclosure Schedule”) or (b) as disclosed in the Parent SEC Documents filed with, or furnished to, the SEC prior to the date hereof and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system (but (i) without giving effect to any amendment thereof filed with, or furnished to, the SEC on or after the date hereof and (ii) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), it being understood that any matter disclosed in the Parent SEC Documents (x) shall not be deemed disclosed for the purposes of Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5 or Section 3.6; and (y) shall be deemed to be disclosed in a section of the Parent Disclosure Schedule only to the extent that it is reasonably apparent from a reading of the applicable Parent SEC Document that it is applicable to such section of the Parent Disclosure Schedule, Parent and Merger Sub represent and warrant to the Company as follows:

3.1 Due Organization; No Subsidiaries.

(a) Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used; and (iii) to perform its obligations under all Contracts by which it is bound, except where the failure to have such power or authority would not reasonably be expected to prevent or materially delay the ability of Parent and Merger Sub to consummate the Contemplated Transactions. Since the date of its incorporation, Merger Sub has not engaged in any activities other than activities incident to its formation or in connection with or as contemplated by this Agreement.

(b) Parent is duly licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Parent Material Adverse Effect.

(c) Other than Merger Sub, Parent does not have any Subsidiary.

(d) Parent is not and has not otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity.

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Parent has not agreed and is not obligated to make, and is not bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Parent has not, at any time, been a general partner of, and has not otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

3.2 Organizational Documents. Parent has made available to the Company accurate and complete copies of Parent’s and Merger Sub’s Organizational Documents in effect as of the date of this Agreement. Neither Parent nor Merger Sub is in material breach or violation of its respective Organizational Documents.

3.3 Authority; Binding Nature of Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to enter into this Agreement and, subject, with respect to Parent, to receipt of the Required Parent Stockholder Vote and, with respect to Merger Sub, the adoption of this Agreement by Parent in its capacity as sole stockholder of Merger Sub, to perform its obligations under this Agreement and to consummate the Contemplated Transactions. The Parent Board has unanimously: (a) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Parent and its stockholders; (b) approved and declared advisable this Agreement and the Contemplated Transactions, including the authorization and issuance of shares of Parent Common Stock to the stockholders of the Company pursuant to the terms of this Agreement, the change of control of Parent and other actions contemplated by this Agreement; and (c) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Parent vote to approve the Parent Stockholder Matters and the Other Parent Stockholder Matters. The Merger Sub Board (by unanimous written consent) has: (x) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Merger Sub and its sole stockholder; (y) approved and declared advisable this Agreement and the Contemplated Transactions; and (z) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the sole stockholder of Merger Sub vote to approve this Agreement and the Contemplated Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions. Prior to the execution of the Parent Stockholder Support Agreements, the Parent Board approved the Parent Stockholder Support Agreements and the transactions contemplated thereby.

3.4 Vote Required. The affirmative vote of a majority of the votes cast is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve the Parent Stockholder Matters (the “Required Parent Stockholder Vote”).

3.5 Non-Contravention; Consents. Subject to obtaining the Required Parent Stockholder Vote and the filing of the Certificate of Merger required by the DGCL and subject to making all filings and notifications as may be required in connection with the transactions described herein under the HSR Act and any other Antitrust Laws and obtaining all consents, authorizations, clearances, approvals and waiting period expirations or terminations as may be required in connection with the transactions described herein under the HSR Act and other Antitrust Laws, neither (x) the execution, delivery or performance of this Agreement by Parent or Merger Sub, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

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(a) contravene, conflict with or result in a violation of any of the provisions of the Organizational Documents of Parent or Merger Sub;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which Parent or Merger Sub, or any of the assets owned or used by Parent or Merger Sub, is subject, except as would not reasonably be expected to be material to Parent or its business;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent, except as would not reasonably be expected to be material to Parent or its business;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Parent Material Contract; (ii) any material payment, rebate, chargeback, penalty or change in delivery schedule under any Parent Material Contract; (iii) accelerate the maturity or performance of any Parent Material Contract; or (iv) cancel, terminate or modify any term of any Parent Material Contract, except in the case of any non-material breach, default, penalty or modification; or

(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent (except for Permitted Encumbrances).

Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities Laws, the HSR Act or other Antitrust Laws, Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Contemplated Transactions, which if individually or in the aggregate were not given or obtained, would reasonably be expected to prevent or materially delay the ability of Parent and Merger Sub to consummate the Contemplated Transactions. The Parent Board and the Merger Sub Board have taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement, the Parent Stockholder Support Agreements and the Parent Lock-up Agreements and to the consummation of the Contemplated Transactions. No other state takeover statute or similar Law applies or purports to apply to the Merger, this Agreement, the Parent Stockholder Support Agreements, the Parent Lock-up Agreements or any of the Contemplated Transactions.

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3.6 Capitalization.

(a) The authorized capital stock of Parent as of the date of this Agreement consists of (i) 200,000,000 shares of Parent Common Stock, par value $0.0001 per share, of which 35,187,344 shares have been issued and are outstanding as of the close of business on the Reference Date, of which 16,175 shares are subject to Parent’s right of repurchase, and (ii) 10,000,000 shares of preferred stock of Parent, par value $0.0001 per share, of which no shares have been issued and are outstanding as of the date of this Agreement. Parent does not hold any shares of its capital stock in its treasury.

(b) All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the outstanding shares of Parent Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right and none of the outstanding shares of Parent Common Stock is subject to any right of first refusal in favor of Parent. Except as contemplated herein and as set forth in Section 3.6(b)(i) of the Parent Disclosure Schedule, there is no Parent Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Common Stock. Except as set forth in Section 3.6(b)(ii) of the Parent Disclosure Schedule, Parent is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock or other securities.

(c) Except for the Parent Plans, Parent does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. As of the close of business on the Reference Date, Parent has (i) reserved 11,591,459 shares of Parent Common Stock for issuance under the Parent Equity Incentive Plans, of which 547,337 shares have been issued and are currently outstanding, of which 16,175 shares are subject to Parent’s right of repurchase, 8,572,491 shares have been reserved for issuance upon exercise of Parent Options previously granted and currently outstanding under the Parent Equity Incentive Plans, 738,350 shares have been reserved for issuance upon the settlement of Parent RSUs granted under the Parent Equity Incentive Plans that are outstanding as of the close of business on the Reference Date, and 1,733,281 shares remain available for future issuance pursuant to the Parent Equity Incentive Plans; and (ii) 1,049,354 shares have been reserved and available for purchase under the Parent ESPP, 109,781 shares have been issued under the Parent ESPP and 939,573 shares remain available for future purchase under the Parent ESPP.

(d) Except for the Parent Plans, including the Parent Options, the Parent RSUs and purchase rights under the Parent ESPP, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent or Merger Sub; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent or Merger Sub; or (iii) condition or circumstance that could be reasonably likely to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent or Merger Sub. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Parent or Merger Sub.

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(e) All outstanding shares of Parent Common Stock, Parent Options, Parent RSUs and other securities of Parent have been issued and granted in material compliance with (i) all applicable securities Laws and other applicable Laws, and (ii) all requirements set forth in applicable Contracts.

3.7 SEC Filings; Financial Statements.

(a) Other than such documents that can be obtained on the SEC’s website at www.sec.gov, Parent has delivered or made available to the Company accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by Parent with the SEC since December 2, 2020 (the “Parent SEC Documents”). All material statements, reports, schedules, forms and other documents required to have been filed by Parent or its officers with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the time they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Parent SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable Laws. As used in this Section 3.7, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) The financial statements (including any related notes) contained or incorporated by reference in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, except as permitted by the SEC on Form 10-Q under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments, none of which are material) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present, in all material respects, the financial position of Parent as of the respective dates thereof and the results of operations and cash flows of Parent for the periods covered thereby. Other than as expressly disclosed in the Parent SEC Documents filed prior to the date hereof, there has been no material change in Parent’s accounting methods or principles that would be required to be disclosed in Parent’s financial statements in accordance with GAAP.

(c) Since January 1, 2019 through the date of this Agreement, Parent has not received any comment letter from the SEC or the staff thereof or any correspondence from officials of Nasdaq or the staff thereof relating to the delisting or maintenance of listing of the Parent Common Stock on Nasdaq.

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(d) Since January 1, 2019 through the date of this Agreement, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the Chief Executive Officer, Chief Financial Officer or general counsel of Parent, the Parent Board or any committee thereof. Since January 1, 2019, neither Parent nor, to Parent’s Knowledge, its independent auditors have identified (i) any significant deficiency or material weakness in the design or operation of the system of internal accounting controls utilized by Parent, (ii) any fraud, whether or not material, that involves Parent, Parent’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Parent or (iii) any claim or allegation regarding any of the foregoing.

(e) As of the date of this Agreement, Parent is in compliance in all material respects with the applicable current listing and governance rules and regulations of Nasdaq.

(f) Parent maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (ii) that receipts and expenditures are made only in accordance with authorizations of management and the Parent Board and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent’s assets that could have a material effect on Parent’s financial statements. Parent has evaluated the effectiveness of Parent’s internal control over financial reporting as of December 31, 2021, and, to the extent required by applicable Law, presented in any applicable Parent SEC Document that is a report on Form 10-K or Form 10-Q (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. Parent has disclosed, based on its most recent evaluation of internal control over financial reporting, to Parent’s auditors and audit committee (and made available to the Company a summary of the significant aspects of such disclosure) (A) all significant deficiencies, if any, in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (B) any known fraud that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. Parent has not identified, based on its most recent evaluation of internal control over financial reporting, any material weaknesses in the design or operation of Parent’s internal control over financial reporting.

(g) Parent maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are reasonably designed to ensure that information required to be disclosed by Parent in the periodic reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the required time periods, and that all such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the Certifications.

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3.8 Absence of Changes. Except as set forth in Section 3.8 of the Parent Disclosure Schedule and reasonable and good faith actions or omissions taken to comply with applicable Law or guidance by a Governmental Body in connection with the COVID-19 pandemic, between the date of the Parent Balance Sheet and the date of this Agreement, Parent has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto, including the Contemplated Transactions) and there has not been any (a) Parent Material Adverse Effect or (b) action, event or occurrence that would have required the consent of the Company pursuant to Section 4.1(b) had such action, event or occurrence taken place after the execution and delivery of this Agreement.

3.9 No Competitive Products. Parent has no current products, or products in development, for the treatment of allergic reactions using epinephrine nasal spray.

3.10 Absence of Undisclosed Liabilities. As of the date hereof, Parent does not have any Liability, individually or in the aggregate, of a type required to be recorded or reflected on a balance sheet or disclosed in the footnotes thereto under GAAP except for: (a) Liabilities disclosed, reflected or reserved against in the Parent Balance Sheet; (b) Liabilities that have been incurred by Parent since the date of the Parent Balance Sheet in the Ordinary Course of Business; (c) Liabilities for performance of obligations of Parent under Parent Material Contracts which have not resulted from a breach of such Parent Material Contracts or violation of Law; (d) Liabilities incurred in connection with the Contemplated Transactions; (e) Liabilities which would not, individually or in the aggregate, reasonably be expected to be material to Parent; and (f) Liabilities described in Section 3.10 of the Parent Disclosure Schedule.

3.11 Title to Assets. Parent owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or tangible assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (a) all tangible assets reflected on the Parent Balance Sheet; and (b) all other tangible assets reflected in the books and records of Parent as being owned by Parent. All of such assets are owned or, in the case of leased assets, leased by Parent free and clear of any Encumbrances, other than Permitted Encumbrances.

3.12 Real Property; Leasehold. Parent does not own any real property. Parent has made available to the Company (a) an accurate and complete list of all real properties with respect to which Parent directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of or leased by Parent, and (b) copies of all leases under which any such real property is possessed (the “Parent Real Estate Leases”), each of which is in full force and effect, with no existing material default thereunder. Parent’s use and operation of each such leased property conforms to all applicable Laws in all material respects, and Parent has exclusive possession of each such leased property and has not granted any occupancy rights to tenants or licensees with respect to such leased property. In addition, each such leased property is free and clear of all Encumbrances other than Permitted Encumbrances.

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3.13 Intellectual Property.

(a) Section 3.13(a) of the Parent Disclosure Schedule identifies (i) the name of the applicant/registrant, (ii) the jurisdiction of application/registration, (iii) the application, registration or grant number and (iv) any other co-owners, for each item of Registered IP owned in whole or in part by Parent (“Parent Owned Registered IP”). To Parent’s Knowledge, each of the patents and patent applications included in the Parent Owned Registered IP properly identifies by name each and every inventor of the inventions claimed therein as determined in accordance with applicable Laws of the United States. Except as set forth in Section 3.13(a) of the Parent Disclosure Schedule and to Parent’s Knowledge: (A) the Parent Owned Registered IP is valid, enforceable and subsisting, (B) none of the Parent Owned Registered IP has been misused, withdrawn, cancelled or abandoned, and (C) all application, registration, issuance, renewal and maintenance fees due for the Parent Owned Registered IP having a due date on or before the date hereof have been paid in full and are current, except where the failure to do so would not be reasonably expected to have a material and adverse effect on Parent. To Parent’s Knowledge, with respect to each item of Parent Owned Registered IP and each patent application from which such Parent Owned Registered IP claims priority, all statements made and information presented to the applicable patent office by or on behalf of Parent or any inventor thereof, or their respective patent counsel, during the prosecution thereof are accurate and complete and comply with 37 CFR 1.56. As of the date of this Agreement, no interference, opposition, reissue, reexamination or other proceeding of any nature (other than initial examination proceedings) is pending or, to Parent’s Knowledge, threatened in writing, in which the scope, validity, enforceability or ownership of any Parent Owned Registered IP is being or has been contested or challenged, except as would not be reasonably expected to have, individually or in the aggregate, a material and adverse effect on Parent.

(b) Parent solely owns all right, title and interest in and to all material Parent IP free and clear of all Encumbrances other than Permitted Encumbrances. To Parent’s Knowledge, each Parent Associate involved in the creation or development of any material Parent IP, pursuant to such Parent Associate’s activities on behalf of Parent, has signed a valid, enforceable written agreement containing a present assignment of all such Parent Associate’s rights in such material Parent IP to Parent (without further payment being owed to any such Parent Associate and without any restrictions or obligations on Parent’s ownership or use thereof) and confidentiality provisions protecting the Parent IP, which, to Parent’s Knowledge, has not been materially breached by such Parent Associate.

(c) To Parent’s Knowledge, no funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational or academic institution has been used, in whole or in part, to create any Parent IP, except for any such funding or use of facilities or personnel that does not result in such Governmental Body or institution obtaining ownership or other rights (including any “march in” rights or a right to direct the location of manufacturing of products) to such Parent IP or the right to receive royalties or other consideration for the practice of such Parent IP, except as would not be reasonably expected to have, individually or in the aggregate, a material and adverse effect on Parent.

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(d) Section 3.13(d) of the Parent Disclosure Schedule sets forth each license agreement pursuant to which Parent (i) is granted a license under any material Intellectual Property Right owned by any third party that is used by Parent in its business as currently conducted (each a “Parent In-bound License”) or (ii) grants to any third party a license, option, covenant not to sue or other right under any material Parent IP or any material Intellectual Property Right licensed to Parent under a Parent In-bound License (each a “Parent Out-bound License”) (provided, that, Parent In-bound Licenses shall not include material transfer agreements, clinical trial agreements, services agreements, non-disclosure agreements, commercially available Software-as-a-Service offerings, off-the-shelf software licenses or generally available patent license agreements entered into in the Ordinary Course of Business on a non-exclusive basis and that do not grant any commercial rights to any products or services of Parent; and Parent Out-bound Licenses shall not include material transfer agreements, clinical trial agreements, services agreements, non-disclosure agreements, or non-exclusive outbound licenses entered into in the Ordinary Course of Business on a non-exclusive basis and that do not grant any commercial rights to any products or services of Parent). Neither Parent nor, to Parent’s Knowledge, any other party to any Parent In-bound License or Parent Out-bound License has breached or is in breach of any of its obligations under any Parent In-bound License or Parent Out-bound License.

(e) Except as set forth in Section 3.13(e) of the Parent Disclosure Schedule and to Parent’s Knowledge, (i) the operation of the business of Parent as currently conducted does not infringe any valid and enforceable Registered IP or misappropriate or otherwise violate any other Intellectual Property Right owned by any other Person; and (ii) no other Person is infringing, misappropriating or otherwise violating any Parent IP or any material Intellectual Property Rights exclusively licensed to Parent (“Parent In-Licensed IP”), except as would not be reasonably expected to have, individually or in the aggregate, a material and adverse effect on Parent. As of the date of this Agreement, no Legal Proceeding is pending (or, to Parent’s Knowledge, is threatened in writing) (A) against Parent alleging that the operation of the business of Parent infringes or constitutes the misappropriation or other violation of any Intellectual Property Rights of another Person or (B) by Parent alleging that another Person has infringed, misappropriated or otherwise violated any of Parent IP or any Parent In-Licensed IP. Since January 1, 2019, Parent has not received any written notice or other written communication alleging that the operation of the business of Parent infringes or constitutes the misappropriation or other violation of any Intellectual Property Right of another Person, except as would not be reasonably expected to have, individually or in the aggregate, a material and adverse effect on Parent.

(f) None of the Parent IP or, to Parent’s Knowledge, any Parent In-Licensed IP is subject to any pending or outstanding injunction, directive, order, judgment or other disposition of dispute that adversely and materially restricts the use, transfer, registration or licensing by Parent of any such Parent IP or Parent In-Licensed IP, or otherwise would reasonably be expected to adversely affect the validity, scope, use, registrability, or enforceability of any Parent IP or Parent In-Licensed IP.

(g) To Parent’s Knowledge, Parent and the operation of Parent’s business are in substantial compliance with all applicable Laws pertaining to data privacy and data security of Sensitive Data, except to the extent that such noncompliance has not and would not reasonably be expected to have a Parent Material Adverse Effect. To Parent’s Knowledge, since January 1, 2019, there have been (i) no material losses or thefts of data or security breaches relating to Sensitive Data used in the business of Parent, (ii) no violations of any security policy of Parent

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regarding any such Sensitive Data, (iii) no unauthorized access or unauthorized use of any Sensitive Data used in the business of Parent and (iv) no unintended or improper disclosure of any personally identifiable information in the possession, custody or control of Parent or a contractor or agent acting on behalf of Parent, in each case of (i) through (iv), except as would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

(h) Parent is not now nor has it ever been a member or promoter of, or a contributor to, any industry standards body or any similar organization that would reasonably be expected to require or obligate Parent to grant or offer to any other Person any license or right to any Parent IP.

3.14 Agreements, Contracts and Commitments.

(a) Section 3.14 of the Parent Disclosure Schedule lists the following Parent Contracts in effect as of the date of this Agreement (other than any Parent Benefit Plan) (each, a “Parent Material Contract” and collectively, the “Parent Material Contracts”):

(i) a material contract as defined in Item 601(b)(10) of Regulation S-K as promulgated under the Securities Act;

(ii) each Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business;

(iii) each Contract containing (A) any covenant limiting the freedom of Parent to engage in any line of business or compete with any Person, (B) any “most-favored nations” pricing provisions or marketing or distribution rights related to any products or territory, (C) any exclusivity provision, (D) any agreement to purchase minimum quantity of goods or services, or (E) any material non-solicitation provisions applicable to Parent;

(iv) each Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $200,000 pursuant to its express terms and not cancelable without penalty;

(v) each Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(vi) each Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit or creating any material Encumbrances with respect to any assets of Parent or any loans or debt obligations with officers or directors of Parent;

(vii) each Contract requiring payment by or to Parent after the date of this Agreement in excess of $200,000 pursuant to its express terms relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions); (B) any agreement involving provision of services or products with respect to any pre-clinical or clinical development activities of Parent; (C) any dealer, distributor, joint marketing,

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alliance, joint venture, cooperation, development or other agreement currently in force under which Parent has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which Parent has continuing obligations to develop any Intellectual Property Rights that will not be owned, in whole or in part, by Parent; or (D) any Contract to license any third party to manufacture or produce any product, service or technology of Parent or any Contract to sell, distribute or commercialize any products or service of Parent, in each case, except for Contracts entered into in the Ordinary Course of Business;

(viii) each Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to Parent in connection with the Contemplated Transactions;

(ix) each Parent Real Estate Lease;

(x) each Contract with any Governmental Body;

(xi) each Parent Out-bound License and Parent In-bound License;

(xii) each Contract containing any royalty, dividend or similar arrangement based on the revenues or profits of Parent; or

(xiii) any other Contract that is not terminable at will (with no penalty or payment) by Parent and (A) which involves payment or receipt by Parent after the date of this Agreement under any such agreement, contract or commitment of more than $200,000 in the aggregate, or obligations after the date of this Agreement in excess of $500,000 in the aggregate, or (B) that is material to the business or operations of Parent.

(b) Parent has delivered or made available to the Company accurate and complete copies of all Parent Material Contracts, including all amendments thereto. There are no Parent Material Contracts that are not in written form. As of the date of this Agreement, neither Parent nor, to Parent’s Knowledge, any other party to a Parent Material Contract, has breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of, or Laws applicable to, any Parent Material Contract in such manner as would permit any other party to cancel or terminate any such Parent Material Contract, or would permit any other party to seek damages or pursue other legal remedies which would reasonably be expected to be material to Parent or its business or operations. As to Parent, as of the date of this Agreement, each Parent Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Parent Material Contract to change, any material amount paid or payable to Parent under any Parent Material Contract or any other material term or provision of any Parent Material Contract.

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3.15 Compliance; Permits; Restrictions.

(a) Parent is, and since January 1, 2019 has been, in compliance in all material respects with all applicable Laws, including the FDCA, the FDA regulations adopted thereunder, the Public Health Service Act and any other similar Law administered or promulgated by the FDA or other Drug Regulatory Agency, except for any noncompliance, either individually or in the aggregate, which would not be material to Parent. No investigation, claim, suit, proceeding, audit or other action by any Governmental Body is pending or, to Parent’s Knowledge, threatened against Parent or any of Parent’s officers, directors, managing employees, agents or representatives, in their capacity as such. There is no agreement, judgment, injunction, order or decree binding upon Parent which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of Parent’s officers, directors, managing employees, agents or representatives, in their capacity as such, any acquisition of material property by Parent or the conduct of business by Parent as currently conducted, (ii) is reasonably likely to have an adverse effect on Parent’s ability to comply with or perform any covenant or obligation under this Agreement, or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions. Notwithstanding the foregoing, for all purposes of this Agreement, Parent does not make any representation or warranty (pursuant to this Section 3.15 or elsewhere) regarding the effect of any applicable Antitrust Laws on Parent’s ability to execute, deliver or perform its obligations under this Agreement or to consummate the Contemplated Transactions as a result of any enactment, promulgation, application or threatened or actual judicial or administrative investigation or litigation under, or enforcement of, any Antitrust Laws with respect to the consummation of the Contemplated Transactions.

(b) Parent holds all required Governmental Authorizations which are material to the operation of the business of Parent as currently conducted (the “Parent Permits”). Section 3.15(b) of the Parent Disclosure Schedule identifies each Parent Permit. Parent holds all right, title and interest in and to all Parent Permits free and clear of any Encumbrance. Parent is in material compliance with the terms of the Parent Permits. No Legal Proceeding is pending or, to Parent’s Knowledge, threatened, which seeks to revoke, limit, suspend, or materially modify any Parent Permit.

(c) There are no proceedings pending or, to Parent’s Knowledge, threatened with respect to an alleged material violation by Parent or any of Parent’s officers, directors, managing employees, agents or representatives, in their capacity as such, of the FDCA, FDA regulations adopted thereunder, the Public Health Service Act or any other similar Law administered or promulgated by any Drug Regulatory Agency. Parent is not currently conducting or addressing, and to Parent’s Knowledge there is no basis to expect that it will be required to conduct or address, any corrective actions, including, without limitation, product recalls or clinical holds.

(d) All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, Parent, or in which Parent or its respective current products or product candidates have participated, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and in compliance in all material respects with the applicable regulations of any applicable Drug Regulatory Agency and other applicable Law, including 21 C.F.R. Parts 50, 54, 56, 58 and 312. Since January 1, 2019, Parent has not received any notices, correspondence, or other communications from any Drug Regulatory Agency requiring, or, to Parent’s Knowledge, threatening to initiate, the termination or suspension of any clinical studies conducted by or on behalf of, or sponsored by, Parent or in

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which Parent or its current products or product candidates have participated. To Parent’s Knowledge, any third party that is a contractor for Parent is in material compliance with all Governmental Authorizations from the FDA or comparable Governmental Body insofar as they pertain to the manufacture, development, testing, and/or distribution of the products or product candidates of Parent.

(e) Parent has not received any Form FDA-483, notice of adverse finding, FDA warning letters, notice of violation or “untitled letters,” or notice of FDA action for import detentions or refusals to allow entry into the United States from the FDA or other Governmental Body alleging or asserting noncompliance with any applicable Law or Governmental Authorization. Parent is not subject to any obligation arising under an FDA inspection, FDA warning letter, FDA notice of violation letter or other enforcement notice, response or commitment made to or with the FDA or any comparable Governmental Body.

(f) Parent is not the subject of any pending or, to Parent’s Knowledge, threatened investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. To Parent’s Knowledge, Parent has not committed any acts, made any statement, or has not failed to make any statement, in each case in respect of its business or products that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto. Parent or any of its officers, employees or agents has not been convicted of any crime or engaged in any conduct that could result in a debarment or exclusion (i) under 21 U.S.C. Section 335a or (ii) any similar applicable Law. No debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or, to Parent’s Knowledge, threatened against Parent or any of its officers, employees or agents.

(g) Parent has complied with all Laws relating to patient, medical or individual health information, including the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations promulgated thereunder, all as amended from time to time (collectively, “HIPAA”), including the standards for the privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and E, the standards for the protection of Electronic Protected Health Information set forth at 45 C.F.R. Part 160 and 45 C.F.R. Part 164, Subpart A and Subpart C, the standards for transactions and code sets used in electronic transactions at 45 C.F.R. Part 160, Subpart A and Part 162, and the standards for Breach Notification for Unsecured Protected Health Information at 45 C.F.R. Part 164, Subpart D, all as amended from time to time. Parent has entered into, where required, and is in compliance in all material respects with the terms of all Business Associate agreements (“Business Associate Agreements”) to which Parent is a party or otherwise bound. Parent has created and maintained written policies and procedures to protect the privacy of all protected health information, provide training to all employees and agents as required under HIPAA, and has implemented security procedures, including physical, technical and administrative safeguards, to protect all personal information and Protected Health Information stored or transmitted in electronic form. Parent has not received written notice from the Office for Civil Rights for the U.S. Department of Health and Human Services or any other Governmental Body of any allegation regarding its failure to comply with HIPAA or any other state law or regulation applicable to the protection of individually identifiable health information or personally identifiable information. No successful “Security

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Incident,” “Breach of Unsecured Protected Health Information” or breach of personally identifiable information under applicable state or federal laws have occurred with respect to information maintained or transmitted to Parent or an agent or third party subject to a Business Associate Agreement with Parent. Parent is currently submitting, receiving and handling or is capable of submitting receiving and handling transactions in accordance with the Standard Transaction Rule. All capitalized terms in this Section 3.15(g) not otherwise defined in this Agreement shall have the meanings set forth under HIPAA.

3.16 Legal Proceedings; Orders.

(a) As of the date of this Agreement, except as set forth in Section 3.16(a) of the Parent Disclosure Schedule, there is no pending Legal Proceeding and, to Parent’s Knowledge, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves (A) Parent, (B) any Parent Associate (in his or her capacity as such) or (C) any of the material assets owned or used by Parent; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions.

(b) Since January 1, 2019, no Legal Proceeding has been pending against Parent that resulted in material liability to Parent.

(c) There is no order, writ, injunction, judgment or decree to which Parent, or any of the material assets owned or used by Parent, is subject. To Parent’s Knowledge, no officer or employee of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent or to any material assets owned or used by Parent.

3.17 Tax Matters.

(a) Parent has timely filed all income Tax Returns and other material Tax Returns that they were required to file under applicable Law. All such Tax Returns are correct and complete in all material respects and have been prepared in compliance with all applicable Law. No written claim has ever been made by any Governmental Body in any jurisdiction where Parent does not file a particular Tax Return or pay a particular Tax that Parent is subject to taxation by that jurisdiction.

(b) All material amounts of income and other Taxes due and owing by Parent on or before the date hereof (whether or not shown on any Tax Return) have been fully paid. The unpaid Taxes of Parent did not, as of the date of the Parent Balance Sheet, materially exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax items) set forth on the face of the Parent Balance Sheet. Since the date of the Parent Balance Sheet, Parent has not incurred any material Liability for Taxes outside the Ordinary Course of Business.

(c) All material amounts of Taxes that Parent is or was required by Law to withhold or collect on behalf of its employees, independent contractors, stockholders, lenders, customers or other third parties have been duly and timely withheld or collected and have been timely paid to the proper Governmental Body or other Person or properly set aside in accounts for this purpose.

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(d) There are no Encumbrances for material Taxes (other than Taxes not yet due and payable) upon any of the assets of Parent.

(e) No deficiencies for income or other material Taxes with respect to Parent have been claimed, proposed or assessed by any Governmental Body in writing. There are no pending or ongoing audits, assessments or other actions for or relating to any liability in respect of a material amount of Taxes of Parent and Parent has not received written notice threatening any such audit, assessment or other action. Neither Parent nor any of its predecessors has waived any statute of limitations in respect of any income or other material Taxes or agreed to any extension of time with respect to any income or other material Tax assessment or deficiency.

(f) Parent has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g) Parent is not a party to any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or similar agreement or arrangement, other than customary commercial contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes.

(h) Parent will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for Tax purposes made on or prior to the Closing Date; (ii) use of an improper method of accounting for a Tax period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law) entered into on or prior to the Closing Date; (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; (vii) application of Section 367(d) of the Code to any transfer of intangible property on or prior to the Closing Date; (viii) application of Sections 951 or 951A of the Code (or any similar provision of state, local or foreign Law) to any income received or accrued on or prior to the Closing Date; or (ix) election under Section 108(i) of the Code (or any similar provision of state, local or foreign Law) made on or prior to the Closing Date. Parent has not made any election under Section 965(h) of the Code.

(i) Parent has never been (i) a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is Parent) or (ii) a party to any joint venture, partnership, or other arrangement that is treated as a partnership for U.S. federal income Tax purposes. Parent has no Liability for any material Taxes of any Person (other than Parent and Merger Sub) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), or as a transferee or successor.

(j) Parent (i) is not a “controlled foreign corporation” as defined in Section 957 of the Code; (ii) is not a “passive foreign investment company” within the meaning of Section 1297 of the Code; or (iii) has never had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise had an office or fixed place of business in a country other than the country in which it is organized.

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(k) Parent has not participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” that is required to be reported to the IRS pursuant to Section 6011 of the Code and applicable Treasury Regulations thereunder.

(l) Parent has not taken any action or knows of any fact that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

(m) Parent has not availed itself of any Tax relief pursuant to any Pandemic Response Laws that could reasonably be expected to materially impact the Tax payment and/or Tax reporting obligations of Parent and its Affiliates (including the Company and its Subsidiaries) after the Closing Date.

For purposes of this Section 3.17, each reference to Parent shall be deemed to include any Person that was liquidated into, merged with, or is otherwise a predecessor to, Parent.

3.18 Employee and Labor Matters; Benefit Plans.

(a) Section 3.18(a) of the Parent Disclosure Schedule is a list of all material Parent Benefit Plans, including, without limitation, each Parent Benefit Plan that provides for retirement, change in control, stay or retention deferred compensation, incentive compensation, severance or retiree medical or life insurance benefits. “Parent Benefit Plan” means each (i) “employee benefit plan” as defined in Section 3(3) of ERISA and (ii) other pension, retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, equity or equity-based, phantom equity, employment (other than at-will employment offer letters on Parent’s standard form that may be terminated without notice and with no penalty to Parent and other than individual Parent Options, Parent RSUs or other compensatory equity award agreements made pursuant to Parent’s standard forms, in which case only representative standard forms of such agreements shall be scheduled), consulting, severance, change-of-control, retention, health, life, disability, group insurance, paid-time off, holiday, welfare and fringe benefit plan, program, agreement, contract, or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded and including any that have been frozen or terminated), in any case, maintained, contributed to, or required to be contributed to, by Parent or Parent ERISA Affiliates for the benefit of any current or former employee, director, officer or independent contractor of Parent or under which Parent has any actual or contingent liability (including, without limitation, as to the result of it being treated as a single employer under Sections 414(b) or 414(c) of the Code with any other person).

(b) As applicable with respect to each material Parent Benefit Plan, Parent has made available to the Company, true and complete copies of (i) each material Parent Benefit Plan, including all amendments thereto, and in the case of an unwritten material Parent Benefit Plan, a written description thereof, (ii) all current trust documents, investment management contracts, custodial agreements, administrative services agreements and insurance and annuity contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto, (iv) the most recently filed annual reports with any Governmental Body (e.g., Form 5500 and all schedules thereto), (v) the most recent IRS determination, opinion or

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advisory letter, (vi) the most recent summary annual reports, nondiscrimination testing reports, actuarial reports, financial statements and trustee reports, and (vii) all records, notices and filings concerning IRS or United States Department of Labor or other Governmental Body examinations, audits or investigations, voluntary compliance programs or policies, or “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Code.

(c) Each Parent Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and any related documents or agreements and the applicable provisions of ERISA, the Code and all other applicable Laws.

(d) The Parent Benefit Plans which are “employee pension benefit plans” within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code have received determination or opinion letters from the IRS on which they may currently rely to the effect that such plans are qualified under Section 401(a) of the Code and the related trusts are exempt from federal income Taxes under Section 501(a) of the Code, respectively, and, to Parent’s Knowledge, nothing has occurred that would reasonably be expected to materially adversely affect the qualification of such Parent Benefit Plan or the tax exempt status of the related trust.

(e) Neither Parent nor any Parent ERISA Affiliate maintains, contributes to, is required to contribute to, or has any actual or contingent liability with respect to, (i) any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) any “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (iii) any “multiple employer plan” (within the meaning of Section 413 of the Code) or (iv) any “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).

(f) There are no pending audits or investigations by any Governmental Body involving any Parent Benefit Plan, and no pending or, to Parent’s Knowledge, threatened claims (except for individual claims for benefits payable in the normal operation of the Parent Benefit Plans), suits or proceedings involving any Parent Benefit Plan, any fiduciary thereof or service provider thereto, in any case except as would not be reasonably expected to result in material liability to Parent. All contributions and premium payments required to have been made under any of the Parent Benefit Plans or by applicable Law (without regard to any waivers granted under Section 412 of the Code), have been timely made and neither Parent nor any Parent ERISA Affiliate has any liability for any unpaid contributions with respect to any Parent Benefit Plan.

(g) Neither Parent or any Parent ERISA Affiliates, nor, to Parent’s Knowledge, any fiduciary, trustee or administrator of any Parent Benefit Plan, has engaged in, or in connection with the Contemplated Transactions will engage in, any transaction with respect to any Parent Benefit Plan which would subject any such Parent Benefit Plan, Parent or Parent ERISA Affiliates to a material Tax, material penalty or material liability for a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code.

(h) No Parent Benefit Plan provides death, medical, dental, vision, life insurance or other welfare benefits beyond termination of service or retirement, other than coverage mandated by Law and neither Parent nor any Parent ERISA Affiliates has made a written or oral representation promising the same.

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(i) Except as set forth in Section 3.18(i) of the Parent Disclosure Schedule, neither the execution of this Agreement, nor the consummation of the Contemplated Transactions will either alone or in connection with any other event(s) (i) result in any payment becoming due to any current or former employee, director, officer, independent contractor or other service provider of Parent, (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, director, officer, independent contractor or other service provider of Parent, (iii) result in the acceleration of the time of payment, funding or vesting of any benefits under any Parent Benefit Plan, (iv) require any contribution or payment to fund any obligation under any Parent Benefit Plan or (v) limit the right to merge, amend or terminate any Parent Benefit Plan.

(j) Except as set forth in Section 3.18(j) of the Parent Disclosure Schedule, neither the execution of this Agreement, nor the consummation of the Contemplated Transactions (either alone or when combined with the occurrence of any other event, including without limitation, a termination of employment) will result in the receipt or retention by any person who is a “disqualified individual” (within the meaning of Section 280G of the Code) with respect to Parent of any payment or benefit that is or could be characterized as a “parachute payment” (within the meaning of Section 280G of the Code), determined without regard to the application of Section 280G(b)(5) of the Code.

(k) Each Parent arrangement providing for deferred compensation that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code and the regulations promulgated thereunder) is, and has been, established, administered and maintained in compliance with the requirements of Section 409A of the Code and the regulations promulgated thereunder in all material respects.

(l) No Person has any “gross up” agreements with Parent or other assurance of reimbursement by Parent for any Taxes imposed under Section 409A or Section 4999 of the Code.

(m) Parent does not have any Parent Benefit Plan that is maintained for service providers located outside of the United States.

(n) There has been no amendment to, announcement by Parent or any Parent ERISA Affiliate relating to, or change in employee participation or coverage under, any Parent Benefit Plan or collective bargaining agreement that would increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year (other than on a de minimis basis) with respect to any director, officer, employee, independent contractor or consultant, as applicable. Neither Parent nor any Parent ERISA Affiliate has any commitment or obligation or has made any representations to any director, officer, employee, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Parent Benefit Plan or any collective bargaining agreement.

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(o) Parent is not a party to or bound by, and does not have a duty to bargain under, any collective bargaining agreement or other Contract with a labor union or labor organization representing any of its employees, and there is no labor union or labor organization representing or, to Parent’s Knowledge, purporting to represent or seeking to represent any employees of Parent, including through the filing of a petition for representation election.

(p) Except as set forth in Section 3.18(p) of the Parent Disclosure Schedule, Parent is, and since January 1, 2018 has been, in material compliance with all applicable Laws respecting labor, employment, employment practices, and terms and conditions of employment, including without limitation worker classification, discrimination, harassment and retaliation, equal employment opportunities, fair employment practices, meal and rest periods, immigration, employee safety and health, wages (including overtime wages, timely payment of wages, and legally compliant wage statements), unemployment and workers’ compensation, leaves of absence, hours of work and recordkeeping. Except as would not be reasonably likely to result in a material liability to Parent or as otherwise set forth on Section 3.18(p) of the Parent Disclosure Schedule, with respect to employees of Parent, Parent, since January 1, 2018: (i) has withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments, benefits, or compensation to employees, (ii) is not liable for any arrears of wages (including overtime wages), severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, disability, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). There are no actions, suits, claims, charges, demands, lawsuits, investigations, audits or administrative matters pending or, to Parent’s Knowledge, threatened or reasonably anticipated against Parent relating to any current or former employee, applicant for employment, consultant, employment agreement or Parent Benefit Plan (other than routine claims for benefits).

(q) Parent is, and at all times since January 1, 2018 has been, in material compliance with the WARN Act.

(r) Except as would not be reasonably likely to result in a material liability to Parent or any Parent Benefit Plan, with respect to each individual who currently renders services to Parent, Parent has properly classified each such individual as an employee, independent contractor, or otherwise under all applicable Laws and, for each individual classified as an employee, Parent has properly classified him or her as overtime eligible or overtime ineligible under all applicable Laws. Parent does not have any material liability with respect to any misclassification of: (a) any Person as an independent contractor rather than as an employee, (b) any employee leased from another employer, or (c) any employee currently or formerly classified as exempt from overtime wages.

(s) There is not and has not been since January 1, 2019, nor is there or has there been since January 1, 2019 any threat of, any strike, slowdown, work stoppage, lockout, union election petition, demand for recognition, or any similar activity or dispute, or, to Parent’s Knowledge, any union organizing activity, against Parent. No event has occurred, and, to Parent’s Knowledge, no condition or circumstance exists, that might directly or indirectly be likely to give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, union election petition, demand for recognition, or any similar activity or dispute, or to Parent’s Knowledge, any union organizing activity.

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3.19 Environmental Matters. Parent is and since January 1, 2019 has complied with all applicable Environmental Laws, which compliance includes the possession by Parent of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in such compliance that, either individually or in the aggregate, would not reasonably be expected to be material to Parent or its business. Parent has not received since January 1, 2019 (or prior to that time, which is pending and unresolved), any written notice or other communication (in writing or otherwise), whether from a Governmental Body or other Person, that alleges that Parent is not in compliance with or has liability pursuant to any Environmental Law and, to Parent’s Knowledge, there are no circumstances that would reasonably be expected to prevent or interfere with Parent’s compliance in any material respects with any Environmental Law, except where such failure to comply would not reasonably be expected to be material to Parent or its business. No current or (during the time a prior property was leased or controlled by Parent) prior property leased or controlled by Parent has had a release of or exposure to Hazardous Materials in material violation of or as would reasonably be expected to result in any material liability of Parent pursuant to Environmental Law. No consent, approval or Governmental Authorization of or registration or filing with any Governmental Body is required by Environmental Laws in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions. Prior to the date hereof, Parent has provided or otherwise made available to the Company true and correct copies of all material environmental reports, assessments, studies and audits in the possession or control of Parent with respect to any property leased or controlled by Parent or any business operated by it.

3.20 Transactions with Affiliates. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement, as contemplated by this Agreement or as otherwise set forth on Section 3.20 of the Parent Disclosure Schedule, since the date of Parent’s proxy statement filed in 2022 with the SEC, no event has occurred that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K as promulgated under the Securities Act.

3.21 Insurance. Parent has delivered or made available to the Company accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of Parent. Each of such insurance policies is in full force and effect and Parent is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2019, Parent has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. Parent has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding that is currently pending against Parent for which Parent has insurance coverage, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed Parent of its intent to do so.

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3.22 No Financial Advisors. Other than SVB Securities LLC, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Parent.

3.23 Anti-Bribery. Neither Parent nor any of its directors, officers, employees or, to Parent’s Knowledge, agents or any other Person acting on its behalf has directly or indirectly made any bribes, rebates, payoffs, influence payments, kickbacks, illegal payments, illegal political contributions, or other payments, in the form of cash, gifts, or otherwise, or taken any other action, in violation of Anti-Bribery Laws. Parent is not or has not been the subject of any investigation or inquiry by any Governmental Body with respect to potential violations of Anti-Bribery Laws.

3.24 Valid Issuance. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

3.25 Opinion of Financial Advisor. The Parent Board has received an opinion of SVB Securities LLC to the effect that, as of July 20, 2022 and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Exchange Ratio is fair, from a financial point of view, to Parent. It is agreed and understood that such opinion is for the benefit of the Parent Board and may not be relied upon by the Company.

3.26 Disclaimer of Other Representations or Warranties. Except as previously set forth in this Section 3 or in any certificate delivered by Parent or Merger Sub to the Company pursuant to this Agreement, neither Parent nor Merger Sub makes any representation or warranty, express or implied, at law or in equity, with respect to it or any of its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.

Section 4. CERTAIN COVENANTS OF THE PARTIES

4.1 Operation of Parent’s Business.

(a) Except (i) as set forth in Section 4.1(a) of the Parent Disclosure Schedule, (ii) as expressly permitted by or required in accordance this Agreement, including in connection with the Asset Dispositions, (iii) as required by applicable Law, (iv) in connection with the COVID-19 pandemic, to the extent reasonably necessary, (A) to protect the health and safety of Parent’s employees, (B) to respond to third party supply or service disruptions caused by the COVID-19 pandemic or (C) as required by any applicable Law, directive or guideline from any Governmental Body arising out of, or otherwise related to, the COVID-19 pandemic (including any response to COVID-19), or (v) as may be consented to in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), during the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Section 9 and the Effective Time (the “Pre-Closing Period”): Parent shall use commercially reasonable efforts to conduct its business and operations in the Ordinary Course of Business and in compliance in all material respects with all applicable Laws and the requirements of all Contracts that constitute Parent Material Contracts.

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(b) Except (i) as expressly permitted by this Agreement, (ii) as set forth in Section 4.1(b) of the Parent Disclosure Schedule, (iii) as required by applicable Law, (iv) in connection with the Asset Dispositions, a Permitted Dividend or the winding down of Parent’s prior research and development activities (including the termination of ongoing contractual obligations related to Parent’s current products or product candidates), or (v) with the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), at all times during the Pre-Closing Period, Parent shall not, nor shall it cause or permit Merger Sub to, do any of the following:

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire, directly or indirectly, any shares of its capital stock or other securities (except repurchases from terminated employees, directors or consultants of Parent or in connection with the payment of the exercise price and/or withholding Taxes incurred upon the exercise, settlement or vesting of any award or purchase rights granted under the Parent Plans in accordance with the terms of such award in effect on the date of this Agreement); provided, however, that to the extent that Parent Net Cash is greater than $255,000,000, Parent shall be permitted to declare any such excess amount as a dividend (a “Permitted Dividend”);

(ii) sell, issue, grant, pledge or otherwise dispose of or encumber or authorize any of the foregoing with respect to: (A) any capital stock or other security of Parent (except for shares of outstanding Parent Common Stock issued upon the valid exercise of Parent Options or upon settlement of purchase rights under the Parent ESPP or Parent RSUs); (B) any option, warrant or right to acquire any capital stock or any other security, other than (i) stock options or restricted stock unit awards granted to employees and service providers or (ii) offerings providing eligible employees with purchase rights under the Parent ESPP, in either case, in the Ordinary Course of Business which are included in the calculation of the Parent Outstanding Shares; or (C) any instrument convertible into or exchangeable for any capital stock or other security of Parent;

(iii) except as required to give effect to anything in contemplation of the Closing, amend any of its Organizational Documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(iv) form any Subsidiary or acquire any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(v) (A) lend money to any Person (except for the advancement of expenses to employees, directors and consultants in the Ordinary Course of Business), (B) incur or guarantee any indebtedness for borrowed money, (C) guarantee any debt securities of others or (D) other than the incurrence or payment of any Transaction Expenses, make any capital expenditure in excess of $50,000;

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(vi) forgive any loans to any Person, including its employees, officers, directors or Affiliates;

(vii) other than as required by applicable Law, the terms of any Parent Benefit Plan as in effect on the date of this Agreement or as disclosed in Section 4.1(b)(vii) of the Parent Disclosure Schedule: (A) adopt, terminate, establish or enter into any Parent Benefit Plan; (B) cause or permit any Parent Benefit Plan to be amended in any material respect; (C) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than increases in base salary and annual cash bonus opportunities and payments made in the Ordinary Course of Business consistent with past practice; (D) increase the severance or change of control benefits offered to any current or new employees, directors or consultants or (E) hire any (x) officer or (y) employee whose annual base salary is or is expected to be more than $250,000 per year;

(viii) recognize any labor union or labor organization, except as otherwise required by applicable Law and after prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned);

(ix) enter into any material transaction other than in the Ordinary Course of Business;

(x) acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its assets or properties, or grant any Encumbrance with respect to such assets or properties, except in the Ordinary Course of Business;

(xi) either solely or in collaboration with any third party, directly or indirectly, commence, enter, join, revive, solicit, or otherwise get engaged in, any clinical trial other than the clinical trials existing on or prior to the date of this Agreement and disclosed by Parent in Section 4.1(b)(xi) of the Parent Disclosure Schedule;

(xii) sell, assign, transfer, license, sublicense or otherwise dispose of any material Parent IP (other than pursuant to non-exclusive licenses in the Ordinary Course of Business);

(xiii) make, change or revoke any material Tax election, fail to pay any income or other material Tax as such Tax becomes due and payable, file any amendment making any material change to any Tax Return, settle or compromise any income or other material Tax liability or submit any voluntary disclosure application, enter into any Tax allocation, sharing, indemnification or other similar agreement or arrangement (other than customary commercial contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes), request or consent to any extension or waiver of any limitation period with respect to any claim or assessment for any income or other material Taxes (other than pursuant to an extension of time to file any Tax Return granted in the Ordinary Course of Business of not more than seven (7) months), or adopt or change any material accounting method in respect of Taxes;

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(xiv) enter into, materially amend or terminate any Parent Material Contract;

(xv) other than as required by Law or GAAP, take any action to change accounting policies or procedures;

(xvi) initiate or settle any Legal Proceeding;

(xvii) enter into or amend a Contract that would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Contemplated Transactions; or

(xviii) agree, resolve or commit to do any of the foregoing.

(c) Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Parent prior to the Effective Time. Prior to the Effective Time, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations. Notwithstanding anything to the contrary set forth in this Agreement, no consent of the Company shall be required with respect to any matter set forth in this Section 4.1 or elsewhere in this Agreement to the extent that the requirement of such consent could violate any applicable Laws.

4.2 Operation of the Company’s Business.

(a) Except (i) as set forth in Section 4.2(a) of the Company Disclosure Schedule, (ii) as expressly permitted by or required in accordance this Agreement, (iii) as required by applicable Law, (iv) in connection with the COVID-19 pandemic, to the extent reasonably necessary, (A) to protect the health and safety of the Company’s or any of its Subsidiaries’ employees, (B) to respond to third party supply or service disruptions caused by the COVID-19 pandemic or (C) as required by any applicable Law, directive or guideline from any Governmental Body arising out of, or otherwise related to, the COVID-19 pandemic (including any response to COVID-19), or (v) as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the Pre-Closing Period: each of the Company and its Subsidiaries shall conduct its business and operations in the Ordinary Course of Business and in compliance in all material respects with all applicable Laws and the requirements of all Contracts that constitute Company Material Contracts.

(b) Except (i) as expressly permitted by this Agreement, (ii) as set forth in Section 4.2(b) of the Company Disclosure Schedule, (iii) as required by applicable Law or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), at all times during the Pre-Closing Period, the Company shall not, nor shall it cause or permit any of its Subsidiaries to, do any of the following:

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire, directly or indirectly, any shares of its capital stock or other securities (except in connection with the payment of the exercise price and/or withholding Taxes incurred upon the exercise, settlement or vesting of any award granted under the Company Plan in accordance with the terms of such award in effect on the date of this Agreement);

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(ii) sell, issue, grant, pledge or otherwise dispose of or encumber or authorize any of the foregoing with respect to: (A) any capital stock or other security of the Company or any of its Subsidiaries (except for shares of outstanding Company Common Stock issued upon the valid exercise of Company Options); (B) any option, warrant or right to acquire any capital stock or any other security, other than option grants or restricted stock unit awards granted to employees and service providers in the Ordinary Course of Business which are included in the calculation of the Company Outstanding Shares; or (C) any instrument convertible into or exchangeable for any capital stock or other security of the Company or any of its Subsidiaries;

(iii) except as required to give effect to anything in contemplation of the Closing, amend any of its or its Subsidiaries’ Organizational Documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(iv) form any Subsidiary or acquire any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(v) (A) lend money to any Person (except for the advancement of expenses to employees, directors and consultants in the Ordinary Course of Business), (B) incur or guarantee any indebtedness for borrowed money, (C) guarantee any debt securities of others, or (D) other than the incurrence or payment of any Transaction Expenses, make any capital expenditure in excess of the budgeted capital expenditure amounts set forth in the Company operating budget delivered to Parent concurrently with the execution of this Agreement (the “Company Budget”);

(vi) other than as required by applicable Law or the terms of any Company Benefit Plan as in effect on the date of this Agreement: (A) adopt, terminate, establish or enter into any Company Benefit Plan; (B) cause or permit any Company Benefit Plan to be amended in any material respect; (C) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than increases in base salary and annual cash bonus opportunities and payments made in the Ordinary Course of Business consistent with past practice and which do not exceed, in the aggregate, the amounts specifically budgeted therefore in the Company Budget; (D) increase the severance or change of control benefits offered to any current or new employees, directors or consultants; (E) hire any (x) officer or (y) employee whose annual base salary is or is expected to be more than $250,000 per year or (F) terminate or give notice of termination to any officer other than for cause;

(vii) recognize any labor union or labor organization, except as otherwise required by applicable Law and after prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned);

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(viii) enter into any material transaction other than in the Ordinary Course of Business;

(ix) acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its assets or properties, or grant any Encumbrance with respect to such assets or properties, except in the Ordinary Course of Business;

(x) sell, assign, transfer, license, sublicense or otherwise dispose of any Company IP (other than pursuant to non-exclusive licenses in the Ordinary Course of Business);

(xi) make, change or revoke any material Tax election, fail to pay any income or other material Tax as such Tax becomes due and payable, file any amendment making any material change to any Tax Return, settle or compromise any income or other material Tax liability or submit any voluntary disclosure application, enter into any Tax allocation, sharing, indemnification or other similar agreement or arrangement (other than customary commercial contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes), request or consent to any extension or waiver of any limitation period with respect to any claim or assessment for any income or other material Taxes (other than pursuant to an extension of time to file any Tax Return granted in the Ordinary Course of Business of not more than seven (7) months), or adopt or change any material accounting method in respect of Taxes;

(xii) enter into, materially amend or terminate any Company Material Contract;

(xiii) other than as required by Law or GAAP, take any action to change accounting policies or procedures;

(xiv) initiate or settle any Legal Proceeding

(xv) enter into or amend a Contract that would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Contemplated Transactions; or

(xvi) agree, resolve or commit to do any of the foregoing.

(c) Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations. Notwithstanding anything to the contrary set forth in this Agreement, no consent of Parent shall be required with respect to any matter set forth in this Section 4.2 or elsewhere in this Agreement to the extent that the requirement of such consent could violate any applicable Laws.

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4.3 Access and Investigation. Subject to the terms of the Confidentiality Agreement, which the Parties agree will continue in full force following the date of this Agreement, during the Pre-Closing Period, upon reasonable notice, Parent, on the one hand, and the Company, on the other hand, shall and shall use commercially reasonable efforts to cause such Party’s Representatives to: (a) provide the other Party and such other Party’s Representatives with reasonable access during normal business hours to such Party’s Representatives, personnel, property and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Party and its Subsidiaries; (b) provide the other Party and such other Party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such Party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such Party and its Subsidiaries as the other Party may reasonably request; (c) permit the other Party’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of such Party responsible for such Party’s financial statements and the internal controls of such Party to discuss such matters as the other Party may deem necessary or appropriate and; (d) make available to the other Party copies of unaudited financial statements, material operating and financial reports prepared for senior management or the board of directors of such Party, and any material notice, report or other document filed with or sent to or received from any Governmental Body in connection with the Contemplated Transactions; provided, that the Notification and Report Form and documentary attachments thereto made under the HSR Act need not be provided to the other Party; provided, further, that if a Governmental Body commences an investigation of the Contemplated Transactions under the HSR Act, any submission by a Party to such Governmental Body to respond to any requests by such Governmental Body for information or documents will be shared with the other Party, but may be restricted to the other Party’s outside counsel. Any investigation conducted by either Parent or the Company pursuant to this Section 4.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other Party.

Notwithstanding the foregoing, any Party may restrict the foregoing access to the extent that such Party has a reasonable good faith belief that any Law applicable to such Party requires such Party to restrict or prohibit access to any such properties or information or as may be necessary to preserve the attorney-client privilege under any circumstances in which such privilege may be jeopardized by such disclosure or access.

4.4 Parent Non-Solicitation.

(a) Parent agrees that, during the Pre-Closing Period, it shall not, and shall not authorize any of its Representatives to, directly or indirectly, other than relating to communicating, discussing, negotiating or consummating the Asset Dispositions: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any non-public information regarding Parent to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions (other than to inform any Person of the existence of the provisions in this Section 4.4) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal (subject to Section 5.3); (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction (other than a confidentiality agreement permitted under this Section 4.4(a)); or (vi) publicly propose to do any

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of the foregoing; provided, however, that, notwithstanding anything contained in this Section 4.4 and subject to compliance with this Section 4.4, prior to obtaining the Required Parent Stockholder Vote, Parent may furnish non-public information regarding Parent to, and enter into discussions or negotiations with, any Person in response to an unsolicited bona fide Acquisition Proposal by such Person, which the Parent Board determines in good faith, after consultation with Parent’s outside financial advisors and outside legal counsel, constitutes, or could be reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (A) neither Parent nor any of its Representatives shall have breached this Section 4.4 in any material respect, (B) the Parent Board concludes in good faith based on the advice of outside legal counsel, that the failure to take such action could be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board under applicable Law; (C) Parent receives from such Person an executed confidentiality agreement containing provisions, in the aggregate, at least as favorable to Parent as those contained in the Confidentiality Agreement; and (D) substantially contemporaneously with furnishing any such non-public information to such Person, Parent furnishes such non-public information to the Company (to the extent such information has not been previously furnished by Parent to the Company). Without limiting the generality of the foregoing, Parent acknowledges and agrees that, in the event any Representative of Parent (whether or not such Representative is purporting to act on behalf of Parent) takes any action that, if taken by Parent, would constitute a breach of this Section 4.4, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 4.4 by Parent for purposes of this Agreement.

(b) If Parent or any Representative of Parent receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then Parent shall promptly (and in no event later than one (1) Business Day after Parent becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise the Company orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the material terms thereof) and provide to the Company a copy of any written Acquisition Proposal or Acquisition Inquiry. Parent shall keep the Company reasonably informed with respect to the status and material terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or proposed material modification thereto.

(c) Parent shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry (other than any Asset Disposition) that has not already been terminated as of the date of this Agreement and request the destruction or return of any non-public information of Parent provided to such Person as soon as practicable after the date of this Agreement.

4.5 Company Non-Solicitation.

(a) The Company agrees that, during the Pre-Closing Period, neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries authorize any of their respective Representatives to, directly or indirectly: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any non-public information regarding the

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Company or any of its Subsidiaries to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions (other than to inform any Person of the existence of the provisions in this Section 4.5) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal; (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; or (vi) publicly propose to do any of the foregoing. Without limiting the generality of the foregoing, the Company acknowledges and agrees that, in the event any Representative of the Company or any of its Subsidiaries (whether or not such Representative is purporting to act on behalf of the Company or any of its Subsidiaries) takes any action that, if taken by the Company, would constitute a breach of this Section 4.5, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 4.5 by the Company for purposes of this Agreement.

(b) If the Company, any of its Subsidiaries or any of their respective Representatives receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than one (1) Business Day after the Company becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise Parent orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the material terms thereof). The Company shall keep Parent reasonably informed with respect to the status and material terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or proposed material modification thereto.

(c) The Company shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry that has not already been terminated as of the date of this Agreement and request the destruction or return of any non-public information of the Company or any of its Subsidiaries provided to such Person as soon as practicable after the date of this Agreement.

4.6 Notification of Certain Matters.

(a) During the Pre-Closing Period the Company shall promptly (and in no event later than one (1) Business Day after the Company becomes aware of same) notify Parent (and, if in writing, furnish copies of any relevant documents) if any of the following occurs: (i) any notice or other communication is received from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; (ii) any Legal Proceeding against or involving or otherwise affecting the Company or its Subsidiaries is commenced, or, to the Company’s Knowledge, threatened against the Company or its Subsidiaries or, to the Company’s Knowledge, any director or officer of the Company or its Subsidiaries; (iii) the Company becomes aware of any inaccuracy in any representation or warranty made by it in this Agreement; (iv) any communication is received from the FDA or comparable Government Body concerning the Company business; or (v) the failure of the Company to comply with any covenant or obligation of the Company; in the case of (iii) and (v) that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in Sections 6 or 7, as applicable, impossible or materially less likely. No notification given to Parent pursuant to this Section 4.6(a) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company or any of its Subsidiaries contained in this Agreement or the Company Disclosure Schedule for purposes of Sections 6 and 7, as applicable.

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(b) During the Pre-Closing Period Parent shall promptly (and in no event later than one (1) Business Day after the Parent becomes aware of same) notify the Company (and, if in writing, furnish copies of any relevant documents) if any of the following occurs: (i) any notice or other communication is received from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; (ii) any Legal Proceeding against or involving or otherwise affecting Parent is commenced, or, to Parent’s Knowledge, threatened against Parent or, to Parent’s Knowledge, any director or officer of Parent; (iii) Parent becomes aware of any inaccuracy in any representation or warranty made by it in this Agreement; or (iv) the failure of Parent to comply with any covenant or obligation of Parent or Merger Sub; in the case of (iii) and (iv) that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in Sections 6 or 8, as applicable, impossible or materially less likely. No notification given to the Company pursuant to this Section 4.6(b) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement or the Parent Disclosure Schedule for purposes of Sections 6 and 8, as applicable.

4.7 Potentially Transferable Assets. Parent shall be entitled, but under no obligation, to separate into a new company or sell, transfer, assign or otherwise divest the Potentially Transferable Assets to a third party in one or a series of transactions prior to, concurrently with, or immediately following the Closing (each an “Asset Disposition” and collectively, the “Asset Dispositions”); provided, however, that Parent shall notify the Company at least five (5) Business Days prior to entering into any agreement with respect to any Asset Disposition and provide copies of all written agreements or documents with respect to such sale and provide the Company with an opportunity to provide comments to such documents, provided, however, that the inclusion or exclusion of such Company comments will be at the sole discretion of Parent after having considered such comments in good faith and engaging in good faith discussions with the Company regarding the same; and provided further, however, that any such Asset Disposition that would create any material post-disposition Liabilities for Parent following the Closing shall require, to the extent consistent with applicable Laws, the written consent of the Company, not to be unreasonably withheld, delayed or conditioned. Each Party acknowledges that Parent may not be successful in completing, or may determine not to proceed, with any Asset Dispositions. For clarity, if the Asset Dispositions are not completed prior to, concurrently with, or immediately following the Closing, the Potentially Transferable Assets shall be retained by Parent and the value of such Potentially Transferable Assets shall have no impact on the calculation of the Exchange Ratio.

4.8 Termination of Employees of Parent. Effective as of the Effective Time, Parent and Merger Sub shall terminate all of their respective employees other than those who will continue as employees of Parent or the Surviving Corporation following the Closing (the “Retained Employees”). At least ten (10) Business Days prior to the Closing, the Company shall deliver a list to Parent setting forth the names of any such Retained Employees.

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Section 5. ADDITIONAL AGREEMENTS OF THE PARTIES

5.1 Proxy Statement.

(a) As promptly as practicable after the date of this Agreement, the Parties shall prepare, and Parent shall cause to be filed with the SEC, the Proxy Statement. Parent covenants and agrees that the Proxy Statement will not, at the time the Proxy Statement or any amendment or supplement thereto is filed with the SEC or is first mailed to Parent’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company covenants and agrees that the information provided by or on behalf of the Company to Parent for inclusion in the Proxy Statement (including the Company Audited Financial Statements or the Company Interim Financial Statements, as the case may be) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information not misleading. Notwithstanding the foregoing, Parent makes no covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information provided by or on behalf of the Company or any of its Representatives for inclusion therein, and the Company makes no covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, other than with respect to the information provided by or on behalf of the Company or any of its Representatives for inclusion therein. The Company and its legal counsel shall be given reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to the filing thereof with the SEC, and on the response to any comments of the SEC on the Proxy Statement, prior to the filing or submission thereof with or to the SEC. Parent shall use commercially reasonable efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Parent shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to Parent’s stockholders as promptly as practicable after the resolution of SEC staff comments and the filing of the Definitive Proxy Statement. Each Party shall promptly furnish to the other Party all information concerning such Party and such Party’s Affiliates and such Party’s stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If Parent, Merger Sub or the Company become aware of any event or information that, pursuant to the Exchange Act, should be disclosed in an amendment or supplement to the Proxy Statement, then such Party, as the case may be, shall promptly inform the other Parties thereof and shall cooperate with such other Parties in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to Parent’s stockholders. No filing of, or amendment or supplement to, the Proxy Statement will be made by Parent, in each case, without the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed. The Company and Parent shall each use commercially reasonable efforts to cause the Proxy Statement to comply with applicable federal and state securities laws requirements.

(b) The Parties shall reasonably cooperate with each other and provide, and require their respective Representatives to provide, the other Party and its Representatives, with all true, correct and complete information regarding such Party or its Subsidiaries that is required by Law to be included in the Proxy Statement or reasonably requested by the other Party to be included in the Proxy Statement.

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(c) Following the final determination of Parent Net Cash at the Anticipated Closing Date in accordance with Section 1.6 (either as a result of the mutual agreement of the parties or the determination of the Accounting Firm), Parent and the Company shall mutually agree on the form and substance of a press release setting forth the anticipated Exchange Ratio as of the Anticipated Closing Date, which the Parties shall cause to be publicly disclosed (and which Parent shall file on Form 8-K with the SEC) as early as practicable prior to the Parent Stockholders’ Meeting (and in no event shall this delay or cause the postponement of such meeting under any applicable Law).

5.2 Company Information Statement; Stockholder Written Consent.

(a) As promptly as reasonably practicable after the date of this Agreement, and in any event no later than one (1) Business Day after the date of this Agreement, the Company shall obtain Company Stockholder Written Consents sufficient for the Required Company Stockholder Vote in lieu of a meeting pursuant to Section 228 of the DGCL, for purposes of (i) adopting and approving this Agreement and the Contemplated Transactions, (ii) electing an automatic conversion of each share of Company Preferred Stock into shares of Company Common Stock immediately prior to the Effective Time in accordance with the relevant provisions of the Company’s Organizational Documents (the “Preferred Stock Conversion”), (iii) approving the termination of the Investor Agreements, (iv) acknowledging that the approval given thereby is irrevocable and that such stockholder is aware of its rights to demand appraisal for its shares of Company Capital Stock pursuant to Section 262 of the DGCL and Chapter 13 of California Law, a true and correct copy of which will be attached thereto, and that such stockholder has received and read a copy of Section 262 of the DGCL and Chapter 13 of California Law, and (v) acknowledging that by its approval of the Merger it is not entitled to appraisal rights with respect to its shares of Company Capital Stock in connection with the Merger and thereby waives any rights to receive payment of the fair value of its shares of Company Capital Stock under the DGCL or California Law (collectively, the “Company Stockholder Matters”). Under no circumstances shall the Company assert that any other approval or consent is necessary by its stockholders to approve this Agreement and the Contemplated Transactions. All materials (including any amendments thereto) submitted to the stockholders of the Company in accordance with this Section 5.2(a) shall be subject to Parent’s advance review and reasonable approval.

(b) As promptly as reasonably practicable after the date of this Agreement, and in any event no later than three (3) Business Days after the date of this Agreement or such date as the Parties mutually agree, the Company shall prepare, with the cooperation of Parent, and cause to be mailed, distributed or otherwise made available to its stockholders that did not execute Company Stockholder Written Consents approving the Company Stockholder Matters in accordance Section 5.2(a), with an information statement that meets the requirements of Rule 502(b) of Regulation D (the “Information Statement”). The Parties shall reasonably cooperate with each other and provide, and require their respective Representatives to provide the other Party and its Representatives with, all true, correct and complete information regarding such Party or its Subsidiaries that is required by Law to be included in the Information Statement or reasonably requested by the other Party to be included in the Information Statement. Promptly following

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receipt of the Required Company Stockholder Vote, the Company shall prepare and mail a notice (the “Stockholder Notice”) to every stockholder of the Company that did not execute the Company Stockholder Written Consent. The Stockholder Notice shall (i) be a statement to the effect that the Company Board determined that the Merger is advisable in accordance with Section 251(b) of the DGCL and in the best interests of the stockholders of the Company and approved and adopted this Agreement, the Merger and the other Contemplated Transactions, (ii) provide the stockholders of the Company to whom it is sent with notice of the actions taken in the Company Stockholder Written Consent, including the adoption and approval of this Agreement, the Merger and the other Contemplated Transactions in accordance with Section 228(e) of the DGCL and the Organizational Documents of the Company and (iii) include a description of the appraisal rights of the Company’s stockholders available under the DGCL and California Law, along with such other information as is required thereunder and pursuant to applicable Law. All materials (including any amendments thereto) submitted to the stockholders of the Company in accordance with this Section 5.2(b) shall be subject to Parent’s advance review and reasonable approval.

(c) The Company covenants and agrees that the Information Statement, including any pro forma financial statements included therein (and the letter to stockholders and form of Company Stockholder Written Consent included therewith), will not, at the time that the Information Statement or any amendment or supplement thereto is first mailed, distributed or otherwise made available to its stockholders that did not execute the written consent approving the Company Stockholder Matters in accordance Section 5.2(a), at the time of receipt of the Required Company Stockholder Vote and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no covenant, representation or warranty with respect to statements made in the Information Statement (and the letter to the stockholders and form of Company Stockholder Written Consent included therewith), if any, based on information furnished in writing by Parent specifically for inclusion therein. Each of the Parties shall use commercially reasonable efforts to cause the Information Statement to comply with the applicable rules and regulations promulgated by the SEC and applicable federal and state securities laws requirements in all material respects.

(d) The Company agrees that: (i) the Company Board shall recommend that the Company’s stockholders vote to approve the Company Stockholder Matters and shall use reasonable best efforts to solicit such approval from each of the Company Signatories within the time set forth in Section 5.2(a) (the recommendation of the Company Board that the Company’s stockholders vote to adopt and approve the Company Stockholder Matters being referred to as the “Company Board Recommendation”); and (ii) the Company Board Recommendation shall not be withdrawn or modified (and the Company Board shall not publicly propose to withdraw or modify the Company Board Recommendation) in a manner adverse to Parent, and no resolution by the Company Board or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent or to adopt, approve or recommend (or publicly propose to adopt, approve or recommend) any Acquisition Proposal shall be adopted or proposed (the actions set forth in the foregoing clause (ii), collectively, a “Company Board Adverse Recommendation Change”).

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(e) The Company’s obligation to solicit the consent of its stockholders to sign the Company Stockholder Written Consent in accordance with Section 5.2(a) and Section 5.2(d) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal.

5.3 Parent Stockholders’ Meeting.

(a) Promptly as reasonably practicable after the resolution of SEC staff comments and the filing of the Definitive Proxy Statement, Parent shall take all action necessary under applicable Law to call, give notice of and hold a meeting of the holders of Parent Common Stock for the purpose of seeking approval of (i) the issuance of Parent Common Stock or other securities of Parent that represent (or are convertible into) more than twenty percent (20%) of the shares of Parent Common Stock outstanding immediately prior to the Merger to the holders of Company Capital Stock, Company Options and Company Warrants in connection with the Contemplated Transactions and the change of control of Parent resulting from the Contemplated Transactions, in each case pursuant to the Nasdaq rules; (ii) in accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, seeking advisory approval of a proposal to Parent’s stockholders for a non-binding, advisory vote to approve certain compensation that may become payable to Parent’s named executive officers in connection with the completion of the Merger, if applicable; and (iii) any other proposals the Parties deem necessary or desirable to consummate the Contemplated Transactions (the matters contemplated by this Section 5.3(a)(i) are collectively referred to as the “Parent Stockholder Matters,” and the matters contemplated by this Section 5.3(a)(ii) and (iii) are collectively referred to herein as, the “Other Parent Stockholder Matters,” and such meeting, the “Parent Stockholders’ Meeting”).

(b) The Parent Stockholders’ Meeting shall be held as promptly as practicable after the filing of the Definitive Proxy Statement with the SEC. Parent shall take reasonable measures to ensure that all proxies solicited in connection with the Parent Stockholders’ Meeting are solicited in compliance with all applicable Laws. Notwithstanding anything to the contrary contained herein, if on the date of the Parent Stockholders’ Meeting, or a date preceding the date on which the Parent Stockholders’ Meeting is scheduled, Parent reasonably believes that (i) it will not receive proxies sufficient to obtain the Required Parent Stockholder Vote, whether or not a quorum would be present, or (ii) it will not have sufficient shares of Parent Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders’ Meeting, Parent may make one or more successive postponements or adjournments of the Parent Stockholders’ Meeting as long as the date of the Parent Stockholders’ Meeting is not postponed or adjourned more than an aggregate of sixty (60) calendar days in connection with any postponements or adjournments.

(c) Parent agrees that, subject to Section 5.3(d): (i) the Parent Board shall recommend that the holders of Parent Common Stock vote to approve the Parent Stockholder Matters and the Other Parent Stockholder Matters, (ii) the Proxy Statement shall include a statement to the effect that the Parent Board recommends that Parent’s stockholders vote to approve the Parent Stockholder Matters and the Other Parent Stockholder Matters (the recommendation of the Parent Board with respect to the Parent Stockholder Matters being referred to as the “Parent Board Recommendation”); and (iii) the Parent Board Recommendation shall not be withheld, amended, withdrawn or modified (and the Parent Board shall not publicly propose to withhold, amend, withdraw or modify the Parent Board Recommendation) in a manner adverse to the Company (the actions set forth in the foregoing clause (iii), collectively, a “Parent Board Adverse Recommendation Change”).

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(d) Notwithstanding anything to the contrary contained in this Agreement, if at any time prior to the approval of the Parent Stockholder Matters at the Parent Stockholders’ Meeting by the Required Parent Stockholder Vote:

(i) if Parent has received a written Acquisition Proposal (which Acquisition Proposal did not arise out of a material breach of Section 4.4) from any Person that has not been withdrawn and after consultation with outside legal counsel, the Parent Board shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer, (x) the Parent Board may make a Parent Board Adverse Recommendation Change or (y) Parent may terminate this Agreement pursuant to Section 9.1(j) to enter into a Permitted Alternative Agreement with respect to such Superior Offer, if and only if all of the following apply: (A) the Parent Board determines in good faith, after consultation with Parent’s outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board to Parent’s stockholders under applicable Law; (B) Parent shall have given the Company prior written notice of its intention to consider making a Parent Board Adverse Recommendation Change or terminate this Agreement pursuant to Section 9.1(j) at least three (3) Business Days prior to making any such Parent Board Adverse Recommendation Change or termination (a “Determination Notice”) (which notice shall not constitute a Parent Board Adverse Recommendation Change); and (C) (1) Parent shall have provided to the Company a summary of the material terms and conditions of the Acquisition Proposal in accordance with Section 4.4(b), (2) Parent shall have given the Company the three (3) Business Days after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal and shall have made its Representatives reasonably available to negotiate in good faith with the Company (to the extent the Company desires to negotiate) with respect to such proposed revisions or other proposal, if any, and (3) after considering the results of any such negotiations and giving effect to the proposals made by the Company, if any, after consultation with outside legal counsel, the Parent Board shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer and that the failure to make the Parent Board Adverse Recommendation Change or terminate this Agreement pursuant to Section 9.1(j) would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board to Parent’s stockholders under applicable Law. For the avoidance of doubt, the provisions of this Section 5.3(d)(i) shall also apply to any material change to the facts and circumstances relating to such Acquisition Proposal and require a new Determination Notice, except that the references to three (3) Business Days shall be deemed to be two (2) Business Days.

(ii) other than in connection with an Acquisition Proposal, the Parent Board may make a Parent Board Adverse Recommendation Change in response to a Parent Change in Circumstance, if and only if: (A) the Parent Board determines in good faith, after consultation with Parent’s outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board to Parent’s stockholders under applicable Law; (B) Parent shall have given the Company a

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Determination Notice at least three (3) Business Days prior to making any such Parent Board Adverse Recommendation Change; and (C) (1) Parent shall have specified the Parent Change in Circumstance in reasonable detail, (2) Parent shall have given the Company the three (3) Business Days after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal, and shall have made its Representatives reasonably available to negotiate in good faith with the Company (to the extent the Company desires to do so) with respect to such proposed revisions or other proposal, if any, and (3) after considering the results of any such negotiations and giving effect to the proposals made by the Company, if any, after consultation with outside legal counsel, the Parent Board shall have determined, in good faith, that the failure to make the Parent Board Adverse Recommendation Change in response to such Parent Change in Circumstance would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board to Parent’s stockholders under applicable Law. For the avoidance of doubt, the provisions of this Section 5.3(d)(ii) shall also apply to any material change to the facts and circumstances relating to such Parent Change in Circumstance and require a new Determination Notice, except that the references to three (3) Business Days shall be deemed to be two (2) Business Days.

(e) Nothing contained in this Agreement shall prohibit Parent or the Parent Board from (i) complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, (ii) issuing a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act or (iii) otherwise making any disclosure to Parent’s stockholders; provided however, that in the case of the foregoing clause (iii) the Parent Board determines in good faith, after consultation with its outside legal counsel, that failure to make such disclosure could be reasonably likely to be inconsistent with applicable Law, including its fiduciary duties under applicable Law.

5.4 Regulatory Approvals.

(a) Each Party shall, and shall cause its ultimate parent entity (as such term is defined in the HSR Act) to, use reasonable best efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all applications, notices, reports, filings and other documents reasonably required to be filed by such Party or its ultimate parent entity with or otherwise submitted by such Party or its ultimate parent entity to any Governmental Body with respect to the Contemplated Transactions, and shall file no later than ten (10) Business Days thereafter the Notification and Report Forms required by the HSR Act. Each Party shall (i) promptly supply the other with any information which may be required in order to effectuate such filings, (ii) submit promptly any additional information which may be reasonably requested by any such Governmental Body, and (iii) coordinate with the other Party in making any such filings or information submissions pursuant to and in connection with the foregoing that may be necessary, proper, or advisable in order to consummate and make effective the Contemplated Transactions.

(b) Without limiting the generality of anything contained in this Section 5.4, in connection with its efforts to obtain all requisite approvals and authorizations, and the expiration or termination of all applicable waiting periods for the Contemplated Transactions under any Antitrust Law, each Party hereto shall use its reasonable best efforts to (i) cooperate with the other with respect to any investigation or other inquiry; (ii) promptly provide to the other

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a copy of all communications received by such Party from, or given by such Party to, any Governmental Body, in each case regarding the Contemplated Transactions; and (iii) to the extent not prohibited under applicable Antitrust Law, permit the other to review in advance any communication given by it to any Governmental Body concerning the Contemplated Transactions, consider in good faith the views of the other in connection with any proposed written communications by such Party to any Governmental Body concerning the Contemplated Transactions, and consult with each other in advance of any meeting or telephone or video conference with, any Governmental Body, and give the other or its outside counsel the opportunity to attend and participate in such meetings and conferences unless prohibited by the applicable Governmental Body; provided, that materials required to be provided pursuant to this Section 5.4(b) may be restricted to outside counsel and redacted to (A) remove references concerning the valuation of either Party, (B) comply with contractual arrangements, and (C) preserve attorney-client privilege. Neither Party shall commit to or agree with any Governmental Body to stay, toll or extend any applicable waiting period under applicable Antitrust Law, or pull and refile under the HSR Act, without the prior written consent of the other. Parent and the Company shall each pay one-half of the filing fee under the HSR Act relating to the HSR filing required for the Merger; provided, however, that each Party shall bear its own legal fees.

(c) Except as required by this Agreement, prior to Closing, neither the Company nor Parent shall, and shall cause its Affiliates not to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into of an agreement relating to or the consummation of such acquisition, merger or consolidation would reasonably be expected to (i) impose any delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Body necessary to consummate the Contemplated Transactions or the expiration or termination of any applicable waiting period, or (ii) increase the risk of any Governmental Body entering an order prohibiting the consummation of the Contemplated Transactions.

5.5 Company Options and Company Warrants.

(a) At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time under the Company Plan, whether or not vested, shall be converted into and become an option to purchase Parent Common Stock, and Parent shall assume the Company Plan and each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the Company Plan and the terms of the stock option agreement by which such Company Option is evidenced (but with changes to such documents as Parent and the Company mutually agree are appropriate to reflect the substitution of the Company Options by Parent to purchase shares of Parent Common Stock). All rights with respect to Company Common Stock under Company Options assumed by Parent shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time: (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock; (ii) the number of shares of Parent Common Stock subject to each Company Option assumed by Parent shall be determined by multiplying (A) the number of shares of Company Common Stock that were subject to such Company Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, and rounding the resulting number down

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to the nearest whole number of shares of Parent Common Stock; (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each Company Option assumed by Parent shall be determined by dividing (A) the per share exercise price of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any Company Option assumed by Parent shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that: (A) Parent may amend the terms of the Company Options and the Company Plan to reflect Parent’s substitution of the Company Options with options to purchase Parent Common Stock (such as by making any change in control or similar definition relate to Parent and having any provision that provides for the adjustment of Company Options upon the occurrence of certain corporate events relate to corporate events that relate to Parent and/or Parent Common Stock); and (B) the Parent Board or a committee thereof shall succeed to the authority and responsibility of the Company Board or any committee thereof with respect to each Company Option assumed by Parent. Each Company Option so assumed by Parent is intended to qualify following the Effective Time as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent such Company Option qualified as an incentive stock option prior to the Effective Time, and, further, the assumption of such Company Option pursuant to this Section 5.5(a) shall be effected in a manner that satisfies the requirements of Sections 409A and 424(a) of the Code and the Treasury Regulations promulgated thereunder, and this Section 5.5(a) will be construed consistent with this intent.

(b) Parent shall file with the SEC, promptly, but no later than thirty (30) calendar days after the Effective Time, a registration statement on Form S-8 (or any successor form), if available for use by Parent, relating to the shares of Parent Common Stock that are either (i) issuable with respect to Company Options assumed by Parent in accordance with Section 5.5(a) or (ii) reserved for future grants under the Company Plan.

(c) At the Effective Time, each Company Warrant that is outstanding and unexercised as of immediately prior to the Effective Time, if any, and after giving effect to the Preferred Stock Conversion, shall be converted into and become a warrant to purchase Parent Common Stock and Parent shall assume each such Company Warrant in accordance with its terms. All rights with respect to Company Capital Stock under Company Warrants assumed by Parent shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time: (i) each Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock; (ii) the number of shares of Parent Common Stock subject to each Company Warrant assumed by Parent shall be determined by multiplying (A) the number of shares of Company Common Stock, or the number of shares of Company Preferred Stock issuable upon exercise of the Company Warrant, as applicable, that were subject to such Company Warrant immediately prior to the Effective Time by (B) the Exchange Ratio and rounding the resulting number up to the nearest whole number of shares of Parent Common Stock; (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each Company Warrant assumed by Parent shall be determined by dividing the per share exercise price of Company Capital Stock subject to such Company Warrant, as in effect immediately prior to the Effective Time, by the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on any Company Warrant assumed by Parent shall continue in full force and effect and the term and other provisions of such Company Warrant shall otherwise remain unchanged.

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(d) Prior to the Effective Time, the Company shall take all actions that may be necessary (under the Company Plan, the Company Warrants and otherwise) to effectuate the provisions of this Section 5.5 and to ensure that, from and after the Effective Time, holders of Company Options and Company Warrants have no rights with respect thereto other than those specifically provided in this Section 5.5.

5.6 Employee Benefits.

(a) For purposes of vesting, eligibility to participate, and level of benefits under the benefit plans, programs, contracts or arrangements of Parent or any of its Subsidiaries (including, following the Effective Time, the Surviving Corporation) providing benefits to any Continuing Employee after the Closing (the “Post-Closing Plans”), each employee who continues to be employed by Parent, the Surviving Corporation or any of their respective Subsidiaries immediately following the Closing (“Continuing Employees”) shall be credited with his or her years of service with Parent, the Company or any of their respective Subsidiaries, as applicable, and their respective predecessors; provided, however, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, for purposes of each Post-Closing Plan providing medical, dental, pharmaceutical and/or vision benefits to a Continuing Employee, the Surviving Corporation shall cause all pre-existing condition exclusions and actively-at-work requirements of such Post-Closing Plan to be waived for such Continuing Employee and his or her covered dependents to the extent such conditions would have been waived or satisfied under the employee benefit plan whose coverage is being replaced under the Post-Closing Plan, and the Surviving Corporation shall use commercially reasonable efforts to cause any eligible expenses incurred by a Continuing Employee and his or her covered dependents during the portion of such plan year in which coverage is replaced with coverage under a Post-Closing Plan to be taken into account under such Post-Closing Plan with respect to the plan year in which participation in such Post-Closing Plan begins for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for such plan year as if such amounts had been paid in accordance with such Post-Closing Plan.

(b) Parent shall provide, or shall cause the Surviving Corporation or any of their respective Subsidiaries to provide, severance payments and benefits to each Continuing Employee who was an employee of Parent or any of its Subsidiaries prior to the Closing that are no less favorable than the severance payments and benefits listed on Section 5.6(b) of the Parent Disclosure Schedule.

(c) The provisions of this Section 5.6 are for the sole benefit of Parent and the Company and no provision of this Agreement shall (i) create any third-party beneficiary or other rights in any Person, including rights in respect of any benefits that may be provided, directly or indirectly, under any Company Benefit Plan, Parent Benefit Plan or Post-Closing Plan or rights to continued employment or service with the Company or Parent (or any Subsidiary thereof), (ii) be construed as an amendment, waiver or creation of or limitation on the ability to terminate any Company Benefit Plan, Parent Benefit Plan or Post-Closing Plan, or (iii) limit the ability of Parent to terminate the employment of any Continuing Employee.

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(d) During the Pre-Closing Period, Parent shall use commercially reasonable efforts to make the Parent Associates set forth on Section 5.6(d) of the Parent Disclosure Schedule available to the Company at the Company’s reasonable request, for purposes of informational interviews and discussions regarding their employment following the Closing.

5.7 Indemnification of Officers and Directors.

(a) From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, each of Parent and the Surviving Corporation, jointly and severally, shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, fiduciary or agent of Parent or the Company and their respective Subsidiaries, respectively (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director, officer, fiduciary or agent of Parent or of the Company, whether asserted or claimed prior to, at or after the Effective Time, in each case, to the fullest extent permitted under applicable Law. Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Parent and the Surviving Corporation, jointly and severally, upon receipt by Parent or the Surviving Corporation from the D&O Indemnified Party of a request therefor; provided that any such person to whom expenses are advanced provides an undertaking to Parent, to the extent then required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b) The provisions of the Organizational Documents of Parent with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Parent that are set forth in the Organizational Documents of Parent as of the date of this Agreement shall not be amended, modified or repealed for a period of six (6) years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of Parent. The Organizational Documents of the Surviving Corporation shall contain, and Parent shall cause the Organizational Documents of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those set forth in the Organizational Documents of Parent as of the date of this Agreement.

(c) From and after the Effective Time, (i) the Surviving Corporation shall fulfill and honor in all respects the obligations of the Company to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under the Company’s Organizational Documents and pursuant to any indemnification agreements between the Company and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time and (ii) Parent shall fulfill and honor in all

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respects the obligations of Parent to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under Parent’s Organizational Documents and pursuant to any indemnification agreements between Parent and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time.

(d) From and after the Effective Time, Parent shall maintain directors’ and officers’ liability insurance policies, with an effective date as of the Closing Date, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to Parent. In addition, Parent shall purchase, prior to the Effective Time, a six (6)-year prepaid “tail policy” (the “D&O Tail Policy”) for the non-cancellable extension of the directors’ and officers’ liability coverage of Parent’s existing directors’ and officers’ insurance policies for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time. During the term of the D&O Tail Policy, Parent shall not take any action following the Effective Time to cause the D&O Tail Policy to be cancelled or any provision therein to be amended or waived in any manner that would adversely affect in any material respect the rights of their former and current officers and directors.

(e) From and after the Effective Time, Parent shall pay all expenses, including reasonable attorneys’ fees, that are incurred by the persons referred to in this Section 5.7 in connection with their successful enforcement of the rights provided to such persons in this Section 5.7.

(f) All rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Closing, now existing in favor of the current or former directors, officers or employees, as the case may be, of Parent or the Company as provided in their respective Organizational Documents or in any agreement shall survive the Merger and shall continue in full force and effect. The provisions of this Section 5.7 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Parent and the Company by Law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives.

(g) From and after the Effective Time, in the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.7. Parent shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 5.7. The obligations set forth in this Section 5.7 shall not be terminated, amended or otherwise modified in any manner that adversely affects any D&O Indemnified Party, or any person who is a beneficiary under the policies referred to in this Section 5.7 and their heirs and representatives, without the prior written consent of such affected D&O Indemnified Party or other person

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5.8 Additional Agreements. The Parties shall (a) use commercially reasonable efforts to cause to be taken all actions necessary to consummate the Contemplated Transactions and (b) reasonably cooperate with the other Parties and provide the other Parties with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of its respective obligations under this Agreement and to enable the Surviving Corporation to continue to meet its obligations under this Agreement following the Closing. Without limiting the generality of the foregoing, each Party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Contemplated Transactions; (ii) shall use reasonable best efforts to obtain each Consent (if any) reasonably required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such Party in connection with the Contemplated Transactions or for such Contract (with respect to Contracts set forth in Section 5.8 of the Company Disclosure Schedule or Section 5.8 of the Parent Disclosure Schedule, as applicable) to remain in full force and effect; (iii) shall use commercially reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Contemplated Transactions; and (iv) shall use commercially reasonable efforts to satisfy the conditions precedent to the consummation of this Agreement.

5.9 Public Announcement. The initial press release relating to this Agreement shall be a joint press release issued by the Company and Parent and thereafter Parent and the Company shall consult with each other before issuing any further press release(s) or otherwise making any public statement or making any announcement to Parent Associates or Company Associates (to the extent not previously issued or made in accordance with this Agreement) with respect to the Contemplated Transactions and shall not issue any such press release, public statement or announcement to Parent Associates or Company Associates without the other Party’s written consent (which shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing: (a) each Party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in Parent SEC Documents, so long as such statements are consistent with public disclosures or public statements made jointly by the Parties (or individually, if approved by the other Party); (b) a Party may, without the prior consent of the other Party hereto but subject to giving advance notice to the other Party, issue any such press release or make any such public announcement or statement as may be required by any applicable Law; and (c) Parent need not consult with the Company in connection with such portion of any press release, public statement or filing to be issued or made pursuant to Section 5.3(e) or with respect to any Acquisition Proposal or Parent Board Adverse Recommendation Change.

5.10 Listing. Parent shall use its commercially reasonable efforts, (a) to maintain its existing listing on Nasdaq until the Effective Time and to obtain approval of the listing of the combined corporation on Nasdaq; (b) to the extent required by the rules and regulations of Nasdaq, to prepare and submit to Nasdaq a notification form for the listing of the shares of Parent Common Stock to be issued in connection with the Contemplated Transactions, and to cause such shares to be approved for listing (subject to official notice of issuance); and (c) to the extent required by Nasdaq Marketplace Rule 5110, to file an initial listing application for the Parent Common Stock on Nasdaq (the “Nasdaq Listing Application”) and to cause such Nasdaq Listing Application to be conditionally approved prior to the Effective Time. Each Party will reasonably promptly inform the other Party of all verbal or written communications between Nasdaq and such

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Party or its representatives. The Parties will use commercially reasonable efforts to coordinate with respect to compliance with Nasdaq rules and regulations. The Company agrees to pay all Nasdaq fees associated with the Nasdaq Listing Application. The Company will cooperate with Parent as reasonably requested by Parent with respect to the Nasdaq Listing Application and promptly furnish to Parent all information concerning the Company and its stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.10.

5.11 Tax Matters.

(a) For United States federal income Tax purposes, (i) the Parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (ii) this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), to which Parent, Merger Sub and the Company are parties under Section 368(b) of the Code.

(b) The Parties shall use their respective reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action (or knowingly fail to take any action) or knowingly cause any action to be taken (or omission to occur) which action (or omission) would reasonably be expected to prevent the Merger from qualifying, for the Intended Tax Treatment. Neither Party shall take any Tax reporting position inconsistent with the Intended Tax Treatment for United States federal income Tax purposes unless otherwise required by a change in applicable Law after the date of this Agreement or a “determination” within the meaning of Section 1313(a) of the Code. Notwithstanding the foregoing, none of Parent, Merger Sub, or the Company makes any representations or warranties to any securityholder of Parent or the Company regarding the Tax treatment of the Merger, or any of the Tax consequences to any securityholder of Parent or the Company of this Agreement, the Merger or any of the Contemplated Transactions.

5.12 Legends. Parent shall be entitled to place appropriate legends on the book entries and/or certificates evidencing any shares of Parent Common Stock to be received in the Merger by the equity holders of the Company who may be considered “affiliates” of Parent for purposes of Rules 144 and 145 promulgated under the Securities Act reflecting the restrictions set forth in Rules 144 and 145 and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock.

5.13 Directors and Officers. The Parties shall use reasonable best efforts and take all necessary action so that immediately after the Effective Time, (a) the Parent Board is comprised of ten (10) members, with three (3) such members designated by Parent and seven (7) such members designated by the Company, (b) the Persons listed in Exhibit E under the heading “Officers” are elected or appointed, as applicable, to the positions of officers of Parent, as set forth therein, to serve in such positions effective as of the Effective Time until successors are duly appointed and qualified in accordance with applicable Law. If any Person listed in Exhibit E is unable or unwilling to serve as an officer of Parent, as set forth therein, as of the Effective Time, the Parties shall mutually agree upon a successor. The Persons listed in Exhibit E under the heading “Board Designees – Parent” shall be Parent’s designees pursuant to clause (a) of this Section 5.13 (which list may be changed by Parent at any time prior to the Closing by written notice to the Company to include

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different board designees who are reasonably acceptable to the Company) (the “Parent Designees”). The Persons listed in Exhibit E under the heading “Board Designees – Company” shall be the Company’s designees pursuant to clause (a) of this Section 5.13 (which list may be changed by the Company at any time prior to the Closing by written notice to Parent to include different board designees who are reasonably acceptable to Parent).

5.14 Termination of Certain Agreements and Rights. The Company shall cause the Investor Agreements to be terminated immediately prior to the Effective Time, without any liability being imposed on the part of Parent or the Surviving Corporation.

5.15 Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required (to the extent permitted under applicable Laws) to cause any acquisitions of Parent Common Stock, restricted stock awards to acquire Parent Common Stock and any options to purchase Parent Common Stock in connection with the Contemplated Transactions, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act. Promptly following the date of this Agreement and at least thirty (30) calendar days prior to the Closing Date, the Company shall furnish the following information to Parent for each individual who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent: (a) the number of shares of Company Capital Stock owned by such individual and expected to be exchanged for shares of Parent Common Stock pursuant to the Merger, and (b) the number of other derivative securities (if any) with respect to Company Capital Stock owned by such individual and expected to be converted into shares of Parent Common Stock, restricted stock awards to acquire Parent Common Stock or derivative securities with respect to Parent Common Stock in connection with the Merger.

5.16 Cooperation. Each Party shall cooperate reasonably with the other Party and shall provide the other Party with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of its respective obligations under this Agreement and to enable the combined entity to continue to meet its obligations following the Effective Time.

5.17 Allocation Certificates.

(a) The Company will prepare and deliver to Parent at least ten (10) Business Days prior to the Closing Date a certificate signed by the Chief Financial Officer of the Company in a form reasonably acceptable to Parent setting forth (as of immediately prior to the Effective Time) (i) each holder of Company Capital Stock, Company Options and Company Warrants, (ii) such holder’s name and address; (iii) the number and type of Company Capital Stock held and/or underlying the Company Options and Company Warrants as of the immediately prior to the Effective Time for each such holder; and (iv) the number of shares of Parent Common Stock to be issued to such holder, or to underlie any Parent Option or Company Warrant to be issued to such holder, pursuant to this Agreement in respect of the Company Capital Stock, Company Options or Company Warrants held by such holder as of immediately prior to the Effective Time (the “Allocation Certificate”).

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(b) Parent will prepare and deliver to the Company at least ten (10) Business Days prior to the Closing Date a certificate signed by the Chief Financial Officer of Parent in a form reasonably acceptable to the Company, setting forth, as of immediately prior to the Effective Time (i) each record holder of Parent Common Stock, Parent Options or Parent RSUs, (ii) such record holder’s name and address, (iii) the number of shares of Parent Common Stock held and/or underlying the Parent Options or Parent RSUs as of the Effective Time for such holder (the “Parent Outstanding Shares Certificate”).

5.18 Company Financial Statements. As promptly as reasonably practicable following the date of this Agreement, the Company will furnish to Parent (i) audited consolidated financial statements for the fiscal years ended 2021, 2020 and 2019 for inclusion in the Proxy Statement (the “Company Audited Financial Statements”) and (ii) unaudited interim consolidated financial statements for each interim period completed prior to Closing that would be required to be included in the Proxy Statement or any periodic report due prior to the Closing if the Company were subject to the periodic reporting requirements under the Securities Act or the Exchange Act (the “Company Interim Financial Statements”). Each of the Company Audited Financial Statements and the Company Interim Financial Statements will be suitable for inclusion in the Proxy Statement and prepared in accordance with GAAP as applied on a consistent basis during the periods involved (except in each case as described in the notes thereto) and on that basis will present fairly, in all material respects, the consolidated financial position and the results of operations, changes in stockholders’ equity, and cash flows of the Company and its consolidated Subsidiaries as of the dates of and for the periods referred to in the Company Audited Financial Statements or the Company Interim Financial Statements, as the case may be.

5.19 Takeover Statutes. If any Takeover Statute is or may become applicable to the Contemplated Transactions, each of the Company, the Company Board, Parent and the Parent Board, as applicable, shall grant such approvals and take such actions as are necessary so that the Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute on the Contemplated Transactions.

5.20 Stockholder Litigation. Parent shall conduct and control the settlement and defense of any stockholder litigation against Parent or any of its directors; provided that prior to the Closing no such settlement shall be agreed to without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed; and provided further that any settlement or other resolution of any stockholder litigation commenced prior to Closing and agreed to by Parent after the Closing shall be approved in advance by at least a majority of the Parent Designees for so long as any Parent Designees are still members of the Parent Board, which approval shall not be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, prior to the Closing, Parent shall give the Company the opportunity to consult with Parent in connection with the defense and settlement of any such stockholder litigation, and Parent shall keep the Company reasonably apprised of any material developments in connection with any such stockholder litigation.

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Section 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

The obligations of each Party to effect the Merger and otherwise consummate the Contemplated Transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable Law, the written waiver by each of the Parties, at or prior to the Closing, of each of the following conditions:

6.1 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Body of competent jurisdiction and remain in effect and there shall not be any Law which has the effect of making the consummation of the Contemplated Transactions illegal.

6.2 Stockholder Approval. (a) Parent shall have obtained the Required Parent Stockholder Vote and (b) the Company shall have obtained the Required Company Stockholder Vote.

6.3 Listing. (a) The existing shares of Parent Common Stock shall have been continually listed on Nasdaq as of and from the date of this Agreement through the Closing Date and (b) the shares of Parent Common Stock to be issued in the Merger pursuant to this Agreement shall have been approved for listing (subject to official notice of issuance) on Nasdaq as of the Closing.

6.4 Government Approvals. The waiting period applicable to the consummation of the Contemplated Transactions under the HSR Act, and any extensions thereof, shall have expired or been terminated.

6.5 Net Cash Determination. Parent Net Cash shall have been finally determined in accordance with Section 1.6.

Section 7. ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the Contemplated Transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by Parent, at or prior to the Closing, of each of the following conditions:

7.1 Accuracy of Representations. The Company Fundamental Representations shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date). The representations and warranties of the Company contained in this Agreement (other than the Company Fundamental Representations) shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (a) in each case, or in the aggregate, where the failure

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to be true and correct would not reasonably be expected to have a Company Material Adverse Effect (without giving effect to any references therein to any Company Material Adverse Effect or other materiality qualifications), or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

7.2 Performance of Covenants. The Company shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

7.3 Documents. Parent shall have received the following documents, each of which shall be in full force and effect:

(a) a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company certifying (i) that the conditions set forth in Sections 7.1, 7.2, 7.5 and 7.6 have been duly satisfied and (ii) that the information set forth in the Allocation Certificate delivered by the Company in accordance with Section 5.17 is true and accurate in all respects as of the Closing Date; and

(b) the Allocation Certificate.

7.4 FIRPTA Certificate. Parent shall have received (i) an original signed statement from the Company that the Company is not, and has not been at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Code, conforming to the requirements of Treasury Regulations Section 1.1445-2(c)(3) and 1.897-2(h), and (ii) an original signed notice to be delivered to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), together with written authorization for Parent to deliver such notice to the IRS on behalf of the Company following the Closing, each dated as of the Closing Date, duly executed by an authorized officer of the Company, and in form and substance reasonably acceptable to Parent.

7.5 No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing.

7.6 Termination of Investor Agreements. The Investor Agreements shall have been terminated (or will be terminated as of the Closing).

7.7 Accredited Investors. The number of stockholders of the Company who have not executed an Investor Questionnaire certifying that such stockholder of the Company is an “accredited investor” pursuant to Regulation D under the Securities Act, is less than ten (10) stockholders, and any such stockholder either alone or with such stockholder’s purchaser representative(s) has such knowledge and experience in financial and business matters that such stockholder is capable of evaluating the merits and risks of the Merger.

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7.8 Company Stockholder Written Consent. The Company Stockholder Written Consent executed by each Company Signatory shall be in full force and effect.

7.9 Dissenting Shares. No stockholders of the Company shall have exercised statutory appraisal rights pursuant to Section 262 of the DGCL or Chapter 13 of California Law with respect to their shares of Company Capital Stock.

7.10 Company New Drug Application. The Company shall have provided Parent with FDA confirmation of submission for a New Drug Application for Company’s neffy™ (epinephrine nasal spray) 2 mg.

7.11 Company Lock-Up Agreements. Parent shall have received the Company Lock-Up Agreements duly executed by each of the Company Lock-Up Signatories and each executive officer and director of the Company who is elected or appointed, as applicable, as an executive officer and director of Parent as of immediately following the Closing, each of which shall be in full force and effect.

Section 8. ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

The obligations of the Company to effect the Merger and otherwise consummate the Contemplated Transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by the Company, at or prior to the Closing, of each of the following conditions:

8.1 Accuracy of Representations. The Parent Fundamental Representations shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date). The representations and warranties of Parent and Merger Sub contained in this Agreement (other than the Parent Fundamental Representations) shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (a) in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a Parent Material Adverse Effect (without giving effect to any references therein to any Parent Material Adverse Effect or other materiality qualifications), or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

8.2 Performance of Covenants. Parent and Merger Sub shall have performed or complied with in all material respects all of their agreements and covenants required to be performed or complied with by each of them under this Agreement at or prior to the Effective Time.

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8.3 Documents. The Company shall have received the following documents, each of which shall be in full force and effect:

(a) a certificate executed by the Chief Executive Officer or Chief Financial Officer of Parent certifying that the conditions set forth in Sections 8.1, 8.2, and 8.4 have been duly satisfied;

(b) the Parent Outstanding Shares Certificate;

(c) a written resignation, in a form reasonably satisfactory to the Company, dated as of the Closing Date and effective as of the Closing, executed by each of the directors of Parent who are not to continue as directors of Parent after the Closing pursuant to Section 5.13 hereof; and

(d) the Parent Closing Financial Certificate, a draft of which shall have been provided at least five (5) Business Days prior to the Closing, which certificate shall be accompanied by such supporting documentation, information and calculations as are reasonably requested by the Company to verify and determine the information contained therein.

8.4 No Parent Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Parent Material Adverse Effect that is continuing.

8.5 Parent Net Cash. Parent Net Cash, as finally determined pursuant to Section 1.6, shall not be less than $210,000,000 nor greater than $255,000,000; provided, however, that if Parent Net Cash is greater than $255,000,000, Parent may declare a Permitted Dividend in the amount of such excess to satisfy such condition.

8.6 Parent Lock-Up Agreements. The Company shall have received the Parent Lock-Up Agreements duly executed by each of the Parent Lock-Up Signatories, each of which shall be in full force and effect.

Section 9. TERMINATION

9.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the Company Stockholder Matters by the Company’s stockholders and whether before or after approval of the Parent Stockholder Matters by Parent’s stockholders, unless otherwise specified below):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Contemplated Transactions shall not have been consummated by January 21, 2023 (subject to possible extension as provided in this Section 9.1(b), the “End Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to the Company, on the one hand, or to Parent, on the other hand, if such Party’s action or failure to act has been a principal cause of the failure of the Contemplated Transactions to occur on or before the End Date and such action or failure to act constitutes a breach of this Agreement; provided, further, however, that, in the event that a request for additional information has been made by any Governmental Body (including via a comment letter or other communication from the SEC) which request has not been satisfied by the End Date, then either Parent or the Company shall be entitled to extend the End Date for an additional sixty (60) calendar days by written notice to the other Party;

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(c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Contemplated Transactions;

(d) by Parent if the Company Stockholder Written Consent executed by each Company Signatory shall not have been obtained within one (1) Business Day of the date of this Agreement; provided, however, that once the Company Stockholder Written Consent has been obtained, Parent may not terminate this Agreement pursuant to this Section 9.1(d);

(e) by either Parent or the Company if (i) the Parent Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and Parent’s stockholders shall have taken a final vote on the Parent Stockholder Matters and (ii) the Parent Stockholder Matters shall not have been approved at the Parent Stockholders’ Meeting (or at any adjournment or postponement thereof) by the Required Parent Stockholder Vote;

(f) by the Company (at any time prior to the approval of the Parent Stockholder Matters by the Required Parent Stockholder Vote) if a Parent Triggering Event shall have occurred;

(g) by Parent (at any time prior to the Required Company Stockholder Vote being obtained) if a Company Triggering Event shall have occurred;

(h) by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by Parent or Merger Sub or if any representation or warranty of Parent or Merger Sub shall have become inaccurate, in either case, such that the conditions set forth in Section 8.1 or Section 8.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that the Company is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided, further, that if such inaccuracy in Parent’s or Merger Sub’s representations and warranties or breach by Parent or Merger Sub is curable by the End Date by Parent or Merger Sub, then this Agreement shall not terminate pursuant to this Section 9.1(h) as a result of such particular breach or inaccuracy until the earlier of (i) the End Date and (ii) the expiration of a thirty (30) calendar day period commencing upon delivery of written notice from the Company to Parent or Merger Sub of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(h) (it being understood that this Agreement shall not terminate pursuant to this Section 9.1(h) as a result of such particular breach or inaccuracy if such breach by Parent or Merger Sub is cured prior to such termination becoming effective);

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(i) by Parent, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by the Company or if any representation or warranty of the Company shall have become inaccurate, in either case, such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that Parent is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided, further, that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the End Date by the Company then this Agreement shall not terminate pursuant to this Section 9.1(i) as a result of such particular breach or inaccuracy until the earlier of (i) the End Date and (ii) the expiration of a thirty (30) calendar day period commencing upon delivery of written notice from Parent to the Company of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(i) (it being understood that this Agreement shall not terminate pursuant to this Section 9.1(i) as a result of such particular breach or inaccuracy if such breach by the Company is cured prior to such termination becoming effective); or

(j) by Parent, at any time, if (i) Parent has received a Superior Offer, (ii) Parent has complied with its obligations under Section 5.3(d) in order to accept such Superior Offer, (iii) Parent concurrently terminates this Agreement and enters into a Permitted Alternative Agreement with respect to such Superior Offer and (iv) within two (2) Business Days of such termination, Parent pays to the Company the amount contemplated by Section 9.3(b).

The Party desiring to terminate this Agreement pursuant to Section 9.1, shall give the other Party written notice of such termination, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail.

9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 9.2, Section 5.9, Section 9.3, Section 10 and the definitions of the defined terms in such Sections (including the definitions of such defined terms on Exhibit A) shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement and the provisions of Section 9.3 shall not relieve any Party of any liability for fraud or for any willful and material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

9.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 9.3, Section 1.6(e), Section 5.4(b), and Section 5.10, the Transaction Expenses shall be paid by the Party incurring such expenses, whether or not the Merger is consummated; provided that Parent and the Company shall each pay one-half of the fees and expenses incurred in relation to the printing and filing with the SEC of the Proxy Statement and any amendments and supplements thereto and paid to a financial printer or the SEC. It is understood and agreed that all fees and expenses incurred or to be incurred by or payable by each Party in connection with the Contemplated Transactions and preparing, negotiating and entering into this Agreement and the performance of its obligations under this Agreement shall be paid by such Party in cash at or prior to the Closing.

(b) If:

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(i) (A) this Agreement is terminated pursuant to Section 9.1(b), Section 9.1(e) or Section 9.1(h), (B) an Acquisition Proposal with respect to Parent shall have been publicly announced or disclosed to Parent or the Parent Board after the date of this Agreement but prior to the termination of this Agreement (which shall not have been withdrawn), and (C) within twelve (12) months after the date of such termination, Parent consummates a Subsequent Transaction in respect of the Acquisition Proposal referred to in clause (B);

(ii) this Agreement is terminated by the Company pursuant to Section 9.1(f) (or, at the time this Agreement is terminated, the Company had the right to terminate this Agreement pursuant to Section 9.1(f)); or

(iii) this Agreement is terminated by Parent pursuant to Section 9.1(j);

then in the case of a termination pursuant to Section 9.3(b)(i) or Section 9.3(b)(ii), Parent shall pay to the Company an amount equal to $6,000,000, and in the case of a termination pursuant to Section 9.3(b)(iii), Parent shall pay to the Company an amount equal to $10,000,000 (each, the “Company Termination Fee”), within three (3) Business Days of consummation of such Subsequent Transaction or termination of this Agreement, as applicable.

(c) If:

(i) (A) this Agreement is terminated pursuant to Section 9.1(b), Section 9.1(e), or Section 9.1(i), (B) an Acquisition Proposal with respect to the Company shall have been publicly announced or disclosed or otherwise communicated to the Company or the Company Board after the date of this Agreement but prior to the termination of this Agreement (which shall not have been withdrawn), and (C) within twelve (12) months after the date of such termination, the Company consummates a Subsequent Transaction in respect of the Acquisition Proposal referred to in clause (B); or

(ii) this Agreement is terminated by Parent pursuant to Section 9.1(g) (or, at the time this Agreement is terminated, the Parent had the right to terminate this Agreement pursuant to Section 9.1(g);

then the Company shall pay to Parent an amount equal to $6,000,000 (the “Parent Termination Fee”) within three (3) Business Days of consummation of such Subsequent Transaction or termination of this Agreement, as applicable.

(d) If this Agreement is terminated by either Parent or the Company pursuant to Section 9.1(e), then Parent shall reimburse the Company for all reasonable out-of-pocket fees and expenses incurred by the Company in connection with this Agreement and the Contemplated Transactions, up to a maximum of $1,500,000, by wire transfer of same-day funds within three (3) Business Days following the date on which the Company submits to Parent true and correct copies of reasonable documentation supporting such expenses.

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(e) Any Company Termination Fee or Parent Termination Fee due under this Section 9.3 shall be paid by wire transfer of same day funds. If a Party fails to pay when due any amount payable by it under this Section 9.3, then such Party shall (i) reimburse the other Party for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred by it in connection with the collection of such overdue amount and the enforcement by such Party of its rights under this Section 9.3 and (ii) pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the Company in full) at a rate per annum equal to the “prime rate” (as published in The Wall Street Journal or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

(f) The Parties agree that, (i) subject to Section 9.2, payment of the Company Termination Fee shall, in the circumstances in which it is owed in accordance with the terms of this Agreement, constitute the sole and exclusive remedy of the Company following the termination of this Agreement, it being understood that in no event shall Parent be required to pay the Company Termination Fee on more than one occasion and (ii) following payment of the Company Termination Fee (x) Parent shall have no further liability to the Company in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by Parent giving rise to such termination, or the failure of the Contemplated Transactions to be consummated, (y) neither the Company nor any of its Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against Parent or Merger Sub or seek to obtain any recovery, judgment or damages of any kind against such Parties (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of such Parties) in connection with or arising out of this Agreement or the termination thereof, any breach by any such Parties giving rise to such termination or the failure of the Contemplated Transactions to be consummated and (z) the Company and its Affiliates shall be precluded from any other remedy against Parent, Merger Sub and their respective Affiliates, at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated; provided, however, that nothing in this Section 9.3(f) shall limit the rights of Parent and Merger Sub under Section 10.11.

(g) The Parties agree that, (i) subject to Section 9.2, payment of the Parent Termination Fee shall, in the circumstances in which it is owed in accordance with the terms of this Agreement, constitute the sole and exclusive remedy of Parent following the termination of this Agreement, it being understood that in no event shall the Company be required to pay the Parent Termination Fee on more than one occasion and (ii) following payment of the Parent Termination Fee (x) the Company shall have no further liability to Parent in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by the Company giving rise to such termination, or the failure of the Contemplated Transactions to be consummated, (y) neither Parent nor any of its Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against the Company or seek to obtain any recovery, judgment or damages of any kind against such Parties (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of such Parties) in connection with or arising out of this Agreement or the termination thereof, any breach by any such Parties giving rise to such termination or the failure of the Contemplated Transactions to be consummated and (z) Parent and its Affiliates shall be precluded from any other remedy against the Company and its Affiliates, at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated; provided, however, that nothing in this Section 9.3(g) shall limit the rights of the Company under Section 10.11.

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(h) Each of the Parties acknowledges that (i) the agreements contained in this Section 9.3 are an integral part of the Contemplated Transactions, (ii) without these agreements, the Parties would not enter into this Agreement and (iii) any amount payable pursuant to this Section 9.3 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the applicable Party in the circumstances in which such amount is payable.

Section 10. MISCELLANEOUS PROVISIONS

10.1 Non-Survival of Representations and Warranties. The representations and warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Effective Time; provided that the covenants that by their terms survive the Effective Time and this Section 10 shall survive the Effective Time.

10.2 Amendment. This Agreement may be amended with the approval of the Company, Merger Sub and Parent at any time (whether before or after obtaining the Required Company Stockholder Vote or before or after obtaining the Required Parent Stockholder Vote); provided, however, that after any such approval of this Agreement by a Party’s stockholders, no amendment shall be made which by Law requires further approval of such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company, Merger Sub and Parent.

10.3 Waiver.

(a) No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.4 Entire Agreement; Counterparts; Exchanges by Electronic Transmission. This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by electronic transmission in .PDF format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

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10.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 10.5; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 10.8 of this Agreement; and (f) irrevocably and unconditionally waives the right to trial by jury.

10.6 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the Parties, the prevailing Party in such action or suit (as determined by a court of competent jurisdiction) shall be entitled to recover its reasonable out-of-pocket attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

10.7 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without the other Party’s prior written consent shall be void and of no effect.

10.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, or (c) on the date delivered in the place of delivery if sent by email (with a written or electronic confirmation of delivery) prior to 5:00 p.m. San Diego time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

if to Parent or Merger Sub:

Silverback Therapeutics, Inc.

500 Fairview Ave N, Suite 600

Seattle, Washington 98109

Attention: General Counsel

Email: [***]

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with a copy to (which shall not constitute notice):

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

Attention: Rama Padmanabhan, Ken Rollins

Email: rama@cooley.com, krollins@cooley.com

if to the Company:

ARS Pharmaceuticals, Inc.

11682 El Camino Real Suite 120

San Diego, CA 92130

Attention: Legal Department

Email: [***]

with a copy to (which shall not constitute notice):

Inceptiv Law, Inc.

Attention: Ethan Christensen

12463 Rancho Bernardo Rd #281

San Diego, CA 92128

Email: ethan@inceptiv.law

10.9 Cooperation. Each Party agrees to cooperate fully with the other Party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Party to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

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10.11 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breaches such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

10.12 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties and the D&O Indemnified Parties to the extent of their respective rights pursuant to Section 5.7) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.13 Construction.

(a) References to “cash,” “dollars” or “$” are to U.S. dollars.

(b) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(c) The Parties have participated jointly in the negotiating and drafting of this Agreement and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(d) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(e) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement, respectively.

(f) Any reference to legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations, and statutory instruments issued or related to such legislations.

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(g) The bold-faced headings and table of contents contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(h) The Parties agree that each of the Company Disclosure Schedule and the Parent Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Agreement. The disclosures in any section or subsection of the Company Disclosure Schedule or the Parent Disclosure Schedule shall qualify other sections and subsections in this Agreement to the extent it is readily apparent on its face from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

(i) Each of “delivered” or “made available” means, with respect to any documentation, that prior to 11:59 p.m. (San Diego time) on the date that is two (2) calendar days prior to the date of this Agreement (i) a copy of such material has been posted to and made available by a Party to the other Party and its Representatives in the electronic data room maintained by such disclosing Party or (ii) such material is disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof and publicly made available on the SEC’s Electronic Data Gathering Analysis and Retrieval system.

(j) Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in San Diego, California are authorized or obligated by Law to be closed, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day.

(Remainder of page intentionally left blank)

88

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

SILVERBACK THERAPEUTICS, INC.

By:	/s/ Laura Shawver, Ph.D.
Name:	Laura Shawver, Ph.D.
Title:	Chief Executive Officer
SABRE MERGER SUB, INC.

By:	/s/ Laura Shawver, Ph.D.
Name:	Laura Shawver, Ph.D.
Title:	Chief Executive Officer
ARS PHARMACEUTICALS, INC.

By:	/s/ Richard Lowenthal, M.S., MBA
Name: Richard Lowenthal, M.S., MBA
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger and Reorganization]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

“Acquisition Inquiry” means, with respect to a Party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by the Company, on the one hand, or Parent, on the other hand, to the other Party) that would reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means, with respect to a Party, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of the Company or any of its Affiliates, on the one hand, or by or on behalf of Parent or any of its Affiliates, on the other hand, to the other Party) contemplating or otherwise relating to or that would reasonably be interpreted to lead to any Acquisition Transaction with such Party, other than the Asset Dispositions.

“Acquisition Transaction” means any transaction or series of related transactions (other than the Asset Dispositions) involving:

(i) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Party is a constituent entity; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries; or (iii) in which a Party or any of its Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries; or

(ii) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated book value or the fair market value of the assets of a Party and its Subsidiaries, taken as a whole.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

Exhibit A-1

“Antitrust Law” means any antitrust, competition or trade regulation Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, the Clayton Act, the Federal Trade Commission Act, the Sherman Act and similar domestic, foreign and multilateral competition laws.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in San Diego, California are authorized or obligated by Law to be closed.

“California Law” means the California Corporations Code, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Affiliate” means any Person that is (or at any relevant time was) under common control with the Company within the meaning of Sections 414(b) or 414(c) of the Code, and the regulations issued thereunder.

“Company Associate” means any current or former employee, independent contractor, officer or director of the Company or any of its Subsidiaries.

“Company Board” means the board of directors of the Company.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” means the Common Stock, $0.01 par value per share, of the Company.

“Company Contract” means any Contract: (a) to which the Company or any of its Subsidiaries is a Party; (b) by which the Company or any of its Subsidiaries or any Company IP or any other asset of the Company or its Subsidiaries is or may become bound or under which the Company or any of its Subsidiaries has, or may become subject to, any obligation; or (c) under which the Company or any of its Subsidiaries has or may acquire any right or interest.

“Company ERISA Affiliate” means any corporation or trade or business (whether or not incorporated) which is (or at any relevant time was) treated with the Company or any of its Subsidiaries as a single employer within the meaning of Sections 414(b) or 414(c) of the Code.

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Sections 2.1 (Due Organization; Subsidiaries.), 2.3 (Authority; Binding Nature of Agreement), 2.4 (Vote Required), 2.6(a) and (c) (Capitalization) and 2.21 (No Financial Advisors).

“Company IP” means all Intellectual Property Rights that are owned or co-owned or purported to be owned or co-owned by the Company or its Subsidiaries.

“Company Material Adverse Effect” means any Effect that, considered together with all other Effects, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company or its Subsidiaries, taken as a whole; provided, however, that Effects resulting from the

Exhibit A-2

following shall not be taken into account in determining whether there has been a Company Material Adverse Effect: (a) general business or economic conditions generally affecting the industry in which the Company and its Subsidiaries operate, (b) acts of war, the outbreak or escalation of armed hostilities, acts of terrorism, earthquakes, wildfires, hurricanes or other natural disasters, health emergencies, including pandemics (including COVID-19 and any evolutions or mutations thereof) and related or associated epidemics, disease outbreaks or quarantine restrictions, (c) changes in financial, banking or securities markets, (d) any change in, or any compliance with or action taken for the purpose of complying with, any Law or GAAP (or interpretations of any Law or GAAP), (e) resulting from the announcement of this Agreement or the pendency of the Contemplated Transactions, or (f) resulting from the taking of any action required to be taken by this Agreement, except in each case with respect to clauses (a) through (c), to the extent disproportionately affecting the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate.

“Company Options” means options or other rights to purchase shares of Company Capital Stock issued by the Company.

“Company Plan” means the Company’s 2018 Equity Incentive Plan, as amended.

“Company Preferred Stock” means the Preferred Stock, $0.01 par value per share, of the Company.

“Company Triggering Event” shall be deemed to have occurred if: (a) the Company shall have made a Company Board Adverse Recommendation Change; (b) the Company Board or any committee thereof shall have publicly approved, endorsed or recommended any Acquisition Proposal; or (c) the Company shall have entered into any letter of intent or similar document relating to any Acquisition Proposal in violation of the terms of the Agreement.

“Company Unaudited Interim Balance Sheet” means the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries for the period ended March 31, 2022 provided to Parent prior to the date of this Agreement.

“Company Warrant” means the warrants to purchase capital stock of the Company listed on Exhibit D.

“Company’s Knowledge” means the actual knowledge of Richard Lowenthal, Kathleen Scott, Sarina Tanimoto, Justin Chakma, or Eric Karas and such knowledge as such Persons would reasonably be expected to have obtained in the course of their performance of their duties to the Company or any of its Subsidiaries (after due inquiry); provided that with respect to any matters relating to Intellectual Property Rights, such knowledge or reasonable expectation to have knowledge does not require any such individual to conduct or have conducted or obtain or have obtained any freedom to operate opinions or similar opinions of counsel or any Intellectual Property Rights clearance searches.

“Confidentiality Agreement” means the Mutual Confidential Disclosure Agreement, dated as of May 9, 2022, by and between the Company and Parent.

Exhibit A-3

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” means the Merger and the other transactions and actions contemplated by this Agreement, including the Asset Dispositions.

“Contract” means, with respect to any Person, any agreement, contract, subcontract, lease (whether for real or personal property), mortgage, license, sublicense or other legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law.

“COVID-19” means the novel coronavirus (SARS-CoV-2) and related variants thereof.

“Definitive Proxy Statement” means the definitive proxy statement to be sent to Parent’s stockholders in connection with the Parent Stockholders’ Meeting and filed with the SEC on Schedule 14A.

“DGCL” means the General Corporation Law of the State of Delaware.

“Effect” means any effect, change, event, circumstance or development.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Enforceability Exceptions” means the (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

“Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

Exhibit A-4

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means, subject to Section 1.5(g), the following ratio (rounded to four decimal places): the quotient obtained by dividing (a) (i) the Company Valuation divided by (ii) the Company Outstanding Shares; by (b) (i) the Parent Valuation divided by (ii) the Parent Outstanding Shares, in which:

•	“Company Valuation” means $435,000,000.

•

“Company Outstanding Shares” means the total number of shares of Company Capital Stock outstanding immediately prior to the Effective Time after giving effect to the Preferred Stock Conversion, expressed on a fully-diluted and as-converted to Company Common Stock basis and using the treasury stock method, but assuming, without limitation or duplication, (i) the exercise of all Company Options and Company Warrants, in each case outstanding as of immediately prior to the Effective Time, and (ii) the issuance of shares of Company Capital Stock in respect of all other outstanding options, restricted stock awards, warrants or rights to receive such shares, whether conditional or unconditional and including any outstanding options, warrants or rights triggered by or associated with the consummation of the Merger (but excluding any shares of Company Capital Stock reserved for issuance other than with respect to outstanding Company Warrants or Company Options under the Company Plan as of immediately prior to the Effective Time).

•	“Parent Equity Value” means $255,000,000.

•

“Parent Outstanding Shares” means, subject to Section 1.5(g) and the immediately following sentence, the total number of shares of Parent Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted basis and using the treasury stock method, but assuming, without limitation or duplication, the issuance of shares of Parent Common Stock in respect of all Parent Options, Parent RSUs, and other outstanding options, warrants or rights to receive such shares, in each case, outstanding as of immediately prior to the Effective Time (assuming cashless exercise using the Parent Closing Price), whether conditional or unconditional and including any outstanding options, warrants or rights triggered by or associated with the consummation of the Merger, (but excluding any shares of Parent Common Stock reserved for issuance other than with respect to outstanding Parent Options and Parent RSUs as of immediately prior to the Effective Time and as set forth above). No out-of-the-money Parent Options shall be included in the total number of shares of Parent Common Stock outstanding for purposes of determining the Parent Outstanding Shares.

Exhibit A-5

•

“Parent Valuation” means (i) if Parent Net Cash is greater than $240,000,000, the sum of (x) the Parent Equity Value plus (y) the amount by which, up to $15,000,000, Parent Net Cash exceeds $240,000,000, (ii) if Parent Net Cash is equal to $240,000,000, the Parent Equity Value, or (iii) if Parent Net Cash is less than $240,000,000, the sum of (x) the Parent Equity Value, minus (y) the amount by which $240,000,000 exceeds Parent Net Cash.

“GAAP” means generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, exception, order, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law; or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any taxing authority); or (d) self-regulatory organization (including Nasdaq).

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including without limitation, crude oil or any fraction thereof, and petroleum products or by-products.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property Rights” means and includes all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, software, databases, and mask works; (b) trademarks, service marks, trade dress, logos, trade names and other source identifiers, domain names and URLs and similar rights and any goodwill associated therewith; (c) rights associated with trade secrets, know how, inventions, invention disclosures, methods, processes, protocols, specifications, techniques and other forms of technology; (d) patents and industrial property rights; and (e) other similar proprietary rights in intellectual property of every kind and nature; (f) rights of privacy and publicity; and (g) all registrations, renewals, extensions, statutory invention registrations, provisionals, continuations, continuations-in-part, divisions, or reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(f)” above (whether or not in tangible form and including all tangible embodiments of any of the foregoing, such as samples, studies and summaries), along with all rights to prosecute and perfect the same through administrative prosecution, registration, recordation or other administrative proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing.

Exhibit A-6

“IRS” means the United States Internal Revenue Service.

“Law” means any federal, state, national, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of Nasdaq or the Financial Industry Regulatory Authority).

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Merger Sub Board” means the board of directors of Merger Sub.

“Nasdaq” means the Nasdaq Stock Market, including the Nasdaq Global Market or such other Nasdaq market on which shares of Parent Common Stock are then listed.

“Ordinary Course of Business” means, in the case of each of the Company and Parent, such actions taken in the ordinary course of its normal operations and consistent with its past practices and the Ordinary Course of Business of Parent shall also include actions required to effect the Asset Dispositions or effect the winding down of Parent’s prior research and development activities (including the termination of ongoing contractual obligations relating to Parent current products or product candidates).

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of association or incorporation or organization or limited partnership or limited liability company, and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all bylaws, regulations and similar documents or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

“Pandemic Response Laws” means the Coronavirus Aid, Relief, and Economic Security Act, the Families First Coronavirus Response Act, the COVID-related Tax Relief Act of 2020, the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster (as issued on August 8, 2020 and including any administrative or other guidance published with respect thereto by any Taxing authority (including IRS Notice 2020-65)), and any other similar or additional U.S. federal, state, or local or non-U.S. Law, or administrative guidance intended to benefit taxpayers in response to the COVID-19 pandemic and associated economic downturn.

Exhibit A-7

“Parent Affiliate” means any Person that is (or at any relevant time was) under common control with Parent within the meaning of Sections 414(b) or 414(c) of the Code, and the regulations issued thereunder.

“Parent Associate” means any current or former employee, independent contractor, officer or director of Parent.

“Parent Balance Sheet” means the unaudited balance sheet of Parent as of March 31, 2022 included in Parent’s Report on Form 10-Q for the quarterly period ended March 31, 2022, as filed with the SEC.

“Parent Board” means the board of directors of Parent.

“Parent Change in Circumstance” means a change in circumstances (other than an Acquisition Proposal) that affects the business, assets or operations of Parent that occurs or arises after the date of this Agreement that was neither known to Parent or the Parent Board nor reasonably foreseeable on, or prior to, the date of this Agreement.

“Parent Closing Financial Certificate” means a certificate executed by the Chief Financial Officer of Parent, on behalf of Parent and not in his or her personal capacity, certifying Parent Net Cash as of the Anticipated Closing Date.

“Parent Closing Price” means the volume weighted average closing trading price of a share of Parent Common Stock on Nasdaq for the five (5) consecutive trading days ending five (5) trading days immediately prior to the date upon which the Merger becomes effective.

“Parent Common Stock” means the Common Stock, $0.0001 par value per share, of Parent.

“Parent Contract” means any Contract: (a) to which Parent is a party; (b) by which Parent or any Parent IP or any other asset of Parent is or may become bound or under which Parent has, or may become subject to, any obligation; or (c) under which Parent has or may acquire any right or interest.

“Parent Equity Incentive Plans” means (a) Parent’s 2016 Equity Incentive Plan, as amended, and (b) Parent’s 2020 Equity Incentive Plan, as amended.

“Parent ERISA Affiliate” means any corporation or trade or business (whether or not incorporated) which is (or at any relevant time was) treated with Parent or any of its Subsidiaries as a single employer within the meaning of Sections 414(b) or 414(c) of the Code.

“Parent ESPP” means Parent’s 2020 Employee Stock Purchase Plan.

“Parent Fundamental Representations” means the representations and warranties of Parent and Merger Sub set forth in Sections 3.1(a) (Due Organization; Subsidiaries), 3.3 (Authority; Binding Nature of Agreement), 3.4 (Vote Required), 3.6(a) and (c) (Capitalization) and 3.22 (No Financial Advisors).

Exhibit A-8

“Parent IP” means all Intellectual Property Rights that are owned or purported to be owned by Parent or its Subsidiaries.

“Parent Material Adverse Effect” means any Effect that, considered together with all other Effects, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of Parent; provided, however, that Effects resulting from the following shall not be taken into account in determining whether there has been a Parent Material Adverse Effect: (a) general business or economic conditions generally affecting the industry in which Parent operates, (b) acts of war, the outbreak or escalation of armed hostilities, acts of terrorism, earthquakes, wildfires, hurricanes or other natural disasters, health emergencies, including pandemics (including COVID-19 and any evolutions or mutations thereof) and related or associated epidemics, disease outbreaks or quarantine restrictions, (c) changes in financial, banking or securities markets, (d) any change in the stock price or trading volume of Parent Common Stock (it being understood, however, that any Effect causing or contributing to any change in stock price or trading volume of Parent Common Stock may be taken into account in determining whether a Parent Material Adverse Effect has occurred, unless such Effects are otherwise excepted from this definition), (e) the failure of Parent to meet internal or analysts’ expectations or projections or the results of operations of Parent; (f) any change in, or any compliance with or action taken for the purpose of complying with, any Law or GAAP (or interpretations of any Law or GAAP), (g) resulting from the announcement of this Agreement or the pendency of the Contemplated Transactions, (h) the Asset Dispositions, (i) any reduction in the amount of Parent’s cash and cash equivalents as a result of expenditures made by Parent related to wind-down activities of Parent associated with the termination of its research and development activities (including the termination of ongoing contractual obligations relating to Parent current products or product candidates), or (j) resulting from the taking of any action required to be taken by this Agreement, except in each case with respect to clauses (a) through (c), to the extent disproportionately affecting Parent relative to other similarly situated companies in the industries in which Parent operates.

“Parent Net Cash” means, without duplication, (a) the sum of Parent’s cash and cash equivalents, marketable securities, accounts, interest and other receivables, deposits and short and long term investments, in each case as of the Anticipated Closing Date, determined in a manner consistent with the manner in which such items were historically determined and in accordance with the financial statements (including any related notes) contained or incorporated by reference in the Parent Balance Sheet, minus (b) the sum of Parent’s short and long term liabilities accrued at Closing, in each case as of the Anticipated Closing Date and determined in a manner consistent with the manner in which such items were historically determined and in accordance with the financial statements (including any related notes) contained or incorporated by reference in the Parent Balance Sheet (including the Transaction Expenses payable by Parent to the extent unpaid as of the Closing but excluding any lease liabilities to the extent that they are contractually mitigated through a commercially reasonable sub-leasing arrangement), minus (c) the cash cost of any unpaid change of control payments or severance, termination or similar payments pursuant to a Contract that are or become due to any current or former employee, director or independent contractor of Parent in connection with the Closing, minus (d) to the extent unpaid at Closing, the cost of the D&O Tail Policy purchased pursuant to Section 5.7(d), plus (e) prepaid expenses and receivables that will be utilized by Parent and/or Surviving Corporation on and following the Closing, plus (f) expenses paid, or liabilities incurred, prior to Closing, that will be covered by Parent’s D&O insurance in excess of the deductible, and plus (g) any net cash proceeds due to Parent substantially concurrently with the Closing from any Asset Dispositions or, as mutually agreed in good faith, otherwise in connection with any Asset Disposition.

Exhibit A-9

“Parent Options” means options or other rights to purchase shares of Parent Common Stock issued by Parent.

“Parent Plans” means, (a) the Parent Equity Incentive Plans and (b) the Parent ESPP.

“Parent RSUs” means any restricted stock unit award granted pursuant to the Parent Plans or otherwise.

“Parent Triggering Event” shall be deemed to have occurred if: (a) Parent shall have failed to include in the Proxy Statement the Parent Board Recommendation or shall have made a Parent Board Adverse Recommendation Change; (b) the Parent Board or any committee thereof shall have publicly approved, endorsed or recommended any Acquisition Proposal; or (c) Parent shall have entered into any letter of intent or similar document relating to any Acquisition Proposal (other than a confidentiality agreement permitted pursuant to Section 4.4) in violation of the terms of this Agreement.

“Parent’s Knowledge” means the actual knowledge of Laura Shawver, Ph.D., Valerie Odegard, Ph.D., Jonathan Piazza and Jeffrey Pepe, Ph.D., and such knowledge as such Persons would reasonably be expected to have obtained in the course of their performance of their duties to Parent (after due inquiry); provided that with respect to any matters relating to Intellectual Property Rights, such knowledge or reasonable expectation to have knowledge does not require any such individual to conduct or have conducted or obtain or have obtained any freedom to operate opinions or similar opinions of counsel or any Intellectual Property Rights clearance searches.

“Party” or “Parties” means the Company, Merger Sub and Parent.

“Permitted Alternative Agreement” means a definitive agreement that contemplates or otherwise relates to an Acquisition Transaction that constitutes a Superior Offer.

“Permitted Encumbrance” means: (a) any liens for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Company Unaudited Interim Balance Sheet or the Parent Balance Sheet, as applicable; (b) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets or properties subject thereto or materially impair the operations of the Company or any of its Subsidiaries or Parent, as applicable; (c) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law; (e) non-exclusive licenses of Intellectual Property Rights granted by the Company or any of its Subsidiaries or Parent, as applicable, in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the Intellectual Property Rights subject thereto; and (f) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies.

Exhibit A-10

“Person” means any individual, Entity or Governmental Body.

“Potentially Transferable Assets” means the tangible and intangible assets used in or related to any Parent program, including, but not limited to, SBT6050, SBT6290, SBT8230, TLR8 linker payloads and Parent’s discovery programs, including linker technology, payload technology, antibody technology, cytotoxic ADCs and glucocorticoid receptor agonist program.

“Proxy Statement” means the proxy statement to be sent to Parent’s stockholders in connection with the Parent Stockholders’ Meeting.

“Reference Date” means July 18, 2022.

“Registered IP” means all Intellectual Property Rights that are registered or issued under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works, and registered trademarks, service marks and trade dress and registered domain names.

“Representatives” means directors, officers, employees, agents, attorneys, accountants, investment bankers, advisors and representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsequent Transaction” means any Acquisition Transaction (with all references to 20% in the definition of Acquisition Transaction being treated as references to 100% for these purposes).

“Subsidiary” means an Entity of a Person that such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Superior Offer” means an unsolicited bona fide written Acquisition Proposal (with all references to 20% in the definition of Acquisition Transaction being treated as references to greater than 50% for these purposes) that: (a) was not obtained or made as a result of a breach of (or in violation of) this Agreement; and (b) is on terms and conditions that the Parent Board determines in good faith, based on such matters that it deems relevant (including the likelihood of consummation thereof), as well as any written offer by the other Party to this Agreement to amend the terms of this Agreement, and following consultation with its outside legal counsel and outside financial advisors, if any, are more favorable, from a financial point of view, to Parent’s stockholders than the terms of the Contemplated Transactions.

Exhibit A-11

“Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover Law.

“Tax” means any federal, state, local, foreign or other tax, including any income, capital gain, gross receipts, capital stock, profits, transfer, estimated, registration, stamp, premium, escheat, unclaimed property, customs duty, ad valorem, occupancy, occupation, alternative, add-on, windfall profits, value added, severance, property, business, production, sales, use, license, excise, franchise, employment, payroll, social security, disability, unemployment, workers’ compensation, national health insurance, withholding or other taxes, duties, or fees, assessments or governmental charges in the nature of a tax, surtaxes or deficiencies thereof of any kind whatsoever, however denominated, and including any fine, penalty, addition to tax or interest imposed by a Governmental Body with respect thereto.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Transaction Expenses” means, with respect to each Party, all fees and expenses incurred by such Party at or prior to the Effective Time in connection with the Contemplated Transactions and this Agreement, including (a) any fees and expenses of legal counsel and accountants, the maximum amount of fees and expenses payable to financial advisors, investment bankers, brokers, consultants, and other advisors of such Party; (b) fees paid to the SEC in connection with filing the Proxy Statement, and any amendments and supplements thereto, with the SEC; (c) any fees and expenses in connection with the printing, mailing and distribution of the Proxy Statement and any amendments and supplements thereto; (d) any fees and expenses payable to Nasdaq; (e) only with respect to Parent, any bonus, severance, change-in-control payments or similar payment obligations (including payments with “single-trigger” provisions triggered at and as of the Closing) that become due or payable to any director, officer, employee or consultant of Parent in connection with the consummation of the Contemplated Transactions and (f) only with respect to Parent, the cost of the D&O Tail Policy purchased pursuant to Section 5.7(d).

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

Exhibit A-12

Exhibit 10.1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), is made as of July 21, 2022, by and between ARS THERAPEUTICS, INC., a Delaware corporation (the “Company”) and the Person set forth on Schedule A hereto (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the holder of the number of shares of common stock, par value $0.0001 per share (“Parent Shares”), of SILVERBACK THERAPEUTICS, INC., a Delaware corporation (“Parent”), set forth opposite the Stockholder’s name on Schedule A (all Parent Shares owned by the Stockholder, or hereafter issued to or otherwise acquired, whether beneficially or of record, or owned by the Stockholder prior to the termination of this Agreement, as well as shares set forth on Schedule A, being referred to herein as the “Subject Shares”);

WHEREAS, concurrently herewith, the Company, Parent and SABRE MERGER SUB, INC., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that the Stockholder, and as an inducement and in consideration therefor, the Stockholder (in the Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

VOTING AGREEMENT; GRANT OF PROXY

The Stockholder hereby covenants and agrees that:

1.1. Voting of Subject Shares. From and after the date hereof, at every meeting of the holders of Parent Shares (the “Parent Stockholders”), however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the Parent Stockholders act by written consent in lieu of a meeting), the Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote the Subject Shares (a) in favor of adopting the Merger Agreement and approving the Merger, the other Contemplated Transactions, the Parent Stockholder Matters, and the other actions contemplated by the Merger Agreement, (b) against approval of any proposal made in opposition to, or in competition with, the Merger Agreement or the consummation of the Merger, and (c) against any Acquisition Proposal with respect to Parent or Merger Sub. Except as permitted under clauses (A) through (K) of Section 1.2 below, the Stockholder shall retain at all times the right to vote the Subject Shares in the Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Parent Stockholders.

1.2. No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, prior to the Effective Time, the Stockholder shall not, directly or indirectly, (a) create any Encumbrance other than restrictions imposed by Law or pursuant to this Agreement on any Subject Shares; (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of, the Subject Shares or any interest therein; (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares; (d) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares; or (e) take any action that, to the knowledge of the Stockholder, would have the effect of preventing the Stockholder from performing the Stockholder’s obligations hereunder. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, the Stockholder may (A) Transfer Subject Shares as a bona fide charitable contribution, gift or donation; (B) Transfer the Subject Shares to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder; (C) Transfer the Subject Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Stockholder; (D) Transfer the Subject Shares to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Stockholder, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Stockholder; (E) make Transfers that occur by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement, (F) make Transfers not involving a change in beneficial ownership; (G) if the Stockholder is a trust, Transfer the Subject Shares to any beneficiary of the Stockholder or the estate of any such beneficiary; (H) exercise an option or warrant to purchase Parent Shares or settle a restricted stock unit or other equity award (including a net or cashless exercise of such option or warrant); (I) Transfer Parent Shares to Parent to cover tax withholding obligations of the Stockholder in connection with the vesting, settlement or exercise of any options, warrants, restricted stock units or other equity awards, as applicable, provided that the underlying Parent Shares shall continue to be subject to the restrictions on transfer set forth in this Agreement; (J) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the Transfer of Parent Shares; and (K) Transfer Parent Shares to Parent pursuant to arrangements under which Parent has the option to repurchase such Parent Shares; provided that, with respect to clauses (A) through (G) above, the transferee agrees in writing to be bound by the terms and conditions of this Agreement and either the Stockholder or the transferee provides the Company with a copy of such agreement promptly upon consummation of any such Transfer; provided, further that no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such Transfer (other than filings made in respect of involuntary Transfers); provided that reasonable notice shall be provided to Parent prior to any such filing and that that the underlying Parent Shares shall continue to be subject to the restrictions on Transfer set forth in this Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

1.3. Documentation and Information. The Stockholder shall permit and hereby authorizes the Company and Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company or Parent reasonably determines to be necessary in connection with the Merger and any of the Contemplated Transactions, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement; provided that, to the extent practicable, the Company and Parent shall provide such documents, schedules, press release or other disclosure document to the Stockholder in advance for its review and comment, which shall be considered in good faith. Parent is an intended third-party beneficiary of this Section 1.3.

1.4. Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares. In the event and to the extent that the Stockholder fails to vote the Subject Shares in accordance with Section 1.1 at any applicable meeting of the stockholders of Parent or pursuant to any applicable written consent of the stockholders of Parent, the Stockholder shall be deemed to have irrevocably granted to, and appointed, the Company as attorney-in-fact and proxy for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, to: (a) attend any and all meetings of Parent Stockholders with respect to any of the matters specified in Section 1.1, (b) vote, express consent or dissent or issue instructions to the record holder to vote the Subject Shares in accordance with the provisions of Section 1.1 at any and all meetings of Parent Stockholders or in connection with any action sought to be taken by written consent of Parent Stockholders without a meeting and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all meetings of Parent Stockholders or in connection with any action sought to be taken by written consent of Parent Stockholders without a meeting. The Company agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder, as applicable) until the termination of this Agreement and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2. The Stockholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Parent. The Stockholder hereby affirms that the proxy set forth in this Section 1.4 is given in connection with and granted in consideration of and as an inducement to the Company, Parent and Merger Sub to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Stockholder under Section 1.1. The proxy set forth in this Section 1.4 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 4.2. With respect to any Subject Shares that are owned beneficially by the Stockholder but are not held of record by the Stockholder (other than shares beneficially owned by the Stockholder that are held in the name of a bank, broker or nominee), the Stockholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this Section 1.4 with respect to such Subject Shares.

1.5. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to the Stockholder, and the Company will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Parent or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein with respect to the Subject Shares and except as otherwise expressly provided in the Merger Agreement.

1.6. No Solicitation of Transactions. The Stockholder hereby agrees that the Stockholder shall not, directly or indirectly: (a) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (b) furnish any non-public information regarding Parent or Merger Sub to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (c) engage in discussions (other than to inform any Person of the existence of the provisions in this Section 1.6) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (d) approve, endorse or recommend any Acquisition Proposal; (e) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; or (f) publicly propose to do any of the foregoing. The Stockholder hereby represents and warrants that the Stockholder has read Section 4.4 (Parent Non-Solicitation) of the Merger Agreement and agrees not to engage in any actions prohibited thereby.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to the Company that:

2.1. Organization; Authorization; Binding Agreement. The Stockholder, if not a natural person, is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Stockholder has full legal capacity and power, right and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

2.2. Ownership of Subject Shares; Total Shares. The Stockholder is the record or beneficial owner of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Encumbrances (including any restriction on the right to vote or otherwise transfer the Subject Shares), except (a) as provided hereunder or in any lock-up agreement entered into by and between Parent and the Stockholder in connection with the transactions contemplated by the Merger Agreement, (b) pursuant to any applicable restrictions on transfer under the Securities Act, (c) subject to any risk of forfeiture or repurchase rights of Parent with respect to any Parent Shares granted to the Stockholder under any Parent Benefit Plan of Parent and (d) as provided in the Organizational Documents of Parent. The Subject Shares listed on Schedule A opposite the Stockholder’s name constitute all of the Parent Shares owned by the Stockholder as of the date hereof. Except pursuant to Parent’s Organizational Documents and the right of Parent to purchase or acquire any Parent Shares pursuant to any Parent Benefit Plan of Parent, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. For purposes of this Agreement “Beneficial Ownership” shall be interpreted as defined in Rule 13d-3 under the Exchange Act; provided that for purposes of determining Beneficial

Ownership, a Person shall be deemed to be the Beneficial Owner of any securities that may be acquired by such Person pursuant to any Contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

2.3. Voting Power. The Stockholder has full voting power, with respect to the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth herein, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder.

2.4. Reliance. The Stockholder has had the opportunity to review the Merger Agreement, including the provisions relating to the payment and allocation of the consideration to be paid to the equityholders of the Company, and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Merger and the transactions contemplated by the Merger Agreement. The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Parent, the Company or any of their respective agents or representatives. The Stockholder understands that such Stockholder (and not Parent, the Company or the Surviving Corporation) shall be responsible for such Stockholder’s tax liability that may arise as a result of the Merger or the transactions contemplated by the Merger Agreement. The Stockholder understands and acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

2.5. Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened in writing against, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

2.6. Non-Contravention. The execution and delivery of this Agreement by the Stockholder and the performance of the transactions contemplated by this Agreement by the Stockholder do not and will not violate, conflict with, or result in a breach of: (a) the organizational documents of such Stockholder, (b) any applicable Law or any injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body to which the Stockholder is subject, or (c) any Contract to which the Stockholder is a party or is bound or to which the Subject Shares are subject, such that it could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Stockholder that:

3.1. Organization; Authorization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The consummation of the transactions contemplated hereby is within the Company’s corporate powers and has been duly authorized by all necessary corporate actions on the part of the Company. The Company has full power and authority to execute, deliver and perform this Agreement.

3.2. Binding Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

ARTICLE IV

MISCELLANEOUS

4.1. Notices. All notices, requests and other communications to either party hereunder shall be in writing (including electronic mail) and shall be given, (a) if to the Company, in accordance with the provisions of the Merger Agreement and (b) if to the Stockholder, to the Stockholder’s address or electronic mail address set forth on a signature page hereto, or to such other address or electronic mail address as the Stockholder may hereafter specify in writing to the Company.

4.2. Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earliest of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the date upon which the Parent Board makes a Parent Board Adverse Recommendation Change and (d) the entry, without the prior written consent of Stockholder, into any amendment to the Merger Agreement that results in a material increase or decrease in the Merger Consideration in a manner materially adverse to Stockholder. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 4.2 shall relieve either party from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of this Article IV shall survive any termination of this Agreement.

4.3. Confidentiality. Except to the extent required by applicable Law, the Stockholder shall hold any non-public information regarding this Agreement, the Merger Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until Parent has publicly disclosed its entry into the Merger Agreement and this Agreement; provided, however, that the Stockholder may disclose such information (a) to its attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided such representatives are subject to confidentiality obligations at least as restrictive as those contained herein), and (b) to any Affiliate, partner, member, stockholder, parent or subsidiary of Stockholder, provided in each case that the Stockholder informs the Person receiving the information that such information is confidential and such Person agrees in writing to abide by the terms of this Section 4.3. Neither the Stockholder nor any of its Affiliates (other than Parent, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Parent, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Parent to the extent practicable. Parent is an intended third-party beneficiary of this Section 4.3.

4.4. Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.5. Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as set forth in Section 1.3 and Section 4.3, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that the Company may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided that such transfer or assignment shall not relieve the Company of any of its obligations hereunder.

4.6. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties hereto arising out of or relating to this Agreement, each party hereto: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware (the “Delaware Courts”); (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 4.6; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto; (e) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 4.1 of this Agreement; and (f) irrevocably and unconditionally waives the right to trial by jury.

4.7. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

4.8. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

4.9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination will have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

4.10. Specific Performance. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the parties hereto waives any bond, surety or other security that might be required of any other party with respect thereto.

4.11. Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Schedules to this Agreement, respectively.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

4.12. Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

4.13. Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a holder of Parent Shares, and not in the Stockholder’s capacity as a director, officer or employee of Parent or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Parent in the exercise of his or her fiduciary duties as a director or officer of Parent or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Parent or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

4.14. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Parent Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of Parent’s Organizational Documents, the Merger, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ARS PHARMACEUTICALS INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

(Print Name of Stockholder)

(Signature)

(Name and Title of Signatory, if Signing on Behalf of an Entity)

Address for Notices:

Email:

Schedule A

Name of Stockholder	No. Shares

Exhibit 10.2

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), is made as of July 21, 2022, by and between SILVERBACK THERAPEUTICS, INC., a Delaware corporation (“Parent”) and the Person set forth on Schedule A hereto (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the holder of the number of shares, par value $0.01 per share (“Company Shares”), of ARS PHARMACEUTICALS, INC., a Delaware corporation (“Company”), set forth opposite the Stockholder’s name on Schedule A (all Company Shares owned by the Stockholder, or hereafter issued to or otherwise acquired, whether beneficially or of record, or owned by the Stockholder prior to the termination of this Agreement, as well as shares set forth on Schedule A, being referred to herein as the “Subject Shares”);

WHEREAS, concurrently herewith, the Company, Parent and SABRE MERGER SUB, INC., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder, and as an inducement and in consideration therefor, the Stockholder (in the Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

VOTING AGREEMENT; GRANT OF PROXY

The Stockholder hereby covenants and agrees that:

1.1. Voting of Subject Shares. From and after the date hereof, at every meeting of the holders of Company Shares (the “Company Stockholders”), however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the Company Stockholders act by written consent in lieu of a meeting), the Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote the Subject Shares (a) in favor of adopting the Merger Agreement and approving the Merger, the other Contemplated Transactions, the Company Stockholder Matters, and the other actions contemplated by the Merger Agreement, (b) against approval of any proposal made in opposition to, or in competition with, the Merger Agreement or the consummation of the Merger, and (c) against any Acquisition Proposal with respect to the Company. The Stockholder (or in the event of a Transfer of Subject Shares permitted under clauses (A) through (K) of Section 1.2 below, the transferee of such Transferred Subject Shares) shall retain at all times the right to vote the Subject Shares in the Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company Stockholders.

1.2. No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, prior to the Effective Time, the Stockholder shall not, directly or indirectly, (a) create any Encumbrance other than restrictions imposed by Law or pursuant to this Agreement on any Subject Shares; (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of, the Subject Shares or any interest therein; (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares; (d) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares; or (e) take any action that, to the knowledge of the Stockholder, would have the effect of preventing the Stockholder from performing the Stockholder’s obligations hereunder. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, the Stockholder may (A) Transfer Subject Shares as a bona fide charitable contribution, gift or donation; (B) Transfer the Subject Shares to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder; (C) Transfer the Subject Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Stockholder, (D) Transfer the Subject Shares to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Stockholder, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Stockholder; (E) make Transfers that occur by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement; (F) make Transfers not involving a change in beneficial ownership; (G) if the Stockholder is a trust, Transfer the Subject Shares to any beneficiary of the Stockholder or the estate of any such beneficiary; (H) exercise an option or warrant to purchase Company Shares or settle a restricted stock unit or other equity award (including a net or cashless exercise of such option or warrant); (I) Transfer Company Shares to Company to cover tax withholding obligations of the Stockholder in connection with the vesting, settlement or exercise of any options, warrants, restricted stock units or other equity awards, as applicable, provided that the underlying Company Shares shall continue to be subject to the restrictions on transfer set forth in this Agreement; (J) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Company Shares; and (K) Transfer Company Shares to the Company pursuant to arrangements under which the Company has the option to repurchase such Company Shares; provided that, with respect to clauses (A) through (G) above, the transferee agrees in writing to be bound by the terms and conditions of this Agreement and either the Stockholder or the transferee provides Parent with a copy of such agreement promptly upon consummation of any such Transfer; provided, further that no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such Transfer (other than filings made in respect of involuntary Transfers); provided that reasonable notice shall be provided to Parent prior to any such filing and that that the underlying Company Shares shall continue to be subject to the restrictions on Transfer set forth in this Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

1.3. Documentation and Information. The Stockholder shall permit and hereby authorizes the Company and Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company or Parent reasonably determines to be necessary in connection with the Merger and any of the Contemplated Transactions, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement; provided that, to the extent practicable, Parent and the Company shall provide such documents, schedules, press releases or other disclosure document to the Stockholder in advance for its review and comment, which shall be considered in good faith. The Company is an intended third-party beneficiary of this Section 1.3.

1.4. Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares. In the event and to the extent that the Stockholder fails to vote the Subject Shares in accordance with Section 1.1, the Stockholder shall be deemed to have irrevocably granted to, and appointed, Parent as attorney-in-fact and proxy for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, to: (a) attend any and all meetings of Company Stockholders, with respect to any of the matters specified in Section 1.1, (b) vote, express consent or dissent or issue instructions to the record holder to vote the Subject Shares in accordance with the provisions of Section 1.1 at any and all meetings of Company Stockholders or in connection with any action sought to be taken by written consent of Company Stockholders without a meeting and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all meetings of Company Stockholders or in connection with any action sought to be taken by written consent of Company Stockholders without a meeting. Parent agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder, as applicable) until the termination of this Agreement and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2. The Stockholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Company. The Stockholder hereby affirms that the proxy set forth in this Section 1.4 is given in connection with and granted in consideration of and as an inducement to Parent, Merger Sub and the Company to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Stockholder under Section 1.1. The proxy set forth in this Section 1.4 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 4.2. With respect to any Subject Shares that are owned beneficially by the Stockholder but are not held of record by the Stockholder (other than shares beneficially owned by the Stockholder that are held in the name of a bank, broker or nominee), the Stockholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this Section 1.4 with respect to such Subject Shares.

1.5. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Parent any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to the Stockholder, and Parent will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein with respect to the Subject Shares and except as otherwise expressly provided in the Merger Agreement.

1.6. No Exercise of Appraisal Rights; Waivers. In connection with the Contemplated Transactions, the Stockholder hereby expressly (a) waives, to the extent permitted under applicable Law, any and all rights under Section 262 of the Delaware General Corporation Law, a copy of which is attached hereto as Appendix I, and Chapter 13 of the California Corporations Code, as amended, a copy of which is attached hereto as Appendix II, with respect to any Subject Shares and any and all rights under any other applicable Law granting the Stockholder the right to have any Subject Shares appraised in connection with the Contemplated Transactions or to otherwise dissent from the Contemplated Transactions, (b) agrees that the Stockholder will not, under any circumstances in connection with the Contemplated Transactions, exercise any dissenters’ or appraisal rights in respect of any Subject Shares, and (c) agrees that the Stockholder will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Body, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, or the approval of the Merger Agreement by the board of directors of the Company (the “Company Board”), breaches any fiduciary duty of the Company Board or any member thereof; provided that the Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of the Company.

1.7. No Solicitation of Transactions. The Stockholder hereby agrees that the Stockholder shall not, directly or indirectly: (a) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (b) furnish any non-public information regarding the Company or any of its Subsidiaries to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (c) engage in discussions (other than to inform any Person of the existence of the provisions in this Section 1.7) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (d) approve, endorse or recommend any Acquisition Proposal; (e) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; or (f) publicly propose to do any of the foregoing. The Stockholder hereby represents and warrants that the Stockholder has read Section 4.5 (Company Non-Solicitation) of the Merger Agreement and agrees not to engage in any actions prohibited thereby.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to Parent that:

2.1. Organization; Authorization; Binding Agreement. The Stockholder, if not a natural person, is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Stockholder has full legal capacity and power, right and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

2.2. Ownership of Subject Shares; Total Shares. The Stockholder is the record or beneficial owner of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Encumbrances (including any restriction on the right to vote or otherwise transfer the Subject Shares), except (a) as provided hereunder or in any lock-up agreement entered into by and between the Stockholder and Parent in connection with the transactions contemplated by the Merger Agreement, (b) pursuant to any applicable restrictions on transfer under the Securities Act, (c) subject to any risk of forfeiture or repurchase rights of the Company with respect to any Company Shares granted to the Stockholder under any Company Benefit Plan, (d) as provide in the Investor Agreements, and (e) as provided in the Organizational Documents of the Company. The Subject Shares listed on Schedule A opposite the Stockholder’s name constitute all of the Company Shares owned by the Stockholder as of the date hereof. Except pursuant to the Company’s Organizational Documents and the right of the Company to purchase or acquire any Company Shares pursuant to a Company Benefit Plan, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. For purposes of this Agreement “Beneficial Ownership” shall be interpreted as defined in Rule 13d-3 under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities that may be acquired by such Person pursuant to any Contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

2.3. Voting Power. The Stockholder has full voting power with respect to the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth herein, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder or in the Investor Agreements.

2.4. Reliance. The Stockholder has had the opportunity to review the Merger Agreement, including the provisions relating to the payment and allocation of the consideration to be paid to Company Stockholders, and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Merger and the transactions contemplated by the Merger Agreement. The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Parent, the Company or any of their respective agents or representatives.

The Stockholder understands that such Stockholder (and not Parent, the Company or the Surviving Corporation) shall be responsible for such Stockholder’s tax liability that may arise as a result of the Merger or the transactions contemplated by the Merger Agreement. The Stockholder understands and acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

2.5. Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened in writing against, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

2.6. Non-Contravention. The execution and delivery of this Agreement by the Stockholder and the performance of the transactions contemplated by this Agreement by the Stockholder do not and will not violate, conflict with, or result in a breach of: (a) the organizational documents of such Stockholder, (b) any applicable Law or any injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body to which the Stockholder is subject, or (c) any Contract to which the Stockholder is a party or is bound or to which the Subject Shares are subject, such that it could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Stockholder that:

3.1. Organization; Authorization. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The consummation of the transactions contemplated hereby is within Parent’s corporate powers and has been duly authorized by all necessary corporate actions on the part of Parent. Parent has full power and authority to execute, deliver and perform this Agreement.

3.2. Binding Agreement. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions.

ARTICLE IV

MISCELLANEOUS

4.1. Notices. All notices, requests and other communications to either party hereunder shall be in writing (including electronic mail) and shall be given, (a) if to Parent, in accordance with the provisions of the Merger Agreement and (b) if to the Stockholder, to the Stockholder’s address or electronic mail address set forth on a signature page hereto, or to such other address or electronic mail address as the Stockholder may hereafter specify in writing to Parent.

4.2. Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earliest of (a) the termination of the Merger Agreement in accordance with its terms, (b) the failure of the Company to obtain the Company Board Recommendation, (c) the date upon which the Company Board makes a Company Board Adverse Recommendation Change, and (d) the Effective Time. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 4.2 shall relieve either party from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of this Article IV shall survive any termination of this Agreement.

4.3. Confidentiality. Except to the extent required by applicable Law, the Stockholder shall hold any non-public information regarding this Agreement, the Merger Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until Parent has publicly disclosed its entry into the Merger Agreement and this Agreement; provided, however, that the Stockholder may disclose such information (a) to its attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided such representatives are subject to confidentiality obligations at least as restrictive as those contained herein), and (b) to any Affiliate, partner, member, stockholder, parent or subsidiary of Stockholder, provided in each case that the Stockholder informs the Person receiving the information that such information is confidential and such Person is subject to confidentiality obligations at least as restrictive as those contained herein. Neither the Stockholder nor any of its Affiliates (other than the Company, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Parent, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Parent to the extent practicable. The Company is an intended third-party beneficiary of this Section 4.3.

4.4. Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.5. Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as set forth in Section 1.3 and Section 4.3, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Parent may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided that such transfer or assignment shall not relieve Parent of any of its obligations hereunder.

4.6. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties hereto arising out of or relating to this Agreement, each party hereto: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware (the “Delaware Courts”); (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 4.6; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto; (e) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 4.1 of this Agreement; and (f) irrevocably and unconditionally waives the right to trial by jury.

4.7. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

4.8. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

4.9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination will have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

4.10. Specific Performance. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the parties hereto waives any bond, surety or other security that might be required of any other party with respect thereto.

4.11. Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Schedules to this Agreement, respectively.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

4.12. Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

4.13. Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a holder of Company Shares, and not in the Stockholder’s capacity as a director, officer or employee of Company or any of its Subsidiaries or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Company in the exercise of his or her fiduciary duties as a director or officer of Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

4.14. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s Organizational Documents, the Merger, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

SILVERBACK THERAPEUTICS, INC.

By:
Name:
Title:

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

(Print Name of Stockholder)

(Signature)

(Name and Title of Signatory, if Signing
on Behalf of an Entity)

Address for Notices:

Email:____________________________________________

[Signature Page to Support Agreement]

Schedule A

Name of Stockholder	No. Shares

Appendix I

§ 262. Appraisal rights [For application of this section, see § 17; 82 Del. Laws, c. 45, § 23; and 82 Del. Laws, c. 256, § 24].

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §  228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §  114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Appendix II

CHAPTER 13. Dissenters’ Rights [1300 - 1313]

( Chapter 13 added by Stats. 1975, Ch. 682. )

1300.

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day of, and immediately prior to, the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed reorganization or short-form merger, as adjusted for any stock split, reverse stock split, or share dividend that becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares to which all of the following apply:

(1) That were not, immediately prior to the reorganization or short-form merger, listed on any national securities exchange certified by the Commissioner of Business Oversight under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303, and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any shares where the holder of those shares is required, by the terms of the reorganization or short-form merger, to accept for the shares anything except: (A) shares of any other corporation, which shares, at the time the reorganization or short-form merger is effective, are listed on any national securities exchange certified by the Commissioner of Business Oversight under subdivision (o) of Section 25100; (B) cash in lieu of fractional shares described in the foregoing subparagraph (A); or (C) any combination of the shares and cash in lieu of fractional shares described in the foregoing subparagraphs (A) and (B).

(2) That were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) That the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) That the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

(Amended by Stats. 2019, Ch. 143, Sec. 24. (SB 251) Effective January 1, 2020.)

1301.

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each of those shareholders a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in subdivision (b) of Section 1300, not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case, within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what the shareholder claims to be the fair market value of those shares as determined pursuant to subdivision (a) of Section 1300. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

(Amended by Stats. 2012, Ch. 473, Sec. 2. (AB 1680) Effective January 1, 2013.)

1302.

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

(Amended by Stats. 2012, Ch. 473, Sec. 3. (AB 1680) Effective January 1, 2013.)

1303.

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

(Amended by Stats. 1986, Ch. 766, Sec. 24.)

1304.

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

(Amended by Stats. 2012, Ch. 473, Sec. 4. (AB 1680) Effective January 1, 2013.)

1305.

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

(Amended by Stats. 1986, Ch. 766, Sec. 25.)

1306.

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

(Repealed and added by Stats. 1975, Ch. 682.)

1307.

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

(Repealed and added by Stats. 1975, Ch. 682.)

1308.

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

(Repealed and added by Stats. 1975, Ch. 682.)

1309.

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

(Amended by Stats. 2012, Ch. 473, Sec. 5. (AB 1680) Effective January 1, 2013.)

1310.

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

(Repealed and added by Stats. 1975, Ch. 682.)

1311.

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

(Amended by Stats. 1988, Ch. 919, Sec. 8.)

1312.

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

(Amended by Stats. 1988, Ch. 919, Sec. 9.)

1313.

A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

(Added by Stats. 2002, Ch. 480, Sec. 7. Effective January 1, 2003.)

Exhibit 10.3

Lock-Up Agreement

July 21, 2022

Ladies and Gentlemen:

The undersigned (the “Stockholder”) understands that: (i) SILVERBACK THERAPEUTICS, INC., a Delaware corporation (“Parent”), has entered into an Agreement and Plan of Merger and Reorganization, dated as of July 21, 2022 (the “Merger Agreement”), with ARS PHARMACEUTICALS, INC., a Delaware corporation (the “Company”) and SABRE MERGER SUB, INC., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which at the effective time (the “Effective Time”), Merger Sub will be merged with and into the Company (the “Merger”) and the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation; and (ii) in connection with the Merger, the stockholders of the Company will receive shares of common stock, par value $0.0001 per share, of Parent (“Parent Common Stock”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

As a material inducement to the willingness of each of the parties to enter into the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder hereby agrees that the Stockholder will not, subject to the exceptions set forth in this letter agreement, during the period commencing upon the Effective Time and ending on the date that is 180 days after the Effective Time (the “Restricted Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock, including without limitation, Parent Common Stock or such other securities of Parent which may be deemed to be beneficially owned by the Stockholder in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and securities of Parent which may be issued upon exercise of a stock option or warrant or settlement of a restricted stock unit or other equity award (collectively, Shares”), (b) enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, regardless of whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Parent Common Stock or such other securities, in cash or otherwise, or (c) make any demand for or exercise any right with respect to the registration of any shares of Parent Common Stock or any security convertible into or exercisable or exchangeable for Parent Common Stock, in each case other than:

(i) transfers or dispositions of Shares as bona fide charitable contributions, gifts or donations;

(ii) transfers or dispositions of Shares to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder;

(iii) transfers or dispositions of Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Stockholder;

(iv) transfers of Shares to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Stockholder, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Stockholder;

1

(v) transfers that occur by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement;

(vi) transfers or dispositions not involving a change in beneficial ownership;

(vii) if the Stockholder is a trust, transfers or dispositions to any beneficiary of the Stockholder or the estate of any such beneficiary;

(viii) transfers pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Parent’s capital stock involving a change of control of the Parent, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Shares shall remain subject to the restrictions contained in this letter agreement;

provided, that in each case of clauses (i)-(vii), (a) no filing by any party (donor, donee, transferor or transferee) under Section 16 of the Exchange Act or other public announcement shall be made voluntarily reporting a reduction in beneficial ownership of shares of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock in connection with such transfer or distribution during the Restricted Period (other than any exit filings) and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Parent Common Stock in connection with such transfer or distribution, shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer and (c) the transferee or donee agrees in writing to be bound by the terms and conditions of this letter agreement and either the Stockholder or the transferee or donee provides Parent with a copy of such agreement promptly upon consummation of any such transfer. For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding the restrictions imposed by this letter agreement, the Stockholder may (a) exercise an option or warrant to purchase Shares or settle a restricted stock unit or other equity award (including a net or cashless exercise of such option or warrant provided the Shares are transferred to Parent and not sold on the open market) and provided further, that the underlying Shares shall continue to be subject to the restrictions on transfer set forth in this letter agreement, (b) transfer Shares to Parent to cover tax withholding obligations of the Stockholder in connection with the vesting, settlement or exercise of such options, warrants, restricted stock units or other equity awards, as applicable, (c) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares, provided that such plan does not provide for any transfers of Shares during the Restricted Period and, provided further, that, no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with the establishment of such a plan, (d) transfer of Shares to Parent pursuant to arrangements under which Parent has the option to repurchase such Shares or (e) transfer or dispose of Shares acquired on the open market or in a public offering by Parent, in each case, following the date of the Merger Agreement.

Any attempted transfer in violation of this letter agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this letter agreement, and will not be recorded on the stock transfer books of Parent. In order to ensure compliance with the restrictions referred to herein, the Stockholder agrees that Parent may issue appropriate “stop transfer” certificates or instructions. Parent may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of the Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

2

The Stockholder hereby represents and warrants that the Stockholder has full power and authority to enter into this letter agreement. All authority conferred or agreed to be conferred and any obligations of the Stockholder under this letter agreement will be binding upon the successors, assigns, heirs or personal representatives of the Stockholder.

In the event that during the Restricted Period any holder of Parent’s securities that is subject to a substantially similar agreement entered into by such holder, other than the Stockholder (such agreement, a “Similar Agreement”), is permitted by Parent or otherwise granted a release to sell or otherwise transfer or dispose of shares of Parent Common Stock for value other than as permitted by this or a substantially similar agreement entered into by such holder (a “Triggering Release” and the holder that is the subject of such Triggering Release, the “Triggering Release Party”), the same pro rata percentage of shares of Parent Common Stock held by the Stockholder as the percentage of shares of Parent Common Stock being released in the Triggering Release represent with respect to the securities held by the Triggering Release Party shall be immediately and fully released on the same terms from any remaining restrictions set forth herein (the “Pro-Rata Release”); provided, that Parent will notify the Stockholder of any such Pro-Rata Release within two business days of the corresponding Triggering Release. Notwithstanding the foregoing, any such Pro-Rata Release shall not be applied unless and until permission has been granted by Parent to an equity holder or equity holders to sell or otherwise transfer or dispose of all or a portion of such equity holders’ shares of Parent Common Stock in an aggregate amount in excess of 1% of the number of shares of Parent Common Stock originally subject to a substantially similar agreement.

With respect to any Similar Agreement, if such agreement contains terms or conditions that are more favorable than the terms and conditions hereof, then this letter agreement shall be automatically amended to incorporate such more favorable terms or conditions.

Upon the release of any Shares from this letter agreement, Parent will cooperate with the Stockholder to facilitate the timely preparation and delivery of certificates or the establishment of book entry positions at the Parent’s transfer agent representing the Shares without the restrictive legend above and the withdrawal of any stop transfer instructions at the Parent’s transfer agent.

The Stockholder understands that each of Parent and the Company is relying upon this letter agreement in proceeding toward consummation of the Merger. The Stockholder further understands that this letter agreement is irrevocable and is binding upon the Stockholder’s heirs, legal representatives, successors and assigns.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

The Stockholder understands that if the Merger Agreement is terminated in accordance with its terms or the board of directors of Parent makes a Parent Board Adverse Recommendation Change, the Stockholder will be released from all obligations under this letter agreement.

This letter agreement may be executed by electronic (i.e., PDF) transmission, which is deemed an original.

[Signature Page Follows]

3

Very truly yours,

Print Name of Stockholder:

Signature (for individuals):

Signature (for entities):

By:
Name:
Title:

[SIGNATURE PAGE TO LOCK-UP AGREEMENT]

Exhibit 99.1

Silverback Therapeutics and ARS Pharmaceuticals Announce Merger

Transaction to support potential commercialization of neffy™, ARS’s needle-free epinephrine nasal spray

Well-funded with at least three years of operating runway expected

Companies to host conference call today, July 21, 2022, at 5:00 p.m. ET

SEATTLE and SAN DIEGO – July 21, 2022 – Silverback Therapeutics, Inc. (Nasdaq: SBTX) (“Silverback”) and ARS Pharmaceuticals, Inc. (“ARS”) today announced that the companies have entered into a definitive agreement under which ARS will merge with Silverback in an all-stock transaction. The combined company will focus on the potential regulatory approval and commercialization of neffy, ARS’s investigational epinephrine nasal spray for the treatment of Type I allergic reactions including anaphylaxis. The combined company is expected to have approximately $265M in cash, cash equivalents and marketable securities at closing. Upon stockholder approval, the combined company is expected to operate under the name ARS Pharmaceuticals and trade on the Nasdaq Capital Market under the ticker symbol “SPRY.” The merger is currently expected to close in the fourth quarter of 2022.

Type I severe allergic reactions are serious and potentially life-threatening events that can occur within minutes of exposure to an allergen and require immediate treatment with epinephrine, the only FDA-approved medication for these reactions. While epinephrine autoinjectors have been shown to be highly effective, there are well published limitations that result in many patients and caregivers delaying or not administering treatment in an emergency situation. These limitations include fear of the needle, lack of portability, needle-related safety concerns, lack of reliability, and complexity of the devices. There are approximately 25 million people in the United States who experience Type I severe allergic reactions. Of those, only 3.3 million currently have an active epinephrine autoinjector prescription, and of those, only half consistently carry their prescribed autoinjector. Even if patients or caregivers carry an autoinjector, more than half either delay or do not administer the device when needed in an emergency.

ARS designed neffy to provide injection-like absorption of epinephrine, in a small, easy-to-carry, easy-to-use, rapidly administered, and reliable nasal spray device. With its needle-free administration, neffy may help eliminate the anxiety and hesitation associated with using an autoinjector.

“We are extremely pleased to announce this proposed merger with Silverback, which we believe enables ARS to maximize the paradigm-changing opportunity of neffy,” said Richard Lowenthal, M.Sc., MSEL, co-founder and chief executive officer of ARS. “neffy is on the cusp of achieving what has not been possible before – the ability to deliver epinephrine with comparable pharmacokinetics to an intramuscular injection, but with a simple to administer nasal spray. We have completed a comprehensive registration program with neffy and based on a favorable pre-NDA meeting with the U.S. Food and Drug Administration (“FDA”), we are preparing to submit our New Drug Application (“NDA”) in the third quarter of 2022. This merger positions ARS and our experienced team to execute on the potential launch of neffy in 2023 by providing the requisite capital needed for launch. ARS was founded with a mission of solving many of the issues that patients and caregivers express about their epinephrine autoinjectors. Today is an important step toward bringing this novel treatment to patients and caregivers to improve their treatment options for these serious and potentially life-threatening allergic reactions.”

Data across three registration studies supports that neffy should meet all clinical endpoints recommended by regulators and that its pharmacokinetics are within the range of approved efficacious epinephrine injection products. In addition, neffy has been well-tolerated to date with more than 500 individuals having received at least one dose, and many with repeat administration. The majority of adverse events in clinical trials were mild in nature and comparable to injection products. Based on the totality of data, ARS is preparing to submit its NDA for neffy for use in adults and pediatric patients who are 30 kg or greater in the third quarter of 2022. If approved, ARS is planning to launch neffy in the United States in 2023.

“This transaction represents the result of a thorough and thoughtful strategic review process by Silverback,” said Laura Shawver, Ph.D., chief executive officer of Silverback. “ARS is an exciting late-stage company with compelling clinical data demonstrated with neffy, a path to near-term commercialization in a large and dissatisfied market, and an expert team with proven experience in launching and commercializing market-leading nasal spray products, such as NARCAN. I believe we have found the optimal partner to provide value for our stockholders, and even more so, the potential to transform treatment for millions of people with or at-risk for Type I severe allergic reactions.”

About the Proposed Merger

Under the terms of the merger agreement, assuming that Silverback’s net cash at closing is $240 million, Silverback equity holders are expected to own approximately 37% of the combined company and pre-merger ARS equity holders are expected to own approximately 63% of the combined company on a fully-diluted basis on a treasury stock method. The percentage of the combined company that Silverback’s equity holders will own as of the close of the transaction is subject to certain adjustments as described in the merger agreement, including the amount of Silverback’s net cash at closing.

Upon closing of the transaction, Silverback will be renamed ARS Pharmaceuticals, Inc. and will be headquartered in San Diego, California. Richard Lowenthal, M.S., MBA, will serve as chief executive officer and president of the combined company. The merger agreement provides that the Board of Directors of the combined company will be comprised of ten members, including seven from ARS and three from Silverback. The merger agreement has been approved by the Board of Directors of each company, and the transaction is expected to close in the fourth quarter of 2022, subject to approvals by the stockholders of each company and other customary closing conditions.

SVB Securities is acting as exclusive financial advisor and Cooley LLP is serving as legal counsel to Silverback.

Inceptiv Law is serving as legal counsel to ARS.

Conference Call Information

ARS and Silverback will host a conference call today, July 21, 2022, at 5:00 p.m. ET, to discuss the merger. A live webcast of the presentation will be available on the Investors & Media section of Silverback’s website at https://ir.silverbacktx.com and ARS’s website at https://ars-pharma.com/news-and-events. A replay of the webcast will be archived on each company’s website for 30 days following the presentation.

Dial-in information for conference participants may be obtained by registering for the event here.

About ARS Pharmaceuticals, Inc.

ARS Pharmaceuticals is dedicated to empowering at-risk patients and caregivers to better protect themselves from severe allergic reactions that could lead to anaphylaxis. The company is developing neffy™ (previously referred to as ARS-1), an intranasal epinephrine product in clinical development for patients and their caregivers with Type I allergic reactions including food, medications and insect bites that could lead to life-threatening anaphylaxis. For more information, visit www.ars-pharma.com.

About Silverback Therapeutics, Inc.

Silverback Therapeutics, Inc. is a biopharmaceutical company focused on leveraging its proprietary ImmunoTAC technology platform to develop systemically delivered and tissue targeted therapeutics for the treatment chronic viral infections, cancer, and other serious diseases. Silverback’s platform enables the strategic pairing of proprietary payloads that modulate key disease modifying pathways with monoclonal antibodies directed at specific disease sites. Silverback Therapeutics is located in Seattle, Washington. To learn more, visit www.silverbacktx.com.

Additional Information and Where to Find It

In connection with the merger, Silverback intends to file with the Securities and exchange commission (“SEC”) preliminary and definitive proxy statements relating to the merger and other relevant documents. The definitive proxy statement will be mailed to Silverback’s stockholders as of a record date to be established for voting on the merger and any other matters to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SILVERBACK, ARS AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s web site at www.sec.gov, on Silverback’s website at https://ir.silverbacktx.com/ or by contacting Silverback’s Investor Relations via email at IR@silverbacktx.com or by telephone at (206) 736-7946.

Participants in the Solicitation

Silverback and its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from the stockholders of Silverback in connection with the merger and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers will be included in the preliminary and definitive proxy statements (when available). Additional information regarding such directors and executive officers is included in Silverback’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting of the Stockholders, which was filed with the SEC on April 28, 2022.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Silverback’s stockholders in connection with the merger and any other matters to be voted upon at the special meeting will be set forth in the preliminary and definitive proxy statements (when available) for the merger.

These documents are available free of charge as described in the preceding paragraph.

Non-Solicitation

This communication will not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This communication contains forward-looking statements which include, but are not limited to, statements regarding expected timing, completion, effects and potential benefits of the proposed merger; the expected cash, cash equivalents and marketable securities of the combined company at closing; the expected ownership percentages in the combined company; the expected name, ticker symbol, management team and board of directors of the combined company; the design and potential benefits of neffy; ARS’s plans to submit an NDA to the FDA for neffy, the timing thereof and optimism regarding the support therefor; and the timing of the commercial launch of neffy, if approved, and the ability of the merger to provide sufficient capital for such launch. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Silverback’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the merger in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the merger, including with respect to: the approval of Silverback’s stockholders; potential delays in consummating the merger, the ability of the combined company to timely and successfully achieve the anticipated benefits of the merger; the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the merger on Silverback’s or ARS’s business relationships, operating results and business generally; costs related to the merger; the outcome of any legal proceedings that may be instituted against Silverback, ARS or any of their respective directors or officers related to the merger agreement or the transactions contemplated thereby; the ability to obtain and maintain regulatory approval for neffy; results from clinical trials may not be indicative of results that may be observed in the future; potential safety and other complications from neffy; the labelling for neffy, if approved; the scope progress and expansion of developing and commercializing neffy;the size and growth of the market therefor and the rate and degree of market acceptance thereof vis-à-vis intramuscular injectable products. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Silverback’s most recent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on Silverback’s web page at https://ir.silverbacktx.com/ by clicking on the link “Financials & Filings.”

ARS Media Contacts:

Caroline Cunningham

Porter Novelli

Caroline.Cunningham@porternovelli.com

ARS Investor Contacts:

Justin Chakma

ARS Pharma

justinc@ars-pharma.com

Silverback Media Contacts:

Jason Spark

Canale Communications

jason.spark@canalecomm.com

Silverback Investor Contacts:

Miguel Arcinas

Silverback Therapeutics

ir@silverbacktx.com

Exhibit 99.2

Merger Announcement

July 21, 2022

1

Merger Announcement July 21, 2022 Exhibit 99.2

Forward Looking Statements This presentation contains forward-looking statements which include, but are not limited to, statements regarding expected timing, completion, effects and potential benefits of the proposed merger; the expected cash, cash equivalents and marketable securities of the combined company at closing; the expected ownership percentages in the combined company; the expected name, ticker symbol, management team and board of directors of the combined company; the design and potential benefits of neffy; ARS’s plans to submit an NDA to the FDA and MAA to the EMA for neffy, the timing thereof and optimism regarding the support therefor; the timing of the commercial launch of neffy, if approved, and the ability of the merger to provide sufficient capital for such launch; ARS’s commercialization strategy; the potential market opportunity for neffy, the projected growth thereof and neffy’s ability to capture and grow that market; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Silverback’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the merger in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the merger, including with respect to the approval of Silverback’s stockholders; potential delays in consummating the merger; the ability of the combined company to timely and successfully achieve the anticipated benefits of the merger; the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the merger on Silverback’s or ARS’s business relationships, operating results and business generally; costs related to the merger; the outcome of any legal proceedings that may be instituted against Silverback, ARS or any of their respective directors or officers related to the merger agreement or the transactions contemplated thereby; the ability to obtain and maintain regulatory approval for neffy; results from clinical trials may not be indicative of results that may be observed in the future; potential safety and other complications from neffy; the labelling for neffy, if approved; the scope, progress and expansion of developing and commercializing neffy; the size and growth of the market therefor and the rate and degree of market acceptance thereof vis-à-vis intramuscular injectable products; the combined company’s ability to protect its intellectual property position; and the impact of government laws and regulations. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Silverback’s most recent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on Silverback’s web page at https://ir.silverbacktx.com/ by clicking on the link “Financials & Filings.” The forward-looking statements included in this presentation are made only as of the date hereof. Silverback Therapeutics assumes no obligation and does not intend to update these forward-looking statements, except as required by law. CONFIDENTIAL

Additional Information on the Transaction Additional Information and Where to Find It In connection with the transaction, Silverback Therapeutics intends to file with the SEC preliminary and definitive proxy statements relating to the transaction and other relevant documents. The definitive proxy statement will be mailed to Silverback Therapeutics’ stockholders as of a record date to be established for voting on the transaction and any other matters to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SILVERBACK THERAPEUTICS, ARS PHARMA AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s web site at www.sec.gov, on Silverback Therapeutics’ website at https://ir.silverbacktx.com/ or by contacting Silverback Therapeutics’ Investor Relations via email at IR@silverbacktx.com or by telephone at (206)736-7946. Participants in the Solicitation Silverback Therapeutics and its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from the stockholders of Silverback Therapeutics in connection with the transaction and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers will be included in the preliminary and definitive proxy statements (when available). Additional information regarding such directors and executive officers is included in Silverback Therapeutics’ definitive proxy statement on Schedule 14A for the 2022 Annual Meeting of the Stockholders, which was filed with the SEC on April 28, 2022. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Silverback Therapeutics’ stockholders in connection with the transaction and any other matters to be voted upon at the special meeting will be set forth in the preliminary and definitive proxy statements (when available) for the transactions. These documents are available free of charge as described in the preceding paragraph. Non-Solicitation This presentation will not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. CONFIDENTIAL

Transformative Transaction for Silverback Therapeutics, Inc. In March this year, Silverback announced a strategic reprioritization, and over the last three months the company explored strategic alternatives anticipated to provide value to Silverback stockholders Merger with ARS provides Silverback stockholders with the opportunity to participate in the potential growth of the combined company: neffyTM offers a clear value proposition for a convenient, no needle, no injection replacement for epinephrine autoinjectors (e.g., Epipen) Near-term commercial product with a sizable potential market and opportunity for long-term value creation Strong management team that has a proven track record of developing and commercializing intranasal medicines Silverback will be focused on closing the proposed transaction with ARS and exploring opportunities to divest the SBT8230 program for chronic HBV and other preclinical assets

ARS – Silverback Merger Transaction Summary ARS Pharmaceuticals and Silverback Therapeutics agreed to merge on July 21, 2022 in an all-stock transaction and expected to trade on Nasdaq under new symbol SPRY Transaction expected to close in Q4 2022 Strong financial position with ~$265M in total cash balance expected at closing Silverback equity holders will own ~37% of the combined company and pre-merger ARS equity holders will own ~63%, subject to certain adjustments, including Silverback’s net cash at closing Post-merger Board of Directors of ten members: seven from ARS and three from Silverback Transaction has been approved by the Board of Directors of both companies and is subject to approval of the stockholders of both companies neffy™ is an investigational new drug currently in clinical trials for the emergency treatment of allergic reactions (type I) including anaphylaxis.  neffy™ is not approved by the US. Food and Drug Administration (FDA), European Medicines Agency or other health authorities.  The efficacy and safety of neffy™ has not been established.  In addition, the tradename, neffy™, is tentatively approved by FDA but has not received final approval from the FDA or any other regulatory body.

neffy™

(epinephrine nasal spray)

neffy®
(epinephrine nasal spray)
Use in the nose only
608019
2 mg

JULY 2022

ARS PHARMA

THE FIRST NO-NEEDLE, NO-INJECTION SOLUTION for Type I Allergic Reactions JULY 2022

Potential to Transform the Treatment of Type I Allergic Reactions neffy: first “no needle, no injection” solution for Type I allergic reactions to address an unmet market need Registration program demonstrates comparable PK and PD, without risk of needle-related safety concerns, fear and hesitation Significant opportunity to disrupt current epinephrine injectables market Planned Q3 2022 NDA submission and potential 2023 approval Potential multi-billion-dollar market driven by HCP and consumer preference and adoption NCE-like IP exclusivity potential until at least 2038

Proven leadership team with track record developing and commercializing intranasal and consumer-driven medicines Richard Lowenthal, M.S. Chief Executive Officer, Co-Founder Led FDA approvals for multiple nasal spray products 25+ years of experience Robert Bell, Ph.D. Chief Scientific Officer, Co-Founder 30+ years of senior R&D leadership experience including Barr and Somerset Sarina Tanimoto, M.D. Chief Medical Officer, Co-Founder Led FDA approvals for multiple nasal spray products 20+ years of experience Eric Karas Chief Commercial Officer Led Narcan® commercial ops at Emergent/Adapt, and Auxilium specialty 25+ years of experience Harris Kaplan EVP, Commercial Strategy 40+ years of commercial strategy across more than 125 product launches Dan Relovsky SVP, Sales & Marketing 30+ years of marketing, sales and operational experience across specialty and consumer markets Brian Dorsey EVP, Operations & Project Mgmt 25+ years of R&D experience as including multiple head of R&D roles including Pernix, Apricus and Somaxon Kathy Scott Chief Financial Officer 30+ years of finance experience including multiple CFO roles including Neurana, Recros and Oncternal Justin Chakma Chief Business Officer 10+ years of M&A, licensing, financing and strategy experience including Celgene, Receptos and Auspex

Top-tier board of directors, investors and partnerships Pratik Shah, Ph.D. Chairman of Board of Directors Executive Chairman at Design, Former Chairman of Synthorx (acq. $2.5B), Former CEO at Auspex (acq. $3.5B) Peter Kolchinsky, Ph.D. Managing Partner and Founder at RA Capital Rajeev Dadoo, Ph.D. Managing Partner at SR One Richard Lowenthal, M.S. Chief Executive Officer, Co-Founder Led FDA approvals for multiple nasal spray products 25+ years of experience Brent Saunders Chairman at The Beauty Health Co., Former CEO of Allergan (acq. $63B), Actavis, Forest Labs, and Bausch + Lomb (acq. $8.7B) Michael Kelly Former President, US Operations at Adapt (acq. $735M), CEO at Covis (acq. $1.2B), founder at Azur Jonathan Leff Partner at Deerfield Management Chairman of Deerfield Institute Philip Schneider Former CFO at IDEC, former Board member at Arena (acq. $6.7B), Auspex (acq. $3.5B), GenProbe (acq. $3.7B) Undisclosed large U.S.-based healthcare-focused fund European commercialization partner Undisclosed Japanese and Chinese commercialization partners

Type I allergic reactions: a life-threatening hypersensitivity reaction Sources: (1) Carrillo-Martin et al. J Allergy Clin Immunol Pract (2020), (2) BlueCross BlueShield of America. Childhood Allergies in America (2018) Images Reproduced with permission from Allergy & Anaphylaxis Australia Caused by exposure to a specific allergen, most commonly food, venom, drugs, and latex ~25 million people in US with systemic Type I allergic reaction to allergens (e.g., 2+ organ systems involved) 10+ million people with other Type I allergy indications (e.g., asthma exacerbations, urticaria flares) Significant co-morbidities and symptomatic impact on patient quality of life More than half a million1 ER visits each year due to systemic Type I allergic reactions, costing an average of $1600+ per visit2

Epinephrine is effective, but significant device limitations exist

Apprehension to dose due to needle

Lack of portability

Reluctance to use in public

Safety concerns: lacerations, caregiver self-injection, blood vessel hits

Lack of reliability

Not user friendly

U.S. FOOD & DRUG ADMINISTRATION

Epinephrine Auto-Injector Devices by Amneal and Impax: CDER Alert - FDA Alerts Patients and Health Care Professionals About Device Malfunction

FDA alerts patients and health care professionals of EpiPen auto-injector errors related to device malfunctions and user administration

Bloomberg

7 fatalities and 35 hospitalizations reported due to failures

12

ARS PHARMA

Epinephrine recognized as the only first-line therapy by allergy society treatment guidelines1, but… Epinephrine is effective, but significant device limitations exist Sources: 1Anaphylaxis – a 2020 practice parameter update, systematic review and Grading Recommendations, Assessment, Development and Evaluation (GRADE) analysis Apprehension to dose due to needle Lack of portability Reluctance to use in public Safety concerns: lacerations, caregiver self-injection, blood vessel hits Lack of reliability Not user friendly 7 fatalities and 35 hospitalizations reported due to failures

Early intervention with epinephrine is critical in a Type I allergic reaction 5 MINUTES TYPE I SEVERE ALLERGIC REACTION ANTIGEN EXPOSURE Sources: 1 Emergency treatment of anaphylactic reactions: guidelines for healthcare providers. Resuscitation Council (UK); 2016, 2 JF Philips et al. Allergy Asthma Proc (2011), 3 JT Fleming et al. J Allergy Clin Immunol Pract (2014), 4 E. Andrew et al. Prehospital Emergency Care (2018), 5 Data on file from ARS market research SERIOUS PATIENT DISCOMFORT HIGHER RISK OF HOSPITALIZATION AND DISEASE PROGRESSION2,3,4 30 MINUTES ANAPHYLAXIS 15 MINUTES LIKELIHOOD OF LIFE-THREATENING REACTION Sudden drop in blood pressure leads to anaphylactic shock and cardiovascular failure Airways narrow blocking breathing, leading to loss of consciousness Possible death Time to respiratory arrest or shock1 FOOD: 30–35 minutes INSECT STINGS: 10–15 minutes DRUGS: <10 minutes Hypotension, dizziness, faintness Rhinitis, watery red eyes Rashes, itching (urticaria) Rapid swelling (angioedema) including lips, tongue, throat Bronchospasm, difficulty breathing, wheezing Abdominal and chest pain, vomiting Up to 18 minutes average wait to dose epinephrine5 among the ~50% who have injection available and are willing to inject themselves REACTION PROGRESSION

PROBLEM

	NO TREATMENT AVAILABLE	REFUSAL OF TREATMENT	DELAY IN TREATMENT	FAILURE OF TREATMENT
PROBLEM	< 50% of patients carry[1]	~25% - 50%[1, 3, 5] do not administer	~60%[2] of patients delay	23 - 35%[4] fail to dose correctly

***neffy* SOLUTIONS**

1 SMALL

2 NO NEEDLE NO INJECTION

3 EASIER AND MORE CONSISENT DOSING

4 RELIABLE

NARCAN NASAL SPRAY 4mg
VALTOCO
tosymra
IMITREX NASAL SPRAY

14

ARS PHARMA

FAILURE OF TREATMENT 23 - 35%4 fail to dose correctly Limitations of injection lead to hesitation and decreased or ineffective usage neffy may address these limitations to transform the treatment paradigm Rapid administration without a needle No risk of needle-related injuries; lacerations2 or cardiotoxic blood vessel injections Less hesitation to dose NO NEEDLE NO INJECTION SMALL Fits in your pocket; can carry more than 1 ~10% of cases require multiple doses of epinephrine1 EASIER AND MORE CONSISENT DOSING 0% critical dosing errors in registration self-administration study Low dose of epinephrine achieves efficacious PK without overexposure risk RELIABLE 99.999% delivery of effective dose in reliability testing; no inhalation required Same shelf-life as EpiPen, but also stable at high temperatures DELAY IN TREATMENT ~60%2 of patients delay NO TREATMENT AVAILABLE < 50% of patients carry1 REFUSAL OF TREATMENT ~25% - 50%1, 3, 5 do not administer 3 4 2 1 neffy SOLUTIONS PROBLEM Sources: (1) Warren et al. Ann Allergy Asthma Immunol (2018), (2) Data on file from ARS market research, (3) Brooks et al. Ann Allergy Asthma Immunol (2017), (4) El Turki et al. Emerg Med J (2017), (5) Asthma and Allergy Foundation of America Patient Survey Report (2019) Demonstrated PK and PD comparable to Injection, with improved safety profile 3 4 2 1 neffy comprehensive clinical program supports planned NDA submission Multiple successful meetings completed with FDA and EMA; no gating factors to planned NDA and MAA FDA confirmed three primary registration studies required for neffy approval EPI-17: Self-administration in Type I allergy patients (n=42) EPI-15: Single dose and twice dosing in healthy volunteers (n=42) EPI-16: Nasal challenge in allergic rhinitis patients (n=36) Data in subjects aged 4 to 18 (single-arm, non-comparative expected in 2022) to support pediatric labeling *Pending review by the FDA neffy meets the endpoints discussed with FDA in completed clinical studies* Criteria (Cmax, tmax, early partial AUCs) is comparability to epinephrine injection products (bracketed by approved products) IM needle & syringe is the gold standard and reference-listed drug Primary outcomes for all trials: PK (bioavailability) and PD (SBP, HR) EPI-10 pediatric trial interim data to be included in NDA submission, FDA requested

Approved injection products have a range of PK profiles, but are all deemed efficacious (no known difference across products) TREATMENT N Mean Study Cmax (pg/mL) Median or Mean Study Tmax (min) Study Tmax range (min) Epinephrine 0.3 mg IM (ARS Data) 181 244 – 339 45 4 – 360 Symjepi 0.3 mg (ARS Data) 36 438 30 4 – 90 EpiPen 0.3 mg (ARS Data) 113 375 – 753 6 – 24 2 – 154 EpiPen 0.3 mg (Literature) 296 308 – 649* 5 – 30 1 - 120 Auvi-Q 0.3 mg* (Literature) 67 486 20 5 – 60 Total Range 244 to 753 5 to 45 1 to 360 FDA has stated neffy should be bracketed by PK of approved products 0.3 mg IM (needle & syringe) is the reference-listed drug (RLD) and considered to be the gold standard All approved products have indistinguishable clinical effect and time to observed clinical benefit PD is supportive *Baseline corrected neffy meets FDA-confirmed endpoints in 3 primary studies*

Integrated PK data summary for ***neffy*** and comparators

Plasma Epinephrine C_{max} (pg/mL)

Maximum outlier value
2250
1820
1590
1560
1550
Highest Cmax of approved product
Lowest Cmax of approved product
581
399
421
485
277
Mean values denoted by bolded numbers
0.3 mg EpiPen (n = 77)
0.5 mg IM (n = 123)
2 mg neffy Self-admin (n = 42)
2 mg neffy HCP-admin (n = 78)
0.3 mg IM (n = 178)

Median t_{max} (minutes)

Maximum outlier value
360
240
150
360
120
Highest Tmax of approved product
Lowest Tmax of approved product
45
30
20.5
45
10
0.3 mg EpiPen (n = 77)
0.5 mg IM (n = 123)
2 mg neffy Self-admin (n = 42)
2 mg neffy HCP-admin (n = 78)
0.3 mg IM (n = 178)

Mean Early Partial AUCs

Treatment	AUC_{0-t}
0.5 mg IM (n=123)	43,700 (34)
2 mg *neffy* (n=36)	**37,700 (64)**
0.3 mg IM (n=178)	27,900 (39)

% CV shown in parentheses in tables above

17

ARS PHARMA

neffy meets FDA-confirmed endpoints in 3 primary studies* Integrated PK data summary for neffy and comparators Plasma Epinephrine Cmax (pg/mL) Median tmax (minutes) Mean Early Partial AUCs All data from ARS clinical studies *Pending review by the FDA 2250 0.3 mg IM (n = 178) 2 mg neffy HCP-admin (n = 78) 0.3 mg EpiPen (n = 77) 0.5 mg IM (n = 123) 2 mg neffy Self-admin (n = 42) 1820 1590 1560 1550 1000 10 45 45 20.5 30 Treatment pAUC (0-20) pAUC (0-45) 0.3 mg IM (n=178) 2,090 (86) 6,290 (61) 2 mg neffy (n=78) HCP-admin 3,610 (84) 11,000 (76) 2 mg neffy (n=42) Self-admin 3,128 (79) 11,006 (63) 0.3 mg EpiPen (n=77) 5,640 (73) 12,000 (53) 360 120 360 240 150 Treatment AUC0-t 0.5 mg IM (n=123) 2 mg neffy (n=36) 0.3 mg IM (n=178) 43,700 (34) 37,700 (64) 27,900 (39) 0.3 mg IM (n = 178) 2 mg neffy HCP-admin (n = 78) 0.3 mg EpiPen (n = 77) 0.5 mg IM (n = 123) 2 mg neffy Self-admin (n = 42) Maximum outlier value Lowest Cmax of approved product Highest Cmax of approved product Lowest Tmax of approved product Highest Tmax of approved product Maximum outlier value Mean values denoted by bolded numbers % CV shown in parentheses in tables above neffy meets FDA-confirmed endpoints in 3 primary studies*

Integrated PK data summary for ***neffy*** and comparators

Plasma Epinephrine C_{max} (pg/mL)

Cmax bracketed by approved products
Mean values denoted by bolded numbers
Highest Cmax of approved product
Lowest Cmax of approved product
581
399
421
485
277
0.3 mg EpiPen (n = 77)
0.5 mg IM (n = 123)
2 mg neffy Self-admin (n = 42)
2 mg neffy HCP-admin (n = 78)
0.3 mg IM (n = 178)

Median t_{max} (minutes)

Tmax bracketed by approved products
Highest Tmax of approved product
Lowest Tmax of approved product
10
45
30
20.5
45
0.3 mg EpiPen (n = 77)
0.5 mg IM (n = 123)
2 mg neffy Self-admin (n = 42)
2 mg neffy HCP-admin (n = 78)
0.3 mg IM (n = 178)

Mean Early Partial AUCs

Mean early partial AUCs bracketed by approved products

Overall mean AUC(0-t) bracketed by approved products

Treatment	AUC_{0-t}
0.5 mg IM (n=123)	43,700 (34)
2 mg *neffy* (n=36)	**37,700 (64)**
0.3 mg IM (n=178)	27,900 (39)

% CV shown in parentheses in tables above

18
ARS PHARMA

neffy meets FDA-confirmed endpoints in 3 primary studies* Integrated PK data summary for neffy and comparators Plasma Epinephrine Cmax (pg/mL) Median tmax (minutes) Mean Early Partial AUCs 0.3 mg IM (n = 178) 2 mg neffy HCP-admin (n = 78) 0.3 mg EpiPen (n = 77) 0.5 mg IM (n = 123) 2 mg neffy Self-admin (n = 42) 10 45 45 20.5 30 Treatment pAUC (0-20) pAUC (0-45) 0.3 mg IM (n=178) 2,090 (86) 6,290 (61) 2 mg neffy (n=78) HCP-admin 3,610 (84) 11,000 (76) 2 mg neffy (n=42) Self-admin 3,128 (79) 11,006 (63) 0.3 mg EpiPen (n=77) 5,640 (73) 12,000 (53) Treatment AUC0-t 0.5 mg IM (n=123) 2 mg neffy (n=36) 0.3 mg IM (n=178) 43,700 (34) 37,700 (64) 27,900 (39) Mean early partial AUCs bracketed by approved products Overall mean AUC(0-t) bracketed by approved products 0.3 mg IM (n = 178) 2 mg neffy HCP-admin (n = 78) 0.3 mg EpiPen (n = 77) 0.5 mg IM (n = 123) 2 mg neffy Self-admin (n = 42) Lowest Cmax of approved product Highest Cmax of approved product Lowest Tmax of approved product Highest Tmax of approved product Cmax bracketed by approved products Tmax bracketed by approved products Mean values denoted by bolded numbers All data from ARS clinical studies *Pending review by the FDA % CV shown in parentheses in tables above neffy well-tolerated across 500+ individuals dosed in clinical program Well-tolerated at all single-doses (0.5 mg to 2 mg) and repeat doses up to 4 mg within 10 minutes Mostly grade 1 events and comparable to injection products Low Pain Scores: recorded by VAS (100mm scale) with mean scores between 5 and 8 out of a score of 100 across studies No irritation based on formal scoring in all studies No serious treatment-related adverse events No risk of needle-related injuries or blood vessel injections Event Frequency EpiPen Symjepi Risk of blood vessel injection during self-administration that could lead to adverse events neffy on-track for NDA submission with potential FDA approval in 2023 Successful pre-NDA meeting completed with FDA mid-2021 We believe no additional data needed or other gating factors for NDA submission Engagements support clinical data package and bracketing as best approach to supporting efficacy and safety Pediatric program to support label expansion Pediatric data to be included in NDA, at FDA request Demonstrated tolerability consistent with prior studies 2 mg data included in initial NDA to support >30 kg pediatric labeling 1 mg data to be included in supplemental NDA to support 15-30kg population NDA submission on-track for Q3 2022: Adults and Pediatric Patients (30kg or greater) Management team with proven track record in developing and launching nasal spray products Commercial readiness efforts underway Preparing for 2023 approval and launch neffy market exclusivity potential until at least 2038 Issued composition of matter patent (US10,576,156) on Intravail® + epinephrine provides foundational exclusivity blocking any generic products. Method of treatment patents (US11,173,209; US11,191,838) block other alkyl glycosides. Issued method of treatment patent (US10,682,414) blocks any intranasal epinephrine product using a different technology using a low dose (<2.5 mg) PCT patent granted in Europe (EP19751807), UK (GB2583051), Japan (JP6941224), Australia (AUS2019217643) and Korea (10-2375232) with same composition of matter and method of treatment claims as the US Extensive studies in the lab and clinic completed to develop a proprietary product with expected NCE-like exclusivity EXPECTED LAUNCH FIRST PATENT EXPIRATION (without patent term extension) ADDITIONAL PROTECTION 2022 2023 2038

MULTIPLE LEVERS OF CURRENT MARKET GROWTH Significant existing US market opportunity for neffy penetration CURRENT ~$1 BILLION1 ANNUAL EPINEPHRINE MARKET IS THE IMMEDIATE OPPORTUNITY 1 SEC filings, IQVIA data and ARS payer research data on file 2 ARS market research data on file (n = 75 physicians, n = 150 patients), 3 IQVIA extended unit data ~3.3M Patients have injectable today (~10 million Devices)3 ~25M patients with serious type I allergic reactions (epidemiology) Consistent market growth +5% y/y in the last ~15 years Promotional responsiveness +31% historic lift from Mylan No meaningful promotion today More devices per patient Potential for twice as many neffy devices annually vs. injectables Target former patients without Rx or who don’t fill Millions of identified patients ~2.5M Former patients discontinued or did not fill Rx in last 3 years neffy has the potential to transform the treatment of Type I allergies neffy has the opportunity to address a significant unmet need AllergyAsthmaNetwork.org LIFE-THREATENING ALLERGIES 1 in 12 children have food allergies $24.8 Billion annual cost of food allergies 150-200 fatalities per year from food allergies 40 fatalities per year insect stings 400 fatalities per year drug allergy 1-6% of Americans have latex allergy Severe allergic reactions involve more than one system (e.g., skin and respiratory) have the potential to progress to anaphylaxis and become life-threatening Severe allergic reactions can present in multiple ways, varying severity, are unpredictable, and can progress very quickly Education is needed due to complexities in both the HCP and patient communities for the immediate use of epinephrine to avoid a severe Type I allergic reaction progressing to anaphylaxis

~25M patients with Type I Severe Allergic Reactions (SAR) represent a significant therapeutic opportunity at launch and beyond SAR Patients Not Managed by HCP 8.6 M (34%) Secondary Launch Target Future Population Expansion Patients seeking care but without a filled Rx 13.1 M (53%) SAR Patients Actively Managed by HCP Primary Launch Target 3.3 M (13%) SAR Patients With Epinephrine Injectable Rx Patients seeking care who have filled their Rx 1 SEC filings, IQVIA data and ARS payer research data on file. Population Data: https://acaai.org/news/new-study-suggests-21-percent-increase-childhood-peanut-allergy-2010, (2) Gupta RS, et al. JAMA Network 2019; 2(1):e185630, (3) Gupta RS, et al. Pediatrics 2018; 142(6):e20181235 (4) https://www.aaaai.org/global/latest-research-summaries/Current-JACI-Research/trends-anaphylaxis, (5) Chaaban MR et al. Int Forum Allergy Rhinol 2019; 00: 1-8

neffy poised to be the first epinephrine product enabling the treatment of all serious systemic allergic reactions without hesitation, regardless of severity First-line treatment for severe Type I allergic reactions is epinephrine - the only medication today proven to stop a potentially life-threatening allergic reaction Delay in administration or failing to use epinephrine greatly increases the chance of hospitalization and associated with fatalities Epinephrine needs to be given as soon as symptoms occur IM injectable products have serious limitations that represent many reasons for patients’ lack of readiness, hesitation and willingness to use Source: Clinical & Experimental Allergy, Volume 30, Issue 8 Food allergy 30 minutes Venom allergy 15 minutes Medication allergy 5 minutes AVERAGE TIME TO RESPIRATORY OR CARDIAC ARREST DUE TO ANAPHYLAXIS

Physicians supportive of adopting ***neffy*** into practice

n = 75
Physicians

100%

WOULD PRESCRIBE *NEFFY* IF THEIR PATIENTS ASKED FOR IT

*No difference in uptake of **neffy** by physician specialty*

27

ARS PHARMA

Physicians supportive of adopting neffy into practice WOULD PRESCRIBE NEFFY IF THEIR PATIENTS ASKED FOR IT 100% 10 = MAJOR ADVANCE / 1 = NOT AN ADVANCE AT ALL 8.5 out of 10 rating viewed as a major advance in therapy n = 75 Physicians No difference in uptake of neffy by physician specialty

Significant pent-up patient demand for neffy (Market Research) 65%  OF PEOPLE WHO USE AN OTC WOULD  USE NEFFY FIRST 69%  OF PEOPLE WOULD USE NEFFY SOONER THAN CURRENT AUTOINJECTOR 88%  OF PEOPLE WOULD BE MORE WILLING TO USE NEFFY IN PUBLIC OF NON-FILLING PATIENTS STATED THEY WOULD ASK THEIR PHYSICIAN ABOUT NEFFY RX 75% n = 150 Current Users OF PATIENTS STATED THEY WOULD PREFER TO GET NEFFY 80% n = 100 Non-fillers

Physicians responded very positively to neffy with high interest in switching patients within the first year Physicians viewed neffy as a completely new category of epinephrine device that eliminates most reasons why a patient doesn’t carry today’s epinephrine delivery device This product is not a me-too. It’s a game-changer! – Allergist “ This product will make the current needle injectors as dated a technology as a flip phone is today. – Allergist “ I can give this product to every person on Xolair or Dupilumab or any of the monoclonals. – Allergist “ This is the only product I’ve seen that I believe a teenager would carry. – Pediatrician “

Caregivers are enthusiastic about neffy and its benefits Source: Consumer Quant Research, 2022 Q29/68. How long would you estimate it took from the time the symptoms started before you used your device? Q75. The last time you/your child had an allergic reaction, you said you used your/your child’s device within XX minutes. If you had had this epinephrine nasal spray device instead of your/your child’s current device, how quickly do you believe you would have used it after your/your child’s initial symptoms of the reaction? Q76. On a scale of 1-10, how much impact would each of the following have to motivate you to use this epinephrine nasal spray device sooner than your/your child’s current device? Q77. On a scale of 1-10, how likely would each of the following be if you were to have this new epinephrine nasal spray device instead of your/your child’s current device? Motivation to Use neffy Sooner n = 200 subjects This is fantastic. Much easier than jabbing the thigh. – Father This is awesome. My daughter will love this. – Father We are talking about someone’s life and lifestyle here. Great improvement. – Mother I don’t have a co-pay, but I’d get this for my daughters even if I have to pay $50. – Mother I want this. Is it available yet? Let me know when it is, I will literally call the doctor from my car. – Mother If I could trade in my EpiPen for this without it costing me a lot, I’d get it right away. – Father “ “ “ “ “ “

Payer research supports positive reimbursement environment Key findings from discussions with ~50 decision-makers within the major payers and PBMs: Category is generally not restricted, unlike biologics and orphan disease drugs with high WACs Payers view neffy as a valuable and differentiated treatment option High likelihood of attaining favorable coverage (Tier 2 or 3) for ~80% of lives “This is a game-changer; it really addresses the unmet needs we currently have in this space, specifically the safety and tolerability issues.” – Payer “If this is priced properly, this could be a ‘state-of-the-art therapy’ for patients.” – PBM “Nasal delivery will overcome some negative perceived factors of an injection.” – Payer “There is no value in delaying access to a product like this and nothing to prior authorize (PA). We can’t PA if the patient needs it.” – PBM

Optimize contracting, co-pay support, and distribution model for neffy to support affordable access for all consumers Create peer-driven publications and HEOR* data to support proper use of epinephrine and highlight issues related to auto-injectors Build trust in neffy as the new standard among allergists and pediatricians Target prescribers who can drive neffy market share and influence their peers Educate & motivate healthcare professionals to recommend neffy use earlier to prevent serious events Branded and unbranded campaigns Deploy online and social media and targeted DTC to influence neffy adoption Partner with advocacy organizations and influencers to drive education among patients and their caretakers US commercial preparedness efforts underway for potential 2023 launch BUILD HEALTHCARE PROFESSIONAL AWARENESS DRIVE CONSUMER EDUCATION SECURE MARKET ACCESS 3.3M patients prescribed today, majority of patients and physicians responded favorably to neffy over auto-injectors, and 22M untreated patients with the potential to be activated * Health Economics and Outcomes Research (HEOR)

neffy is positioned to transform the treatment of serious allergic reactions Less Hesitation to Dose Effective Compact Safe Easy to Use No Needle PK superior to IM (Reference listed drug & gold standard) offers therapeutic exposures and makes it easy to switch No meaningful side effects No needle-related injuries possible No serious safety risks associated with injection devices (needle) No blood vessel injections, no lacerations, no bone injections No needle, no fear, no wait Easier to use and more reliable delivery than with autoinjectors (less chance of failed dosing) Always available with child, parent and caregiver 100% of adults (N=105) successfully dosed in human factors studies

Exhibit 99.3

On July 21, 2022, Silverback Therapeutics, Inc. (“Silverback”) and ARS Pharmaceuticals, Inc. (“ARS”) hosted an investor conference call at 5:00 pm Eastern Time to discuss the entering into a definitive merger agreement under which ARS will merge with a wholly owned subsidiary of Silverback in an all-stock transaction. The script of the conference call related to such proposed merger is set forth below.

Operator:

Good afternoon, everyone, and thank you for joining us today.

At this time, all participants are in listen-only mode. Following Management’s remarks, we will hold a brief question-and-answer session, and at that time, the lines will be open for you. If anyone would like to ask a question during this time, please press star, followed by the number one on your telephone keypad. As a reminder, this conference is being recorded.

I would like to turn the call over to Mr. Miguel Arcinas, Vice President of Corporate Development and Investor Relations at Silverback Therapeutics.

Miguel Arcinas, Vice President of Corporate Development and Investor Relations of Silverback:

Thank you and Good Afternoon.

Joining me on today’s call from the Silverback team are Laura Shawver, Chief Executive Officer, Valerie Odegard, President and Chief Scientific Officer, and Jonathan Piazza, Chief Financial Officer. From the ARS Pharma Team, we have Richard Lowenthal, Chief Executive Officer, Sarina Tanimoto, Chief Medical Officer, Eric Karas, Chief Commercial Officer, Kathy Scott, Chief Financial Officer, and Justin Chakma, Chief Business Officer.

The recording and the slides presented during this call will be available on the Investor section of Silverback’s website and the News section of ARS’ website for 30 days.

Before we start, I would like to remind you that today’s call and the accompanying presentation will include forward-looking statements, which include, but are not limited to statements regarding the expected timing, completion, effects and potential benefits of the transaction and our future expectations, plans and prospects for the combined company. Such statements represent management’s judgment and intention as of today and involve assumptions, risks and uncertainties. Silverback and ARS undertake no obligation to update or revise any forward-looking statements. Slide 2 provides an overview of these forward-looking statements and the risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated in these forward-looking statements. Please refer to Silverback’s most recent filings with the SEC, which are available from the SEC at sec.gov or on Silverback’s website, for additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated in these forward-looking statements, including in our press release issued this afternoon and our Form 8-K filed with the SEC this afternoon announcing the transaction and our most recent Quarterly Report on Form 10-Q.

1

As indicated on Slide 3, we intend to file a preliminary and definitive proxy statement with the SEC relating to the proposed merger. Please be advised to read, when available, the proxy statements and other relevant documents filed with the SEC as these will contain important information about Silverback, ARS and the transaction. Once available, these documents can be obtained free of charge from the SEC at sec.gov or on Silverback’s website.

I will now turn the call over to Dr. Laura Shawver, CEO of Silverback Therapeutics.

Laura Shawver, Chief Executive Officer of Silverback:

Thanks, Miguel and good afternoon, everyone.

Today, we announced the proposed merger of Silverback Therapeutics and ARS Pharma. I am pleased to have the opportunity to discuss this important and transformative transaction.

I’ll start by providing background surrounding Silverback’s process to identify strategic alternatives and the rationale for this transaction. I’ll then hand it off to Richard Lowenthal, CEO of ARS Pharma, to provide an overview of ARS Pharma and its lead product candidate, neffy, the first no-needle, no-injection solution for Type I allergic reactions.

Let’s start with an overview of what brought us here today.

On March 31st, 2022, Silverback announced a strategic corporate realignment to discontinue our TLR8 oncology programs, SBT6050 and SBT6290, to focus resources on the development of SBT8230 for chronic hepatitis B virus infections and Silverback’s preclinical pipeline. As a part of this strategic realignment, we restructured our workforce to support prioritized development, reduce operating expenses, and extend our cash runway into the second half of 2026.

Beginning in April of 2022, Silverback initiated a process to evaluate alternatives for the company, including strategic mergers and acquisitions, asset acquisitions and sales, remaining a standalone company pursuing a limited pipeline focusing on SBT8230 and preclinical programs, and liquidation to distribute available cash. The goal of this evaluation was to identify the opportunity that would, in the Silverback Board’s opinion, create the most value for Silverback’s stockholders. After a thorough review of strategic alternatives by Silverback’s Board of Directors, including discussions with Silverback senior management, financial advisors, and legal counsel, the Board unanimously supported a merger with ARS Pharma and believes that this transaction is likely to be more beneficial to Silverback’s stockholders than the potential value that might result from any other strategic option available to Silverback.

Silverback stockholders should be excited about this transaction for several reasons. ARS Pharma has been developing neffy, a potential first-in-class no-needle, no-injection solution for Type I allergic reactions that is expected to launch in the U.S. in 2023. The product offers a clear value proposition over epinephrine injection devices, in a sizable potential market. Importantly, ARS is

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led by a highly experienced management team that has a proven track record developing and commercializing internasal and consumer-driven medicines. This transaction has the potential to create value for the stockholders of the combined company and is an opportunity for Silverback’s stockholders to participate in the potential growth of the combined company.

In addition to closing the merger with ARS, Silverback will focus on exploring opportunities to divest our legacy programs, including SBT8230 for chronic HBV and our other preclinical assets.

Moving to Slide 5, let’s review the details of the transaction.

We announced today that we have entered into a definitive agreement under which ARS will merge with a wholly owned subsidiary of Silverback in an all-stock transaction. The merger is currently expected to close in the fourth quarter of 2022.

The combined company is expected to have approximately $265M in cash, cash equivalents, and marketable securities at closing, which will provide at least three years of operating runway. Under the terms of the merger agreement, assuming that Silverback’s net cash at closing is $240M, Silverback equity holders prior to the transaction are expected to own approximately 37% of the combined company and ARS equity holders prior to the transaction will own approximately 63% of the combined company on a fully diluted basis using the treasury stock method. ARS was valued at approximately $400M in enterprise value plus an additional approximately $35M cash on hand, and Silverback was valued at a total value of approximately $255M. The percentage of the combined company that stockholders will own as of the close of the transaction is subject to certain adjustments as described in the merger agreement, including the amount of Silverback’s net cash at closing. Upon stockholder approval and the closing of the transaction, Silverback is expected to operate under the name ARS Pharmaceuticals, Inc., be headquartered in San Diego, California, and trade on the Nasdaq Capital Market under the ticker symbol “SPRY.”

With respect to the management team for the combined company, I will step down as CEO upon close of the transaction and anticipate staying on as a member of the board of directors. The combined company will be led by ARS Pharma’s experienced executive team, including Richard Lowenthal, Chief Executive Officer, Sarina Tanimoto, Chief Medical Officer, Eric Karas, Chief Commercial Officer, Kathy Scott, Chief Financial Officer, and Justin Chakma, Chief Business Officer.

Coincident with this announcement, Silverback will terminate R&D activities associated with its internal programs and reduce our headcount. Remaining Silverback employees and management will focus on the closing of the merger and exploring opportunities to divest our preclinical assets and will generally depart the organization on a rolling basis as activities are completed.

Finally, I would like to extend my sincere thanks to Silverback’s employees for remaining diligently focused on our programs, to the patients and investigators that participated in our trials, and to our stockholders, partners, and Board of Directors who have supported us all along the way. With that, I will turn the call over to Richard Lowenthal, Chief Executive Officer of ARS Pharma.

3

Richard Lowenthal, Chief Executive Officer of ARS:

Thank you Laura for that kind introduction. My name is Richard Lowenthal, CEO and Founder of ARS Pharmaceuticals. As outlined on this Slide, we wanted to first remind everyone that neffy is an investigational product and it is not yet approved by the US Food and Drug Administration or the European Medical Agency. The trade name, neffy, has tentative approval from the US FDA, but has not received final approval.

It’s a great pleasure for me to introduce you to ARS Pharmaceuticals and neffy, our needle-free epinephrine nasal spray. Our goal for neffy is to achieve what has not been possible before, which is to deliver epinephrine with comparable pharmacokinetics to an intramuscular injection but with a nasal spray that is easy to use and eliminates the fear of injecting with a needle. Once approved, we believe that neffy’s optimal product profile has the potential to transform the treatment of Type I allergic reactions.

We founded ARS in 2015 with a goal of solving many of the issues patients and caregivers expressed about their current epinephrine injection devices. From day one, our team was focused on taking this well-known, life-saving medication for severe allergies, and making administration needle-free, easy to use and a safer alternative to needle injectors, so that patients and caregivers would have less hesitation to dose immediately after symptoms of an allergic reaction are detected.

At that time, our co-founder and Chief Medical Officer, Dr. Tanimoto and I, along with many on our extended team, were working on the approval of Narcan nasal spray and Valtoco nasal spray, which are now FDA-approved products for the emergency treatment of opioid overdose and acute repetitive seizures.

We were also working with Aegis, a company developing an excipient known as Intravail, or dodecyl maltoside. While epinephrine is not normally absorbed in the nose, we licensed Intravail’s remarkable properties to facilitate penetration through mucosal membranes and achieved injection-like absorption with neffy. We use the same single-dose nasal sprayer device that has proven to be easy-to-use and highly reliable for Narcan and Valtoco, as well as many other US approved products.

Type I allergic reactions are life-threatening hypersensitivity reactions that can occur within minutes of exposure to an allergen and require immediate treatment with epinephrine – the only known effective medication for this disease.

The only approved community-based products to treat this condition today are epinephrine injection devices, which are effective if carried, used properly and used in time. However, research indicates that patients and caregivers do not always carry injection devices and, if they do, they sometimes use the product incorrectly or significantly delay administration. This reluctance to use needle-based injection devices in a timely manner is often driven by fear – fear of needles, fear of the pain, concerns about safety, and the complexity of the device used.

neffy is needle-free, its small and easy-to-use; it fits into the palm of your hand or pocket, as you can see. Our motto is “no needle, no fear, no wait.” If FDA approved, we hope that patients would carry neffy always and dose immediately at the first signs of an allergic reaction. We believe neffy is ideally positioned to shift this market into an entirely new paradigm with better treatment outcomes.

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ARS is a late-stage company, on the verge of submitting our NDA for neffy in the third quarter of 2022. Assuming approval by the FDA and EMA, we anticipate launching neffy in 2023 in the U.S. and 2024 in Europe.

We currently estimate that the US market is approximately 1 billion dollars; however, we believe there is potential opportunity not only to capture a majority of the current injection device market, but to grow towards a potential multi-billion dollar market driven by strong physician interest and consumer demand for a better way to treat their severe Type I allergies.

ARS has also built a strong patent position expected to provide protection to at least 2038 with two patent families that include Composition of Matter and Method of Treatment claims. To execute on the development and commercialization of neffy, we built a deeply experienced and robust management team, many of whom, have first-hand experience leading the development and commercial efforts for approved nasal spray products, such as Narcan, as well as extensive drug development, R&D, business, and regulatory expertise. All of which position ARS for both near- and long-term success.

We have been supported by a strong board of directors with broad industry experience and industry-leading investors who share our view of the opportunities with neffy. Nearly all of our current board members are expected to continue to serve on the board of the combined company along with three of Silverback’s directors. We also have meaningful partnerships outside North America where ARS will focus our efforts; including license deals with Recordati in the European region, along with partners in Japan and China.

Type I allergic reactions can lead to serious and sometimes scary symptoms that can be life-threatening if allowed to progress. There are approximately 25 million people in the United States today that suffer from severe allergies that involve two or more organ systems, when exposed to an antigen. If the reaction is not stopped quickly, it can cause serious symptoms that last for days, or can even have long-term adverse effects and comorbidities. These severe allergic reactions result in more than half a million visits to the ER per year, costing an average of $1,600 or more for each patient.

As noted, epinephrine injection devices are effective and have helped many people with severe allergic reactions. However, the fear of the needle, fear of the pain, and associated side effects can cause apprehension to dose resulting in patients and caregivers not dosing when needed, or significantly delaying administration of epinephrine. These behaviors result in further disease progression and more serious symptoms that can lead to worse clinical outcomes.

In addition, the devices themselves are not user friendly, they’re often intimidating and have a long history of poor reliability with many reports of product failures, recalls and warnings from the FDA.

To understand the best way to stop an allergic reaction, it’s important to first know how severe allergic reactions progress.

5

Following exposure to an antigen, an allergic reaction can progress rapidly resulting in very severe symptoms and a state of anaphylaxis in just 15 to 30 minutes. Early intervention with epinephrine is critical.

Current labeling for epinephrine indicates that dosing should occur as rapidly as possible after the initial symptoms of an allergic reaction are experienced, typically in the first 5 minutes after exposure to the antigen.

Epinephrine is exceptionally effective if dosed early in the course of the reaction. But if treatment is delayed, there is a point where even repeat doses of epinephrine may not be effective in stopping the reaction, sometimes with tragic outcomes.

Experts in the field, the literature and our extensive market research with patients and caregivers tell us that there are several key consumer issues with epinephrine injection devices that if addressed, can significantly improve treatment outcomes.

The key limitations of these injection devices are that 50% do not carry them when needed; of those that carry their device 25 to 50% do not dose when an allergic reaction occurs and present themselves at an emergency room without first administering epinephrine. Even when people dose, approximately 60% delay treatment allowing the reaction to progress, resulting in worse clinical outcomes. Finally, up to 35% of people fail to use their device properly, sometimes resulting in lack of effective treatment.

We believe that once approved, neffy is positioned to solve many of these problems.

•	neffy is small – similar in size to your ear pod case – allowing people to carry it in their pocket discreetly at all times.

•	neffy has no needle and thus, eliminates the fear that causes much of the hesitation to dose in the community.

•

By removing the needle, neffy can be safer for both the patient and caregiver as there is no risk of accidental injection into your hand or other extremity, which can result in an ER visit. As a nasal spray, there is no risk of accidental injection into a blood vessel, causing a laceration or a painful injection into the bone of a small child.

•

neffy has been shown to be both easier to use and more consistent in dosing. It’s simple for people to use. In human factor validation studies, the FDA even requested we evaluate use of neffy in a group called “passerby’s” – this is someone who has no knowledge of the disease or device but represents a person that would aid a patient in time of need. These passerby’s were able to simply read the directions and figure out how to use neffy very quickly and effectively nearly 100% of the time. If FDA deems it appropriate, it may be possible for neffy to be available in public places, such as restaurants or airplanes, for use in an allergy emergency, where this would not be possible with an injection device given the needle-related risks.

•

And finally, the neffy device has been proven to be highly reliable in delivering an effective dose accurately with less than 1 in 100,000 chances of being outside of specifications for the dose delivered.

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Taken together, neffy has the potential to address almost all of the limitations associated with injection devices and improve outcomes for patients. Our top goal is to get neffy to patients and caregivers as soon as possible.

We have had multiple meetings with the FDA and EMA that validate our development approach. ARS plans to file both our NDA and MAA for the 2 mg neffy dose based on four key clinical trials in both adults and pediatric patients. These studies will be supported by multiple early pilot studies and several large clinical trials in adults with a commercial 1 mg dose of neffy.

The data being filed includes an interim analysis with 57 children with severe allergies from our ongoing EPI-10 study in patients aged 4 years and older. We believe these data could support an initial approval of the neffy 2 mg dose for children 30 kg body weight and above. We plan to seek approval of the neffy 1 mg product based on the final EPI-10 results in children 15 to less than 30 kg body weight immediately after the initial approval of our NDA and MAA applications.

The main criteria for neffy approval by regulators are based on the maximum observed concentration of drug, or Cmax, time to peak drug concentration, or tmax, and early partial exposures, or partial AUC, in the first 20 to 45 minutes. While IM injection with a needle and syringe, is the Reference Listed Drug, regulators agreed that the ideal pharmacokinetic profile for neffy is to be within the range of injection products, or in other words bracketed by the other injection products pharmacokinetic profiles. Overall exposure, or AUC0-t, is less important for efficacy with epinephrine but is an important consideration to ensure safety.

Our clinical data show that the neffy meets all regulator-confirmed endpoints.

As a frame of reference, when looking at both our clinical data and recent literature, if you compare different approved injectable products, we see a wide range of pharmacokinetic profiles, depending on the device used. FDA considers a 0.3 mg dose of epinephrine, given by IM injection with a needle and syringe as the Reference Listed Drug given approximately 100-years of safe and effective use.

Despite this wide range of pharmacokinetics, it is important to remember that the literature and clinical practice support that there is no known difference in efficacy between these different injection devices, either on time to onset or overall effect. IM with needle and syringe gives the same clinical outcomes as EpiPen.

Results from our key clinical trials compared to injection products is presented on Slide 17. The data is distilled down to the simple concept that neffy’s pharmacokinetics, when dosed by a caregiver to adults or children, and upon self-administration, are within the range of approved efficacious injection products and therefore should meet all the criteria established by the regulators. On the left and in the middle, are box-and-whisker plots for Cmax and Tmax. On the right are tables showing the partial AUCs between 0-20 and 0-45 minutes, as well as overall AUC. The significance of the partial AUCs is to show exposures in the early time points after administration of an epinephrine product. As mentioned the overall AUC is not as meaningful for efficacy but is an important factor for safety based on regulator’s advice.

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Starting with the first graph on the left, this is a box and whiskers plot of Cmax for neffy and approved injection products. The hashed horizontal lines show the range of mean Cmax values, from 277 to 581 pg/mL across all approved injection products. As denoted by the circled numbers, neffy’s Cmax is clearly within this range. The middle plot shows Tmax or time to maximal concentration and again, the mean for neffy is within the range of approved injection products. The tables on the right show partial and overall AUC and again neffy meets the criteria established by regulators.

Turning to the next Slide, our data show that neffy is well tolerated. We’ve treated well over 500 individuals with neffy in our clinical programs with doses ranging from 0.5 to 2 mg, many with repeat doses in cross-over studies and twice dosing so they received 4 mg within 10 minutes as could occur in real life. Most adverse events were mild and comparable to injection products. There is no meaningful irritation caused by neffy, and pain as measured by a validated visual analog scale (or VAS) gives mean scores between 5 and 8 out of 100 across all ARS studies, including in children down to 4 years of age. These pain scores are similar to those observed using VAS scales with saline in published studies.

While neffy is more rapidly absorbed than IM injection with a needle and syringe, there is no risk of bolus injection into a blood vessel or absorption of epinephrine too rapidly. The FDA labeling for epinephrine injection products warns of possible IV bolus injection that can result in serious adverse effects. In ARS clinical studies, possible injection into a blood vessel resulting in very rapid and high peak exposures of epinephrine have been observed to occur more than 13% of the time with EpiPen.

Finally, by simply removing the needle, that one change, neffy will offer safety advantageous for both the patient and caregiver, by eliminating the risk of accidental self-injection in extremities, like your hand; or injection into a blood-vessel, or laceration or injection into the bone of a small child.

Taken together, we believe our clinical data package supports filing our NDA in the third quarter of 2022. With positive FDA meetings behind us and data that support neffy meets all of FDA’s recommendations for submission; we believe there are no additional data or gating factors needed for our planned NDA submission. If approved, we anticipate executing the commercial launch of neffy in 2023, in both adults and children 30 kg or greater.

Our IP portfolio for neffy is strong and atypical of such 505(b)(2) products with both composition of matter and method of use patents. We have two main patent families with expiration dates out to 2038 before any patent term extension, which we expect will offer protection for at least 15 years after approval of neffy.

Our main patent claims have been approved in many major regions around the world including the US, European Union, United Kingdom, Japan, Australia, and South Korea, with many other countries pending approval. Our intention is to secure worldwide coverage of neffy by the time of approval in the US and Europe.

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The product profile demonstrated by neffy across our clinical trials gives us confidence in our ability to penetrate the existing market in the US, which we estimate is approximately $1 billion dollars; and has the potential to expand over time to a multi-billion dollar market opportunity. We know there are about 25 million people with serious Type I allergies that may benefit from having an epinephrine rescue medication. Our goal is to first convert a significant portion of the existing 3.3 million people with injection devices today to neffy users. We believe that with strong community education programs, partnerships with advocacy groups and a user-friendly, small and needle-free way to administer epinephrine when needed in an emergency—that neffy— can reach many more of the patients and caregivers that currently should have epinephrine with them at all times, but fear and avoid needle-based products.

With this as a backdrop, let me ask Eric Karas, our Chief Commercial Officer, who was responsible for the impressive market expansion with Narcan Nasal Spray, to walk through our market opportunity and go-to-market strategy for neffy.

Eric Karas, Chief Commercial Offer of ARS:

Thank you, Rich.

This is an exciting time for ARS, and the opportunity for neffy is significant.

We know that many physicians, patients, parents, and caregivers are dissatisfied with their epinephrine needle injectors and are seeking a differentiated product offering.

Patients don’t carry them. And for those who do, many hesitate to use them because they fear needles and the pain associated with an injection. For parents, the angst of injecting a child is a considerable barrier.

Not only did neffy perform as well as injection products in our clinical program, but it can also offer a more convenient and desirable alternative for those who currently carry a needle injector and are at risk of a Type I allergic reaction.

Before joining ARS, I led the commercialization of NARCAN, and there are many similarities to neffy. Opioid overdose reversal was an injection-based market with generic options, and the disease resulted in severe and life-threatening outcomes. When I began working on Narcan, the market research with healthcare professionals and patients showed expected adoption rates in the low forty percent range. During my time leading the commercial team, we far exceeded that expectation – starting at 14% in year 1, jumping to 46% the following year, and 90% by the end of 2019. NARCAN remains a brand leader today.

With our capabilities and broad insights gained through similar experiences, I’m confident our commercial plans for neffy will achieve strong results.

We believe that neffy has the opportunity to fill a significant void that needle injectors can’t address.

9

Think of a parent whose child has food allergies – this is highly concerning as all reactions are unpredictable and can potentially become life-threatening – sadly, hundreds of deaths occur each year from severe allergic reactions. These reactions present in multiple ways, and as Rich mentioned, they progress very quickly, and time to treatment is critical.

We believe the solution is a product that can address the deficiencies of needle injectors.

On an annual basis, the community use epinephrine market is growing at 5% year-over-year and is projected to reach 25 million patients in 2023. There are three main segments of patients, and neffy has the potential to address all three – the first segment is our primary launch target, – the 3.3 million patients with severe allergic reactions who have a prescription for an epinephrine product. The second segment is our secondary launch target, – the 13 million patients with severe allergic reactions diagnosed and managed by an HCP, but don’t have a current prescription for epinephrine. The third segment is an opportunity for future expansion – addressing the 8.6 million patients with severe allergic reaction who are not being managed by an HCP today.

We believe that over time, we’ll be able to capture a lion’s share of our primary target audience. From there, we’ll turn to segment two and focus on patients who need epinephrine but avoid injection products, and ultimately to segment three. Combined, our primary and secondary targets represent about 16 million potential patients, which is a substantial opportunity for growth within the category.

If approved, neffy is poised to be the first epinephrine product to treat a Type I allergic reaction at the first sign of symptoms without a needle, reducing the hesitation to dose. This is critical to lowering the frequency of ER visits and hospitalization. A survey of 40,000 patients with severe allergic reactions in 2015 showed that 38% reported at least one food allergy-related lifetime emergency room visit. In just a few minutes, symptoms can progress to respiratory distress and, over time to the most severe state of an allergic reaction, anaphylaxis. Hesitation to treat is a major limitation for epinephrine needle injectors, and we believe that neffy can change that.

We’ve conducted extensive market research, showing strong preference numbers and indicating a favorable reception for neffy across all stakeholders.

HCPs characterized neffy as a significant advancement in therapy and rated it an 8.5 out of 10, a much higher rating than other products currently in the marketplace. One hundred percent of physicians surveyed said they would prescribe neffy if their patients asked for it. And many physicians reported that they would recommend neffy immediately upon its launch, and eventually, the majority over time.

The patient feedback on neffy is also compelling and indicates strong demand.

Our market research tells us that about 80% of patients would prefer neffy. Among patients who have an epinephrine autoinjector prescription, but haven’t filled it, 75% of them stated they would ask their physician about a prescription for neffy. Our patient research also indicates that they would be more likely to use neffy sooner and would be more comfortable using it in public, which is a challenge with needle injectors.

10

neffy is seen as a possible game changer by physicians – something that will make the current needle injectors as dated a technology as the flip phone is today. This type of sentiment points to the potential for adoption, and the quotes on this Slide show that outlook.

The critical point amongst caregivers is that an injection is a barrier and can cause delays because the size is awkward, and the mode of injecting can be embarrassing and painful. The comments on this Slide capture consumer sentiment. As you can see, parents are motivated for something new, and tell us they are excited about neffy.

We surveyed 200 patients and caregivers who had used a needle injector over the last 12 months to see if their time to administer would change if they had neffy. Findings suggest that the average time to use across patients and caregivers would drop significantly if they had neffy instead of a needle injector – an important insight and potential advantage for neffy.

Patients and parents also indicated they would use neffy sooner and obtain more units than they do currently with needle injectors. They are more comfortable with neffy and indicate they would be willing to fill and carry the prescription to make sure it’s readily available in case of an emergency.

Equally important for commercial success is how payers will view neffy – as access and affordability will be critical. Based on market research from over 50 decision makers within the major payers, we believe they also view neffy as a differentiated product. Based on our product profile, responsible pricing, and contracting, neffy could obtain coverage for a significant proportion of patients within the first twelve months of launch.

To execute this market opportunity, experience has told us that we need to launch strong – and the team at ARS has deep insights and extensive experience in successfully launching and commercializing dozens of transformational products.

We’ve applied that experience and have comprehensive launch readiness plans for neffy in place. We’re confident in our ability to execute the critical success factors for healthcare professionals, consumers, and payers that have the potential to drive market share and revenue.

We will deploy a combination of direct promotion, virtual sales consultants, and non-personal promotion intended to reach, at a minimum, the HCPs that account for 45% of the current epinephrine prescriptions.

Amongst consumers, we want to educate and build demand to drive adoption. We plan to partner with advocacy groups to leverage their voice and drive patient and caregiver awareness. We also plan to deploy online and social media promotion and targeted direct-to-consumer campaigns to drive awareness and motivate consumers to ask for neffy.

And finally, with payers, we plan to contract and provide patient support programs to make neffy simple access and affordable for all patients.

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Overall, we are excited and confident about the opportunity to transform the lives of millions of patients with severe allergy reactions. In our view, neffy is the future of epinephrine delivery.

Let me pass the call back to Rich to close us out.

Richard Lowenthal, Chief Executive Officer of ARS:

Thanks, Eric.

As you’ve heard, we believe neffy has the opportunity to shift the treatment paradigm for Type I allergic reactions. With its no needle delivery, small size, easy to use and consistent reliable dosing – we believe neffy will improve the lives of our caregivers and patients struggling to properly treat their severe Type I allergies.

We plan to work effectively with advocacy groups and implement patient and caregiver educational programs to help support the allergy community and expand the protection epinephrine affords these patients to a broader population, even those that desperately fear needles.

The merger of Silverback and ARS will provide the funding and resources needed to support commercialization of neffy and the type of patient educational programs we feel will add value. I encourage you to view our website for more information, including the slides that were developed to complement this discussion. We look forward to keeping you updated on our progress in the coming months.

Thank you very much and the floor is now open for questions

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Exhibit 99.4

Internal Silverback Email Communication and FAQ

July 21, 2022

Dear Colleagues,

This afternoon, we announced that earlier today, Silverback Therapeutics, Inc. (“Silverback”) signed an agreement to merge with ARS Pharmaceuticals, Inc. (“ARS”), a San Diego-based biopharmaceutical company developing an intranasally administered epinephrine product called neffy™, the first no-needle, no-injection solution for Type I allergic reactions.

A copy of the press release is attached to this email. A replay of the webcast discussing this announcement taking place at 2 PM this afternoon will be available on the Investors & Media section of Silverback’s website at https://ir.silverbacktx.com and will be archived for 30 days following the presentation.

A great deal of thought and consideration from Silverback’s Board of Directors and executive management team went into this decision. Following a comprehensive review of strategic options available to Silverback, the Board unanimously supported a merger with ARS and believes that this transaction is likely to be more beneficial to Silverback’s stockholders than the potential value that might result from any other strategic option available to Silverback.

As a result of this anticipated transaction, we are implementing a reduction-in-force of the majority of our valued troop members starting tomorrow, July 22, 2022. The remaining team members will focus on cleaning out laboratory and office spaces, closing of the merger, and exploring opportunities to divest our preclinical assets. These employees, including management, will generally depart the organization on a rolling basis as activities are completed.

We have assembled a frequently asked questions (FAQ) document to help guide you through questions you may have about these developments, which is also attached. As always, Valerie, Jonathan, Jeff, and I are available to answer any questions you may have.

I have enjoyed working with each of you and I am proud that you were always steadfast to our values; Science-based, Bold, and Tenacious. I hope you get to know ARS and their product, neffy™, as I think you will agree with me that it is true to our motto, “Victory for Patients.” On behalf of the Silverback leadership team, thank you for your commitment to our company.

Thank you,

Laura

FAQ about Silverback - ARS Merger

What does this mean for Silverback?

Silverback and ARS have entered into a definitive agreement under which ARS will merge with Silverback in an all-stock transaction. The combined company will focus on the potential regulatory approval and commercialization of neffy™, ARS’s investigational epinephrine nasal spray for the treatment of Type I allergic reactions including anaphylaxis.

What will be the impact of the merger on the employees of Silverback?

Since the combined company after the merger will be focused on ARS’ product, most Silverback employees will depart the organization on July 22nd, with the remaining employees generally departing the organization on a rolling basis as close-out activities are completed, including the cleaning out of our laboratories and associated space.

We will be offering severance packages to all employees based on level of position and tenure with Silverback, which include severance pay, paid COBRA, and outplacement services. The severance package and considerations are contingent upon employees signing (and not rescinding) a separation and release agreement. In addition, employees will be paid accrued and unused vacation (up to 80 hours for WA based employees) on their final check.

What will happen with the Silverback pipeline, including SBT8230 and the preclinical programs?

Silverback’s internal programs are not expected to be a part of the combined company. Apart from closing the merger with ARS, Silverback will focus on exploring opportunities to divest our legacy programs, including SBT8230 and our discovery programs rather than advance them further or continue activities ourselves.

How will this impact my stock options and RSUs?

In general,

1)

Your vested options as of your employment separation date will remain exercisable for 90 days for any grants made under the 2016 Equity Incentive Plan and three months for any grants under the 2020 Equity Incentive Plan. After such time any unexercised options will be forfeited.

2)

Your unvested options and RSUs will be forfeited immediately as of your employment separation date. However, if you received an award of options and RSUs with a grant date of May 2, 2022, these awards fully accelerate when your employment terminates and, as such, are considered fully vested as of your employment separation date. Therefore, these options are treated in the same manner as your vested options in #1 above. In regard to the RSUs, the issuance of shares to you as a result of their vesting will appear in E*TRADE approximately two business days after your employment separation date in order to allow time for the sell-to-cover process to complete. As a reminder, the sell-to-cover process is required in connection with the vesting of your RSUs and results in the sale of a portion of your issued shares in order to cover your required income and payroll tax withholdings.

Additional information will be included in your exit paperwork provided at the time of your departure.

Please note this is for informational purposes only, so you should consult a tax and/or financial advisor as you make decisions about exercising your options and selling any shares of Silverback common stock you receive upon such exercise. Specifically, we encourage you to speak with your tax adviser BEFORE exercising and selling to understand the consequences of such actions (e.g., a potential change in your year-end tax liabilities) and to get help with your tax returns. Finally, we also recommend that you read the Company equity incentive plan documents and prospectus, which are available online at E*TRADE.

Who is ARS?

ARS is a San Diego-based pharmaceutical company dedicated to empowering at-risk patients and caregivers to better protect themselves from severe allergic reactions that could lead to anaphylaxis. The company is developing neffy™, an intranasal epinephrine product in clinical development for patients and their caregivers with Type I allergic reactions including food, medications and insect bites that could lead to life-threatening anaphylaxis.

Can you outline why this merger makes sense now and over the long term?

Beginning in April of 2022, the Silverback Board of Directors asked management to initiate a process to evaluate alternatives for the company, including strategic mergers and acquisitions, asset acquisitions and sales, remaining a standalone company pursuing a limited pipeline focusing on SBT8230 and preclinical programs, and a liquidation to distribute available cash. The goal of this evaluation was to identify the opportunity that would, in the Silverback Board of Director’s opinion, create the most value for Silverback’s stockholders.

After a thorough review of strategic alternatives by the Silverback Board of Directors, including discussions with Silverback senior management, financial advisors, and legal counsel, the Silverback Board of Directors unanimously supported a merger with ARS and believes that this transaction is likely to be more beneficial to Silverback’s stockholders than the potential value that might result from any other strategic option available to Silverback.

Why did Silverback choose to merge with ARS Pharma?

After a thorough review of strategic alternatives by Silverback’s Board of Directors, including discussions with Silverback senior management, financial advisors, and legal counsel, the Board unanimously supported a merger with ARS and believes that this transaction is likely to be more beneficial to Silverback’s stockholders than the potential value that might result from any other strategic option available to Silverback.

Silverback stockholders should be excited about this transaction for several reasons. ARS has been developing neffy™, a potential first-in-class no-needle, no-injection solution for Type I allergic reactions that is expected to launch in the U.S. in 2023, if approved. The product offers a clear value proposition over epinephrine injection devices, in a sizable potential market. Importantly, ARS is led by a highly experienced management team that has a proven track record developing and commercializing internasal and consumer-driven medicines. This transaction has the potential to create value for the stockholders of the combined company and is an opportunity for Silverback’s stockholders to participate in the potential growth of the combined company.

What are the final terms of the deal?

Silverback equity holders are expected to own approximately 37% of the combined company and pre-merger ARS equity holders will own approximately 63% of the combined company, on a fully diluted basis using the treasury stock method and assuming that Silverback’s net cash at closing is $240 million. The percentage of the combined company that Silverback’s stockholders will own as of the close of the transaction is subject to certain adjustments, including based on the amount of Silverback’s net cash at closing.

What is the approval process for the merger and when will the transaction close?

The closing conditions include the approval by the stockholders of each company. The transaction has already been unanimously approved by the board of directors of both companies. We expect to close the merger in the fourth quarter of 2022.

What can I communicate externally, to vendors and partners we work with etc.?

Our press release issued on the afternoon of July 21, 2022, may be shared with vendors and partners.

Who can I contact if I have further questions?

For Human Resources and benefits questions, please contact [***]

For pay related questions, please contact [***]

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements which include, but are not limited to, statements regarding expected timing, completion, effects and potential benefits of the proposed merger; the expected ownership percentages in the combined company; Silverback’s plans with respect to its reduction in workforce and the estimated timing related thereto; certain severance and other benefits that may become payable to Silverback’s employees upon their termination; the design and potential benefits of neffy™; the expected timing of the commercial launch of neffy™; the potential market opportunity for neffy™; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Silverback’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the proposed merger in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the proposed merger, including with respect to the approval of Silverback’s stockholders; potential delays in consummating the proposed merger; the ability of the combined company to timely and successfully achieve the anticipated benefits of the proposed merger; the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed merger on Silverback’s business relationships, operating results and business generally; costs related to proposed merger; the outcome of any legal proceedings that may be instituted against Silverback, ARS or any of their respective directors or officers related to the merger agreement or the proposed merger; the ability to obtain and maintain regulatory approval for neffy™; results from clinical trials may not be indicative of results that may be observed in the future; potential safety and other complications from neffy™; the labelling for neffy™, if approved; the scope, progress and expansion of developing and commercializing neffy™; the size and growth of the market therefor and the rate and degree of market acceptance thereof vis-à-vis intramuscular injectable products; the combined company’s ability to protect its intellectual property position; and the impact of government laws and regulations. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Silverback’s most recent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.

These documents can be accessed on Silverback’s web page at https://ir.silverbacktx.com/ by clicking on the link “Financials & Filings.”

The forward-looking statements included in this communication are made only as of the date hereof. Silverback assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Additional Information and Where to Find It

In connection with the proposed merger, Silverback intends to file with the SEC preliminary and definitive proxy statements relating to the proposed merger and other relevant documents. The definitive proxy statement will be mailed to Silverback’s stockholders as of a record date to be established for voting on the proposed merger and any other matters to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SILVERBACK, ARS, AND THE PROPOSED MERGER. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s web site at www.sec.gov, on Silverback’s website at https://ir.silverbacktx.com/ or by contacting Silverback’s Investor Relations via email at IR@silverbacktx.com or by telephone at (206) 736-7946.

Participants in the Solicitation

Silverback and its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from the stockholders of Silverback in connection with the proposed merger and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers will be included in the preliminary and definitive proxy statements (when available). Additional information regarding such directors and executive officers is included in Silverback’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting of the Stockholders, which was filed with the SEC on April 28, 2022.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Silverback’s stockholders in connection with the proposed merger and any other matters to be voted upon at the special meeting will be set forth in the preliminary and definitive proxy statements (when available) for the proposed merger.

These documents are available free of charge as described in the preceding paragraph.